UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.         )

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Compass Minerals International, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2020

To our Stockholders:

We cordially invite you to attend the 2020 annual meeting of stockholders of Compass Minerals International, Inc. The meeting will take place on Thursday, May 14, 2020, at 11:00 a.m. (Central time). Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, employees and other partners, we will be holding the annual meeting via live webcast at www.virtualshareholdermeeting.com/CMP2020. We look forward to your attendance at our virtual meeting, where you will be able to vote and submit questions.

At the meeting, our stockholders will be asked to consider and act upon the following items of business:

1.	Approve amendments to our Certificate of Incorporation to declassify our Board of Directors;

2.	Elect three directors, each for a term of three years;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.	Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan;

5.	Ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for 2020; and

6.	Consider any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record as of the close of business on March 16, 2020 may vote at the meeting or any postponements or adjournments of the meeting. We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules again this year. This process reduces the costs of printing and distributing our proxy materials as well as the environmental impact of our annual meeting. If you would like more information, please see the Questions and Answers section of this proxy statement.

Your vote is very important. Please vote regardless of whether or not you plan to attend our annual meeting.

By Order of the Board of Directors,

Mary L. Frontczak

Chief Legal and Administrative Officer

and Corporate Secretary

March 31, 2020

To make it easier for you to review the proxy statement and vote, we offer four voting options, which are described in the Questions and Answers section of this proxy statement.

Important Notice Regarding the Availability of Proxy Materials: This Notice of Meeting, this Proxy Statement and our 2019 Annual Report are available at www.proxyvote.com (with your 16-digit control number) and www.compassminerals.com.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “Compass Minerals,” “we,” “us” and “our” refer to Compass Minerals International, Inc.

2020 Annual Meeting of Stockholders

Date:	May 14, 2020

Time:	11:00 a.m., Central time

Place:	www.virtualshareholdermeeting.com/CMP2020

Record Date:	March 16, 2020

Voting:	Stockholders as of the close of business on March 16, 2020 (the record date) are entitled to one vote per share of common stock

Voting Matters and our Board of Director’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference

Item 1: Approve amendments to our Certificate of Incorporation to declassify our Board of Directors	FOR	7

Item 2: Elect three directors	FOR each Director Nominee	8

Item 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	27

Item 4: Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan	FOR	64

Item 5: Ratify the appointment of Ernst & Young as our independent registered accounting firm for 2020	FOR	74

In addition to these matters, stockholders may be asked to vote on such other business as may properly come before our 2020 annual meeting of stockholders (the “Annual Meeting”).

Director Nominees

Stockholders are being asked to elect Valdemar L. Fischer, Richard S. Grant and Amy J. Yoder as directors, who have each been nominated by our Board of Directors (our “Board of Directors” or “Board”).

Our stockholders expect our Board to oversee management performance, ensure the long-term interests of our stockholders are being served, monitor risks and adherence to our policies and perform the duties and responsibilities assigned to our Board under our Bylaws, Corporate Governance Guidelines and the laws of the State of Delaware, our state of incorporation. To fulfill these responsibilities, our Board is committed to being comprised of directors who bring diverse attributes, backgrounds, viewpoints and perspectives. We believe each of our directors’ qualifications add to the overall performance of our Board. The following table and charts provide an overview of each of our directors, including our three nominees. Additional information about each director’s background and experience can be found in the “2020 Nominees for Director and Other Current Directors” section of this Proxy Statement.

i

Our Board of Directors

Name, Qualifications and Attributes	Principal Occupation and Other Public Company Boards	Class	Director Since	Current Term Expires	Age	Board Committees
						A	Comp	EHS&S	G
2020 Director Nominees

Valdemar L. Fischer*	Regional Director, Latin America of Syngenta AG Other Boards: None	II	2017	2020	56

Richard S. Grant* Non-Executive Chairman of the Board	Retired Chief Executive, BOC Process Gas Solutions Other Boards: None	II	2004	2020	73

Amy J. Yoder*	President and Chief Executive Officer of Anuvia Plant Nutrients Other Boards: Arcadia Biosciences, Inc.	II	2012	2020	53				C
Other Current Directors

David J. D’Antoni*	Retired Senior Vice President and Group Operating Officer of APAC and Valvoline, Ashland, Inc. Other Boards: OMNOVA Solutions, Inc.	III	2004	2021+	75

Kevin S. Crutchfield	President and Chief Executive Officer of Compass Minerals International, Inc. Other Boards: None	III	2019	2021	59

Allan R. Rothwell*	Retired Executive Vice President and President of the Voridian Division, Eastman Chemical Company Other Boards: OMNOVA Solutions, Inc.	III	2006	2021	72	F

Lori A. Walker*	Retired Chief Financial Officer and Senior Vice President of The Valspar Corporation Other Boards: Constellium N.V.	III	2015	2021	62	C F

Eric Ford*	Retired Executive Vice President, Office of the Chief Executive Officer of Peabody Energy Corporation Other Boards: None	I	2011	2022	65			C

Joseph E. Reece*	Partner & Head of Advisory Services of BDT & Company, LLC Other Boards: Atlas Technical Consultants, Inc.	I	2019	2022	58	F

Paul S. Williams*	Retired Partner and Managing Director of Major, Lindsey & Africa, LLC Other Boards: None	I	2009	2022	60		C
*	Independent
+	Retiring at the Annual Meeting

A	Audit Committee	Comp	Compensation Committee	EHS&S	Environmental, Health, Safety and Sustainability Committee
G	Nominating/Corporate Governance Committee	C	Committee Chair	F	Audit Committee Financial Expert

Qualifications and Attributes:

Business/Functional Leader (10 Directors)	Industry Knowledge (5 Directors)	Sales and Marketing (9 Directors)

Diversity (4 Directors)	International Business (10 Directors)	Strategy/M&A (10 Directors)

Financial Experts (3 Directors)	Risk Management (9 Directors)	Talent Development (2 Directors)

Board Snapshot*

Tenure Age2 Average tenure: 7 years Average age: 62 Independence Women Ethnic Diversity Born Outside of the U.S. 8 independent directors 2 women directors 2 women Board committee Chairs 1 African American director 1 Latin American director 1 African American Board committee chair 3 directors born outside of the U.S. 89% 22% 33%

*  Does not include Mr. D’Antoni, who is retiring at the Annual Meeting.

Corporate Governance Highlights

Our Board of Directors places great value on strong governance controls and regularly evaluates and implements emerging best practices. Set forth below are key highlights of our corporate governance practices that are further discussed beginning on page 19 of this Proxy Statement:

•	Our Board has submitted a proposal to be voted on by stockholders at the Annual Meeting to declassify our Board of Directors.

•

Our Board annually reviews its size and composition and assesses its ability to function effectively and with appropriate expertise and diversity. As a result of this assessment, our Board’s succession planning process and consideration of feedback from our stockholders, our Board decided to increase its size to add a director with capital markets experience. In March 2019, our Board appointed Mr. Reece to the Board, and he was elected by stockholders at our 2019 annual meeting of stockholders. In addition, David D’Antoni will be retiring from our Board at the Annual Meeting, in accordance with the director retirement policy in our Corporate Governance Guidelines, and our Board will be reduced to nine members at that time.

•	Our Board leadership consists of a Non-Executive Chairman of the Board and independent directors serving as all Board committee chairs. Mr. Grant serves as our Non-Executive Chairman of the Board.

•	All of our directors except our CEO are independent with varying degrees of tenure on our Board.

•	We value diversity, which is exhibited in the diversity of our directors’ genders, ethnicities, areas of professional expertise, skills and backgrounds.

•

Our Board met 7 times in 2019 and held executive sessions of independent directors at each Board meeting and Board committee meeting in 2019. During 2019, each current director attended at least 75% of all Board meetings and meetings of each Board committee on which he or she served during the period he or she was on the Board or Board committee.

•	Our Board includes three audit committee financial experts.

•	Our Board oversees our enterprise risk management process and succession plans for all executive officers.

•

We are guided by our core purpose to keep people safe, feed the world and enrich lives through the responsible transformation of the earth’s natural resources. Our Board oversees our sustainability efforts, including our sustainability objectives, which can be found in our Sustainability Report available on our website at www.compassminerals.com. In 2019, we incorporated Sustainability Accounting Standards Board (“SASB”) standards into our Sustainability Report, building on our commitment to the Global Reporting Initiative™ (“GRI”) reporting framework. In 2020, our Board signified its deepened focus on sustainability by renaming its Environmental, Health and Safety Committee to the Environmental, Health, Safety and Sustainability Committee (the “EHS&S Committee”).

•

Our Board recognizes the environmental, health, safety and sustainability risks that are inherent in our business. The EHS&S Committee of our Board works closely with our management to provide oversight of environmental, health, safety and sustainability matters impacting us to promote a culture that prioritizes safety, environmental stewardship and sustainability. The EHS&S Committee monitors our environmental, health, safety and sustainability performance against our targets and objectives.

•

Our anti-hedging policy prohibits all directors, executive officers and employees from engaging in short sales of our securities and from buying, selling or investing in Company-based derivative securities, including entering into any hedging transactions with respect to our securities or engaging in comparable transactions.

•	Self-evaluations for our Board as a whole, each Board committee and individual directors are conducted annually.

•	All directors are in compliance with our Stock Ownership Guidelines requiring significant ownership of our common stock.

Advisory Approval of Executive Compensation

Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our Board and the Compensation Committee value the opinions expressed by our stockholders and will continue to consider the results of this say-on-pay vote when evaluating our executive compensation program in the future.

Executive Compensation Highlights

Our executive compensation program is designed to promote stockholder interests by aligning our compensation with the realization of our business objectives and stockholder value. Set forth below are key highlights of our executive compensation program that are further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement:

•	Our stockholders affirmed their support of our executive compensation program in 2019 by casting 94.29% of the votes in favor of our NEO compensation.

•

On May 7, 2019, Kevin S. Crutchfield joined Compass Minerals as our President and Chief Executive Officer. Mr. Crutchfield was selected by our Board following an extensive internal and external CEO search conducted by a CEO Search Committee of independent directors, which retained an executive search firm. Mr. Crutchfield brings us more than 30 years of mining experience, as well as his broad executive leadership capabilities, decision-making experience and operations expertise, having held chief executive roles at publicly traded mining companies.

•

The performance of our executive officers is essential to achieving our goal of increasing stockholder value. Our executive compensation program has a significant portion of at-risk short-term and long-term components to ensure alignment of executive officer and stockholder interests.

•

Our executive officers’ total direct compensation consists of three principal elements — base salary, annual cash incentive bonuses based on Company and individual objectives, and long-term equity incentives. Our Compensation Committee regularly reviews each of our NEO’s total direct compensation to ensure compensation is tied to performance, competitive in comparison to our peers and appropriate to attract and retain top talent.

•

Our 2019 targeted fixed compensation for our CEO was 18% of his total compensation package (excluding one-time sign-on compensation). For our other NEOs (other than individuals who served in an executive officer capacity for only a portion of 2019), the targeted fixed compensation was 29% of their total direct compensation (excluding one-time sign-on compensation).

•

Variable compensation, which is comprised of cash incentive bonuses and long-term equity, was targeted for 2019 to constitute 82% of the total direct compensation of our CEO and 71% of the total direct compensation of our other NEOs (other than individuals who served in an executive officer capacity for only a portion of 2019 and excluding one-time sign-on compensation).

•

Our Management Annual Incentive Program (“MAIP”) is our annual cash incentive bonus program, which rewards our executive officers for achieving stretch targets that emphasize Company-wide and individual performance.

•	A significant portion of our executive compensation is tied to long-term performance with 100% of our long-term incentive awards denominated and paid in equity rather than cash.

•	As of March 2020, all executive officers are on track to be in compliance with our Stock Ownership Guidelines, which require significant ownership of Compass Minerals common stock.

•

Our Compensation Clawback Policy requires repayment of bonus or other incentive-based or equity-based compensation awarded or paid under our incentive plans in the event of a financial restatement. Our executive officers are subject to a strong “no fault” policy whether or not the executive officer’s actions involve misconduct.

•	Under our 2015 Incentive Award Plan and our Corporate Governance Guidelines, stockholder approval is required to reprice any previously granted stock options.

Approval of 2020 Incentive Award Plan

Stockholders are being asked to approve the 2020 Incentive Award Plan (the “2020 Plan”). Unless it is approved by our stockholders, the 2020 Plan will not become effective and the existing Compass Minerals International, Inc. 2015 Incentive Award Plan will remain in effect in its current form. Our Board and Compensation Committee recommend a vote for the 2020 Plan because they believe it is in the best interest of the Company and its stockholders for the following reasons:

•

The 2020 Plan is a tool for retention and incentivizing success. Through the 2020 Plan, we can offer talented and motivated directors, executives and key service providers who are critical to our success an opportunity to acquire or increase a direct ownership interest in our business operations and future success.

•

Our executive compensation program supports shareholder value. Long-term incentive compensation is an integral component of our compensation philosophy, as described below, as we believe that long-term incentive compensation for our executive officers and key employees drives performance while further aligning the interests of our employees and directors with the interest of our stockholders. Further, it is important for us to offer and maintain a compensation package that is competitive within our industry, which we believe requires the use of equity awards as a substantial component of compensation. Other sources of compensation, including cash bonuses, do not carry the same value in terms of long-term alignment of the interests of key employees with our stockholders. Furthermore, lack of available equity incentives would force us to direct more cash and other resources toward executive compensation and away from other useful development of our business.

•

Pay-for-performance. We consider equity compensation to be an important component of our pay-for-performance philosophy. We expect that many awards that will be issued under the 2020 Plan will vest and become payable only upon achievement of certain financial results or other performance objectives, the attainment of which benefits us and our stockholders. We believe that passage of the 2020 Plan is crucial to incentivizing key employees to achieve financial results for the Company.

•

We believe the proposed share reserve is reasonable and appropriate. In determining the number of shares in the proposed share pool available for issuance under the 2020 Plan, the Compensation Committee and the Board

v

considered the dilution if the new share authorization is approved, which would not exceed 12.4% of the fully-diluted shares outstanding, and the expected duration of the aggregate share reserve (assuming we continue to grant awards consistent with our current practices and historical usage).

For a summary of the material features of the 2020 Plan, see “Proposal 4—Approval of the 2020 Incentive Award Plan.”

Ratification of Auditors

Stockholders are being asked to ratify the selection of Ernst & Young as our independent registered accounting firm for 2020.

COMPASS MINERALS INTERNATIONAL, INC.

9900 West 109th Street, Suite 100

Overland Park, Kansas 66210

(913) 344-9200

2020 PROXY STATEMENT

Compass Minerals is a leading provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. Our salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. Our plant nutrition business manufactures an innovative and diverse portfolio of products that improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, our specialty chemical business serves the water treatment industry and other industrial processes. As of December 31, 2019, we operate 21 production and packaging facilities with more than 3,000 personnel throughout the U.S., Canada, Brazil and the U.K, including:

•	The largest underground rock salt mine in the world in Goderich, Ontario, Canada;
•	The largest dedicated rock salt mine in the U.K. in Winsford, Cheshire;
•

A solar evaporation facility located near Ogden, Utah, which is both the largest sulfate of potash specialty fertilizer (“SOP”) production site and the largest solar salt production site in the Western Hemisphere;

•	Several mechanical evaporation facilities producing consumer and industrial salt; and
•	Multiple facilities producing essential agricultural nutrients and specialty chemicals in Brazil.

Our salt business provides highway deicing salt to customers in North America and the U.K. as well as consumer deicing and water conditioning products, ingredients used in consumer and commercial food preparation and other salt-based products for consumer, agricultural and industrial applications in North America. In the U.K., we operate a records management business utilizing excavated areas of our Winsford salt mine with one other location in London, England. Our plant nutrition business produces and markets specialty plant nutrition products worldwide to distributors and retailers of crop inputs, as well as growers. Our principal plant nutrition product in our Plant Nutrition North America segment is SOP, which we market under the trade name Protassium+. We also sell various premium specialty plant nutrient products under our Wolf Trax and other brands. Our Plant Nutrition South America segment operates two primary businesses in Brazil—agricultural productivity, which manufactures and distributes a broad offering of specialty plant nutrition solution-based products, and chemical solutions, which manufactures and markets specialty chemicals, primarily for the water treatment industry and for use in other industrial processes.

Our Board of Directors is providing you this Proxy Statement in connection with the solicitation of proxies on its behalf for the Annual Meeting. The meeting will take place via live webcast at www.virtualshareholdermeeting.com/CMP2020 on Thursday, May 14, 2020 at 11:00 a.m. Central time. At the meeting, stockholders will vote on approval of amendments to our Certificate of Incorporation to declassify our Board of Directors, the election of three directors, advisory approval of the compensation of our NEOs, approval of the Compass Minerals International, Inc. 2020 Incentive Award Plan and ratification of the appointment of Ernst & Young as our independent registered accounting firm for 2020. In addition, stockholders will transact any other business that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy, you authorize Mary L. Frontczak and Zoe A. Vantzos, both officers of Compass Minerals, to represent you and vote your shares at the meeting in accordance with your instructions. If you do not provide instructions, they will vote your shares consistent with the Board’s recommendations. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Our proxy materials include this Proxy Statement, our 2019 Annual Report to Stockholders (the “Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the proxy card or a voting instruction form. The Annual Report and the information contained on our website do not constitute a part of the proxy solicitation materials and are not incorporated by reference into this Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to consider and act upon the following proposals:

1.	Approve amendments to our Certificate of Incorporation to declassify our Board of Directors;

2.	Elect three directors, each for a term of three years;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.	Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan;

5.	Ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for 2020; and

6.	Consider any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Members of our management team and representatives of Ernst & Young are expected to attend the Annual Meeting and be available to respond to questions from stockholders.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the internet and how to instruct us to send future proxy materials, including the Notice of Internet Availability, to you electronically by email. Our proxy materials are also available on our website at www.compassminerals.com.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that your shares are held in more than one account at the transfer agent or with banks or brokers. Please vote all of your shares by voting by telephone or internet with respect to each Notice of Internet Availability you receive, or by completing and returning each proxy card you receive.

How can I request and receive a paper or email copy of the proxy materials?

You may request and receive a paper or email copy of the proxy materials at no cost at www.proxyvote.com, by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com. In each case, you will need your 16-digit control number included on your Notice of Internet Availability to request the materials.

Who is entitled to vote?

The record date for the meeting was March 16, 2020. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 33,892,068 shares of our common stock outstanding.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability is being forwarded to you by your bank or brokerage firm (the “record holder”). If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from the record holder. As the beneficial owner, you have the right to direct your record holder how to vote your shares and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items but will not be permitted to vote your shares with respect to “non-routine” items. In the case of a “non-routine” item, your shares will be considered “broker non-votes” on that proposal.

As the beneficial owner of shares, you are invited to attend the Annual Meeting and will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials to attend or vote at the Annual Meeting.

Which ballot measures are considered “routine” or “non-routine”?

The vote to ratify the appointment of Ernst & Young as our independent registered accounting firm for 2020 (Proposal 5) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 5.

The other proposals (Proposals 1, 2, 3 and 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist for Proposals 1, 2, 3 and 4. It is important that you vote or direct the voting of your stock.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, via webcast or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Who may attend the Annual Meeting?

All our stockholders as of the record date, March 16, 2020, may attend the Annual Meeting.

How do I attend, participate in and vote during the Annual Meeting?

The Annual Meeting will be accessible through the internet. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, employees and other partners, we will be holding the annual meeting via live webcast at www.virtualshareholdermeeting.com/CMP2020.

We have worked to offer the same participation opportunities as were provided at our past in-person meetings while making participation available to all stockholders with internet connectively regardless of their location.

To be admitted and participate in the Annual Meeting at www.virtualshareholdermeeting.com/CMP2020, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

This year’s stockholder question and answer session will include questions submitted in advance of the Annual Meeting and questions submitted live during the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/CMP2020.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority vote of the stockholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given unless the adjourned meeting is more than 30 days later or a new record date is fixed.

What if I do not return my proxy and do not attend the Annual Meeting?

If you are a record holder (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted at the Annual Meeting.

If you hold your shares in “street name,” and you do not give your bank, broker, or other holder of record specific voting instructions for your shares at the Annual Meeting, your record holder can vote your shares on the ratification of the independent registered accounting firm (Proposal 5). However, your record holder cannot vote your shares without your specific instructions on the other proposals (Proposals 1, 2, 3 and 4), so it is important that you provide such voting instructions.

For the proposals listed above for which a bank or broker cannot vote without your instruction, if you do not provide voting instructions to your bank or broker on such proposals, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of the vote. “Broker non-votes” will be counted as present for purposes of determining whether a quorum is present to hold the Annual Meeting.

How do I vote?

ONLINE

Visit proxyvote.com before the Annual Meeting to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 13, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

PHONE

To vote by telephone, please follow the instructions on your voter instruction form to vote up until 11:59 p.m. ET on May 13, 2020. Have your voter instruction form available when you call and then follow the instructions.

MAIL Mail in your vote before the Annual Meeting by sending to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	ONLINE DURING ANNUAL MEETING To vote online during the Annual Meeting, see “How do I attend, participate and vote during the Annual Meeting?”

Who will count the votes?

Broadridge Financial Services, Inc. will tabulate the votes.

How does the Board of Directors recommend I vote on the proposals?

Our Board recommends that you vote:

Agenda Item	Board Vote Recommendation	Page Reference

Item 1: Approve amendments to our Certificate of Incorporation to declassify our Board of Directors	FOR	7

Item 2: Elect three directors	FOR each Director Nominee	8

Item 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	27

Item 4: Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan	FOR	64

Item 5: Ratify the appointment of Ernst & Young as our independent registered accounting firm for 2020	FOR	74

What if I do not specify how my shares are to be voted?

Your vote will be considered cast as follows:

Agenda Item	Board Vote Recommendation	Page Reference

Item 1: Approve amendments to our Certificate of Incorporation to declassify our Board of Directors	FOR	7

Item 2: Elect three directors	FOR each Director Nominee	8

Item 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	27

Item 4: Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan	FOR	64

Item 5: Ratify the appointment of Ernst & Young as our independent registered accounting firm for 2020	FOR	74

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee.

What is the voting requirement to approve each of the proposals?

Approval of the amendments to our Certificate of Incorporation to declassify our Board (Proposal 1) requires the affirmative vote of a majority of the holders the outstanding shares of our common stock. In the election of directors (Proposal 2), each director will be elected by the affirmative vote of a majority of the votes cast at the meeting with respect to that director nominee. In other words, each nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the votes cast “against” the nominee’s election. Approval of each of the other proposals (Proposals 3, 4 and 5) requires the affirmative vote of a majority of the shares present, via webcast or represented by proxy, and entitled to vote on that proposal at the Annual Meeting.

How will broker non-votes and abstentions be treated?

The table below summarizes the treatment of abstentions and broker non-votes for each proposal that will be brought before the Annual Meeting.

Agenda Item	Abstentions	Broker Non-Votes

Item 1: Approve amendments to our Certificate of Incorporation to declassify our Board of Directors	Counted as “against”	Not taken into account

Item 2: Elect three directors	No effect	Not taken into account

Item 3: Approve, on an advisory basis, the compensation of our named executive officers	Counted as “against”	Not taken into account

Item 4: Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan	Counted as “against”	Not taken into account

Item 5: Ratify the appointment of Ernst & Young as our independent registered accounting firm for 2020	Counted as “against”	Not applicable

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K filed with the SEC no later than May 20, 2020. After the Form 8-K is filed, you may obtain a copy by visiting our website.

GOVERNANCE

PROPOSAL 1—APPROVE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

TO DECLASSIFY OUR BOARD OF DIRECTORS

Introduction

Our Board of Directors has adopted, subject to stockholder approval, a proposal to amend our Amended and Restated Certificate of Incorporation to declassify our Board beginning with the 2021 annual meeting of stockholders in which all nominees will stand for election for one-year terms expiring at the next annual meeting of stockholders, rather than three-year terms (the “Declassification Proposal”). Our Board of Directors currently consists of ten directors divided into three classes (Class I, Class II and Class III), and directors in each class are elected to serve three-year staggered terms that expire in successive years.

Supporters of board classification believe that staggered boards promote continuity, stability and a long-term orientation among directors, as well as protect the company from an unsolicited, hostile takeover proposal in which the entire board could otherwise be replaced all at once in a single election. On the other hand, another consensus holds that classified boards may reduce stockholders’ ability to hold directors accountable and limit the most effective method by which stockholders can influence corporate governance policies and hold management accountable.

Our Governance Committee and Board regularly consider a broad range of corporate governance matters and are committed to adopting governance practices that are beneficial to the Company and our stockholders. In reaching its determination, our Board carefully weighed the merits of retaining the classified board structure versus declassifying our Board and considered feedback from our stockholders. Our Board ultimately concluded that the benefits to our stockholders of annual elections for each director outweigh the benefits of keeping our Board classified. Consequently, our Board concluded that the Declassification Proposal is in the best interests of the Company and our stockholders, and has unanimously recommended that stockholders vote in favor of the Declassification Proposal.

If stockholders approve the Declassification Proposal, then the terms of all incumbent directors will immediately expire at the 2021 annual meeting of stockholders. Stockholders will be able to vote for nominees to the declassified Board, and each elected director will hold office for a one-year term expiring at the 2022 annual meeting of stockholders. Any director elected to fill any vacancy in our Board will hold office until the next annual meeting.

Under Delaware law, members of a classified board of directors may be removed only for cause unless otherwise provided in the company’s certificate of incorporation. Currently, our Amended and Restated Certificate of Incorporation provides that our directors can be removed only for cause, and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors. If the Declassification Proposal is approved by our stockholders, our Amended and Restated Certificate of Incorporation would also be amended to provide that directors may be removed, with or without cause.

If the Declassification Proposal is approved, we will file a certificate of amendment to our Amended and Restated Certificate of Incorporation, set forth in Appendix A to this proxy statement, with the Secretary of State of Delaware promptly following the Annual Meeting. If the Declassification Proposal is not approved, our Board of Directors will remain classified and the proposed changes to our Amended and Restated Certificate of Incorporation will not be adopted. This description of the proposed amendments to Article FIFTH of our Amended and Restated Certificate of Incorporation is only a summary and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Certificate of Incorporation and the proposed amendments set forth in Appendix A.

Vote Required

Approval of the Declassification Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

DECLASSIFICATION OF OUR BOARD.

PROPOSAL 2—ELECTION OF DIRECTORS

Current Nominees

Our Board of Directors currently consists of ten directors divided into three classes (Class I, Class II and Class III), and directors in each class are elected to serve three-year staggered terms that expire in successive years. The size of our Board was increased in March 2019 from eight to nine members with the appointment of Joseph E. Reece to our Board and to ten members with the appointment of Kevin S. Crutchfield to our Board and as our CEO. Our Board appointed Mr. Reece as a result of its Board succession planning process and consideration of feedback from our stockholders. See “—Corporate Governance—Director Selection Process and Qualifications” for more information. We plan to decrease the size of our Board to nine directors with the retirement of David J. D’Antoni at the Annual Meeting, in accordance with the director retirement policy in our Corporate Governance Guidelines. During his fifteen year tenure on our Board, Mr. D’Antoni served the Company and its stockholders faithfully and with distinction, and the Board wishes to express its gratitude to Mr. D’Antoni for his many important, valuable and lasting contributions to Compass Minerals.

Our Board of Directors has nominated each of Valdemar L. Fischer, Richard S. Grant and Amy J. Yoder for election as Class II directors for three-year terms expiring at the annual meeting of stockholders to be held in 2023, unless the Declassification Proposal (Proposal 1) is approved, in which case their terms will expire at our 2021 annual meeting of stockholders, or until their successors are elected and qualified. Mr. Fischer, Mr. Grant and Ms. Yoder currently serve as Class II directors. The terms of the Class I directors will expire at the 2022 annual meeting of stockholders, unless the Declassification Proposal (Proposal 1) is approved, and the terms of the Class III directors will expire at the 2021 annual meeting of stockholders.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve, if elected. If a nominee is unable to stand for election, our Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected for any nominee, the proxy holders will vote your shares for the substitute nominee.

Vote Required

Each director will be elected by the affirmative vote of a majority of the votes cast at the meeting with respect to that director nominee. This means that each nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the votes cast “against” the nominee’s election. Abstentions and broker non-votes will have no effect on the election of any nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE THREE NOMINEES.

2020 NOMINEES FOR DIRECTOR AND OTHER CURRENT DIRECTORS

The following tables sets forth, for each of our director nominees and other current directors (including Mr. D’Antoni, who will retire at the Annual Meeting), his or her name, age at the time of the Annual Meeting, principal occupation and employment during the past five years, the year in which he or she first became our director and directorships held in other public companies during the past five years as well as the experience, qualifications, attributes and skills that support their service as a director.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

Mr. Valdemar L. Fischer

Age: 56 | Director Since: 2017 | Board Committees: Audit; Compensation | Other Public Company Boards: None

Summary: Mr. Fischer has been serving as Regional Director, Latin America, of Syngenta AG, a Swiss agrochemical company, since 2017. He previously served as Special Advisor to the Chief Executive Officer of Nufarm Limited, a global agriculture chemicals company based in Melbourne, Australia, from 2016 until 2017. Prior to this role, he served as Nufarm’s Group Executive, Global Marketing and Product Portfolio from 2015 to 2016 and as General Manager, Latin America from 2010 to 2015. Prior to joining Nufarm, Mr. Fischer held several positions with increasing responsibility at Syngenta, including key leadership roles such as Regional Head, NAFTA Crop Protection and Regional Head Latin America and Brazil, as well as several other international positions at Syngenta’s predecessor companies.

Qualifications: Mr. Fischer has (i) extensive experience in Brazil and Latin America; (ii) substantial executive experience in the agrichemical industry; (iii) an expansive sales and marketing background; and (iv) broad experience in strategic planning. His expertise in Brazil and Latin America and considerable experience in the agrichemical industry have made him a valuable member of our Board.

Business/functional leader Diversity Industry knowledge International business Sales and marketing Strategy/M&A Talent Development

Mr. Richard S. Grant Non-Executive Chairman of the Board

Age: 73 | Director Since: 2004 | Board Committees: Audit; Compensation | Other Public Company Boards: None

Summary: Mr. Grant is the Non-Executive Chairman of our Board and has been serving as a Director since 2004. From 1998 until his retirement in 2002, Mr. Grant served as Chief Executive Officer of BOC Process Gas Solutions, a global business providing utilities and services primarily to the chemical, petrochemical and metals industries. Concurrently, he served as a director of the BOC Group plc and Chairman of CNC sa, a Mexican joint venture. Mr. Grant served as a director of BlueLinx Holdings, Inc., a publicly traded distributor of building products, from 2005 to 2017. Mr. Grant also served as Compass Minerals’ Interim President and Chief Executive Officer from November 2018 to May 2019 and as Interim Chief Executive Officer from December 2012 to January 2013. Mr. Grant has served as the Non-Executive Chairman of the Board since November 2019, as Chairman of the Board from November 2018 to May 2019 and as the Lead Independent Director from 2005 until 2018, except during his short service as Interim Chief Executive Officer from December 2012 to January 2013.

Qualifications: Mr. Grant has (i) substantial leadership and operational experience in a variety of complex, international businesses, which includes leadership positions based overseas; (ii) extensive experience involving acquisitions and strategic alliances; (iii) a strong understanding of corporate governance and board leadership for public and private companies; and (iv) experience in strategic planning, major capital projects, sales and marketing. Mr. Grant’s international management and acquisition experience combined with his refined leadership skills have been critical to our Board and his effective leadership as Non-Executive Chairman of the Board and Interim CEO.

Business/functional leader International business Risk management Sales and marketing Strategy/M&A

Ms. Amy J. Yoder

Age: 53 | Director Since: 2012 | Board Committees: Compensation; Nominating/ Corporate Governance (Chair) | Other Public Company Boards: Arcadia Biosciences, Inc.

Summary: Ms. Yoder is the President and Chief Executive Officer of Anuvia Plant Nutrients, an enhanced efficiency fertilizer company. Prior to joining Anuvia in 2015, Ms. Yoder served as Chief Executive Officer and President of Arysta LifeScience North America, LLC, a division of the world’s largest privately held crop protection and life science company from 2010 to 2015. Prior to joining Arysta, Ms. Yoder’s experience included positions as a Senior Advisor to Atlas Advisors, LLC; President of the United Industries division of Spectrum Brands, Inc.; Vice President and General Manager for Biolab of Chemtura, Inc.; Vice President of the turf and specialty division of Nufarm Ltd.; President of the UAP Timberland division of United Agri Products; and North American Brand Manager and National Sales Manager at Monsanto. Ms. Yoder currently serves as a director of Arcadia Biosciences, Inc., a publicly traded agricultural biotechnology development company.

Qualifications: Ms. Yoder has (i) substantial executive experience in the agrichemical industry; (ii) strong leadership and communication skills; (iii) expansive sales and marketing background; and (iv) broad experience in strategic planning. Her expertise in the agrichemical industry and distribution channels have made her a valuable member of our Board and demonstrated leadership skills have made her a valuable Chair of the Nominating/Corporate Governance Committee.

Business/functional leader Diversity Industry knowledge International business Risk management Sales and marketing Strategy/M&A

CURRENT CLASS III DIRECTORS

Mr. David J. D’Antoni

Age: 75 | Director Since: 2004 | Board Committees: Environmental, Health, Safety and Sustainability; Nominating/Corporate Governance | Other Public Company Boards: OMNOVA Solutions, Inc.

Summary: Prior to his retirement from Ashland, Inc. in 2004, Mr. D’Antoni had served as Senior Vice President and Group Operating Officer of APAC and Valvoline since 2000. Previously, he served as Ashland’s President of APAC and Ashland Chemical. Mr. D’Antoni currently serves as a director of OMNOVA Solutions, Inc., a publicly traded global provider of emulsion polymers, specialty chemicals and decorative and functional surfaces. Mr. D’Antoni served as a director of State Auto Financial Corporation, a publicly traded insurance holding company, from 1995 to 2017.

Qualifications: Mr. D’Antoni has (i) substantial operating, management, sales and marketing experience in global businesses; (ii) a strong knowledge of legal, regulatory, environmental, health and safety matters; and (iii) significant experience in strategy and international mergers and acquisitions. Mr. D’Antoni’s extensive operational management experience and understanding of corporate governance matters have proven to be valuable to our Board and in performing his duties as our most tenured independent director.

Business/functional leader International Business Risk management Sales and marketing Strategy/M&A

Mr. Kevin Crutchfield

Age: 59 | Director Since: 2019 | Board Committees: Environmental, Health, Safety and Sustainability | Other Public Company Boards: None

Summary: Mr. Crutchfield joined Compass Minerals in 2019 as our President and Chief Executive Officer with more than 30 years of mining experience. Prior to joining Compass Minerals in 2019, Mr. Crutchfield served as CEO and member of the board of directors of Contura Energy, Inc., a publicly traded, leading coal supplier, since the company’s inception in 2016. Previously, he served as chairman (from 2012 to 2016) and CEO (from 2009 to 2016) of Alpha Natural Resources, Inc., a coal producer. From 2003 to 2009, he held roles of increasing responsibility at Alpha Natural Resources. Prior to Alpha Natural Resources, Mr. Crutchfield spent over 15 years working at El Paso Corporation, a natural gas and energy provider, as well as other coal and gas producers. He also served on the board of directors of Couer Mining, Inc. from 2013 to 2019.

Qualifications: Mr. Crutchfield has (i) extensive operating and managerial experience in domestic and international businesses; (ii) inclusive leadership and communication skills; (iii) commodity risk management expertise; (iv) extensive experience in advancing growth strategies, including acquisitions and strategic alliances; and (v) broad experience in corporate governance. Mr. Crutchfield’s leadership and strong strategic focus continue to provide our Board with the insight necessary to strategically plan for the company’s long-term success. He also provides valuable insight into our operations, management and culture, providing an essential link between management and the Board on management’s perspectives.

Business/functional leader Industry knowledge International business Risk management Sales and marketing Strategy/M&A

Mr. Allan R. Rothwell

Age: 72 | Director Since: 2006 | Board Committees: Audit; Environmental, Health, Safety and Sustainability | Other Public Company Boards: OMNOVA Solutions, Inc.

Summary: In 2006, Mr. Rothwell retired from Eastman Chemical Company where he served as Executive Vice President and President of its Voridian Division. Mr. Rothwell joined Eastman Chemical in 1969 and held various positions including Vice President, Corporate Development and Strategy; President, Chemicals Group; Senior Vice President and Chief Financial Officer; and President, Polymers Group. Mr. Rothwell currently serves as a director of OMNOVA Solutions, Inc., a publicly traded global provider of emulsion polymers, specialty chemicals and decorative and functional surfaces.

Qualifications: Mr. Rothwell has (i) extensive sales, marketing and managerial experience in global businesses; (ii) substantial knowledge of financial matters and internal controls; (iii) extensive experience in advancing growth strategies, including mergers, acquisitions and strategic alliances; and (iv) a broad understanding of corporate governance. Mr. Rothwell’s extensive leadership experience in global, publicly traded companies and proven expertise in acquisitions and strategic alliances have made him a valuable member of our Board.

Business/functional leader Financial expert International business Risk management Sales and marketing Strategy/M&A

Ms. Lori A. Walker

Age: 62 | Director Since: 2015 | Board Committees: Audit (Chair); Compensation | Other Public Company Boards: Constellium N.V.

Summary: Ms. Walker served as Chief Financial Officer and Senior Vice President of The Valspar Corporation, a global coatings manufacturer, from 2008 to 2013, where she led the Finance, IT and Communications teams. Before this position, Ms. Walker served as Valspar’s Vice President, Controller and Treasurer from 2004 to 2008 and as Vice President and Controller from 2001 to 2004. Prior to joining Valspar, Ms. Walker worked at Honeywell, Inc., a global conglomerate of commercial and consumer products, for 20 years in progressively increasing roles of responsibility, including as Director of Global Financial Risk Management. Ms. Walker currently serves on the board of directors of Southwire Company, LLC, a private industrial manufacturer of wire and cable, and Constellium N.V., a publicly traded aluminum fabricator for the automotive, aerospace and packaging industries.

Qualifications: Ms. Walker has (i) extensive experience as a financial executive with broad knowledge of financial controls and systems; (ii) strategic planning expertise; (iii) a strong background in mergers, acquisitions, divestitures and strategic alliances; and (iv) active service as audit committee chair of a public company and a private company. Ms. Walker’s extensive financial leadership experience in global, publicly traded companies, knowledge of financial controls and systems and risk management and understanding of IT infrastructure have made her a valuable member of our Board and Chair of the Audit Committee.

Business/functional leader Diversity Financial expert International business Risk management Strategy/M&A

CURRENT CLASS I DIRECTORS

Mr. Eric Ford

Age: 65 | Director Since: 2011 | Board Committees: Environmental, Health, Safety and Sustainability (Chair); Nominating/Corporate Governance | Other Public Company Boards: None

Summary: Prior to his retirement in 2014, Mr. Ford served as Executive Vice President, Office of the Chief Executive Officer of Peabody Energy Corporation, the world’s largest private sector coal company. In this position, Mr. Ford oversaw strategic aspects of the company’s Australia platform, including business direction, operational and commercial strategy and external stakeholder interaction. Mr. Ford served in various senior executive roles at Peabody from 2007. Prior to joining Peabody, he served as Chief Executive Officer of Anglo Coal Australia Pty Ltd.

Qualifications: Mr. Ford has (i) substantial leadership experience in managing and operating underground mining businesses on four continents; (ii) extensive expertise in strategic long-term and short-term natural resource planning and optimization; (iii) a deep understanding of environmental, health and safety practices and risk management and mitigation; and (iv) significant project development and implementation experience. Mr. Ford brings to our Board and as Chair of the Environmental, Health, Safety and Sustainability Committee demonstrated executive leadership expertise and a keen understanding of the complexity of operating a global mining company.

Business/functional leader Industry knowledge International business Risk management Sales and marketing Strategy/M&A

Mr. Joseph E. Reece

Age: 58 | Director Since: 2019 | Board Committees: Audit; Nominating/Corporate Governance | Other Public Company Boards: Atlas Technical Consultants, Inc.

Summary: Mr. Reece is a partner, member of the executive committee and head of advisory services at BD&T Company, a merchant bank. Previously, he served as the chief executive officer and founder of Helena Capital, LLC, a merchant bank, from 2018 to 2019, Executive Vice Chairman and Head of UBS Securities LLC’s Investment Bank for the Americas from 2017 to 2018 and President of Helena Capital from 2015 to 2016. Prior to this role, he was at Credit Suisse from 1997 to 2015, in roles of increasing responsibility, including serving as Global Head of Equity Capital Markets and Global Head of Basic Materials and Infrastructure. His prior experience includes serving as an attorney for ten years, including at the law firm Skadden, Arps, Slate, Meagher & Flom LLP and at the Securities and Exchange Commission. Mr. Reece currently serves as a member of the board of directors of Atlas Technical Consultants, Inc., a publicly traded provider of professional testing, inspection engineering and consulting services. Mr. Reece served as a director of Del Frisco’s Restaurant Group, Inc., a publicly traded restaurant group, in 2019, of RumbleOn, Inc., a publicly traded technology company focused on buying, selling and financing automobiles and motorcycles, from 2018 to 2019, of CST Brands, Inc., a publicly traded fuel and convenience retailer, from 2015 to 2017, and of LSB Industries, Inc., a publicly traded chemical manufacturing company, from 2015 to 2017.

Qualifications: Mr. Reece has (i) demonstrated executive leadership with global investment banking firms; (ii) extensive capital markets experience; (iii) substantial mergers, acquisition and investment experience, including in the mining and natural resources sectors; and (iv) a strong understanding of corporate governance and securities laws. Mr. Reece’s extensive leadership experience in investment banking combined with his proven expertise in capital markets, strategy and mergers and acquisitions make him a valuable member of our Board.

Business/functional leader Financial expert Industry knowledge International business Risk management Sales and marketing Strategy/M&A

Mr. Paul S. Williams

Age: 60 | Director Since: 2009 | Board Committees: Compensation (Chair); Nominating/Corporate Governance | Other Public Company Boards: None

Summary: Prior to his retirement in 2018, Mr. Williams served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, where he conducted searches for board members, CEOs and senior legal executives from 2005 to 2018. He also served as Director of Global Diversity Search, assisting legal organizations in enhancing their diversity. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc., a provider of products and services to healthcare providers and manufacturers. Mr. Williams is a well-respected leader in the area of diversity, frequently speaking on diversity-related issues. He is also the President of the Chicago Chapter of the National Association of Corporate Directors. Since early 2020, Mr. Williams has served on the board of directors of a large cluster of funds in the American Funds mutual fund family (part of the privately-held Capital Group, which is a registered investment company). Mr. Williams served as a director of Essendant, Inc. (f/k/a United Stationers Inc.), a publicly traded national wholesale distributor of business products, from 2014 through 2019 and served as a director of Bob Evans Farms, Inc., a publicly traded owner and operator of restaurants, from 2007 through 2017. He also served as Lead Independent Director of State Auto Financial Corporation, a publicly traded property and casualty insurance company, on whose board he served from 2003 to 2015.

Qualifications: Mr. Williams has (i) comprehensive legal and regulatory executive management experience in large, publicly traded international companies, including in risk management; (ii) a strong background in human resources and talent development as well as compensation practices; (iii) significant expertise in strategic alliances, mergers and acquisitions; and (iv) substantial diversity and inclusion leadership skills. Mr. Williams’ extensive legal and executive management experience and distinctive knowledge of executive compensation and corporate governance matters have proven to be valuable to our Board and in his position as Chair of the Compensation Committee.

Business/functional leader Diversity International business Risk management Sales and marketing Strategy/M&A Talent Development

BOARD OF DIRECTORS AND BOARD COMMITTEES

Role of the Board of Directors

Our Board is elected by our stockholders to oversee our management, to help ensure we meet our responsibilities to our stockholders and to build long-term growth in stockholder value. Beyond its general oversight of management, our Board performs a number of critical roles in our strategic planning process, our enterprise risk management processes, selecting the CEO and executive officer succession planning. Our Board has adopted Corporate Governance Guidelines, which are available on our website at www.compassminerals.com.

Board Leadership

Our Board is led by a Non-Executive Chairman of the Board, who is an independent director. Mr. Grant has been serving as our Non-Executive Chairman of the Board since May 7, 2019, when he stepped down as our Interim President and Chief Executive Officer (“Interim CEO”). Our Board changed its leadership structure and created a new Chairman of the Board position and elected Mr. Grant to this position on November 17, 2018. Previously, Mr. Grant had served as the Lead Independent Director since the position was created in May 2005, except during his short service as our Interim Chief Executive Officer from December 2012 to January 2013.

Under our Corporate Governance Guidelines, the Non-Executive Chairman of the Board’s duties and responsibilities include:

•	Acting as an adviser to the CEO;

•	Establishing Board meeting agendas and the appropriate schedule of Board meetings, in consultation with the CEO and considering agenda items suggested by independent and non-employee directors;

•

Directing that specific materials be included in Board materials delivered in advance of Board meetings and working with Board committees to assess the quality, quantity and timeliness of the flow of information from our management to the Board;

•	Presiding at all Board and stockholder meetings;

•	Developing and establishing the agenda for, and presiding at, executive sessions of the Board’s independent and non-employee directors;

•	Acting as principal liaison between the independent directors and the CEO;

•	Working with the Nominating/Corporate Governance Committee (the “Governance Committee”) to recommend to the Board the membership of the Board committees and Board committee chairs;

•

Leading the annual evaluation of the CEO (in conjunction with the Compensation Committee, which has sole authority to determine the CEO’s compensation), the Board, the Board committees and individual directors;

•	Calling meetings of the independent and non-employee directors;

•	Being available to advise the Committee chairs in fulfilling their designated roles and responsibilities; and

•	Being the external spokesperson for the Board and available for communication with stockholders, upon reasonable request.

From November 17, 2018 to May 7, 2019 (the period of time that Mr. Grant served as Chairman of the Board and Interim CEO), Mr. D’Antoni (an independent Board member since 2004 and former Chair of our Governance Committee) served as our most tenured independent director and had the following duties and responsibilities under our Corporate Governance Guidelines:

•	Coordinating and developing the agenda for, and presiding at, executive sessions of the Board’s independent and non-employee directors;

•	Acting as principal liaison between the independent directors and the CEO;

•	Leading the annual evaluation of the CEO (in conjunction with the Compensation Committee, which has sole authority to determine the CEO’s compensation) and the Chairman of the Board;

•	Approving disclosure to management of any communications that were directed exclusively to the independent directors;

•	Presiding at all Board meetings at which the Chairman of the Board is not present; and

•	Calling meetings of the independent and non-employee directors.

Our Board regularly considers whether our leadership structure is appropriate and has concluded that its current leadership structure, which separates the Chairman and CEO roles, is appropriate at this time given our specific circumstances. In particular, this structure clarifies the individual roles and responsibilities of the CEO and Chairman, streamlines decision making and enhances accountability. Mr. Grant, a long-standing Board member, has in-depth knowledge of the issues, challenges and opportunities facing us. As a result, our Board believes that he is able to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes the current structure appropriately allows full discussion of significant issues, supported by input from our management and independent directors.

Director Independence

Our Board evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence of a director (for example, if a director changes employment). In making independence determinations, our Board applies the independence requirements of the New York Stock Exchange (“NYSE”). Under NYSE rules, a director is independent if the director does not have a disqualifying relationship, as described in NYSE rules, and our Board affirmatively determines that the director has no material relationship with us, either directly or as an officer, stockholder or partner of an organization that has a relationship with us.

As a result of its independence evaluation, our Board determined that each of our current directors, other than Mr. Crutchfield, is an independent director. Mr. Crutchfield is not an independent director because of his position as CEO.

Board and Committee Meetings, Executive Sessions and Attendance

Our Board is active and engaged. Board agendas are set in advance by the Non-Executive Chairman of the Board in consultation with the most tenured independent director to ensure appropriate topics are covered and there is sufficient time for discussion. Directors are provided comprehensive materials in advance of Board and Board committee meetings and are expected to review these materials in advance of meetings to ensure our meetings are focused on active discussions instead of lengthy presentations.

Our Board meets regularly throughout the year and held seven meetings in 2019. At each of these meetings, our independent directors held executive sessions, without the CEO, Interim CEO or other Company employees present. Under our Corporate Governance Guidelines, our Board is required to hold at least four executive sessions per year with independent and non-employee directors, without the CEO or other Company employees present. The Non-Executive Chairman of the Board is responsible for coordinating, developing the agenda and presiding at these executive sessions.

During 2019, each current director attended at least 75% of all Board meetings and meetings of each Board committee on which he or she served during the period he or she was on the Board or Board committee. Under our Corporate Governance Guidelines, directors are expected to attend each annual meeting of stockholders and all of our directors attended our 2019 annual meeting of stockholders. The membership of each Board committee as of the date of this Proxy Statement and the number of 2019 meetings of the Board and each Board committee are shown in the following table.

	Board of Directors	Audit Committee	Compensation Committee	Governance Committee	EHS&S Committee

Kevin S. Crutchfield	Member				Member

David J. D’Antoni*	Member			Member	Member

Valdemar L. Fischer*	Member	Member	Member

Eric Ford*	Member			Member	Chair

Richard S. Grant*	Non-Executive Chairman of the Board	Member	Member

Joseph E. Reece*	Member	Member**		Member

Allan R. Rothwell*	Member	Member**			Member

Lori A. Walker*	Member	Chair**	Member

Paul S. Williams*	Member		Chair	Member

Amy J. Yoder*	Member		Member	Chair

2019 Meetings	7	9	9	4	4

*  Independent Director    ** Audit Committee Financial Expert

Board Committees

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the EHS&S Committee. Each Board committee operates under a written charter adopted by our Board, which is available on the Investor Relations section of our website at www.compassminerals.com. Each Board committee has the authority to retain advisors, at our expense, to assist the committee in performing its functions. At each Board and Board committee meeting, our independent directors held executive sessions, without the CEO, Interim CEO or other Company employees present.

Audit Committee. The Audit Committee assists our Board with its oversight responsibilities regarding the integrity of our financial statements, the adequacy and effectiveness of our accounting and financial controls and the performance of our internal audit function and independent auditor. In addition, our Audit Committee oversees our compliance with legal and regulatory requirements, our enterprise risk management process, cybersecurity and compliance with our Code of Ethics and Business Conduct. The Audit Committee’s functions are further described under “Report of the Audit Committee.”

Our Board has determined that each member of the Audit Committee is independent under NYSE and SEC rules and is financially literate, knowledgeable and qualified to review financial statements. Our Board also determined that Mr. Reece, Mr. Rothwell and Ms. Walker are each an “audit committee financial expert,” as defined by SEC rules. The Audit Committee held nine meetings in 2019, each with an executive session.

Compensation Committee. The Compensation Committee reviews and approves the compensation for our executive officers (including our CEO and Interim CEO), approves all equity awards and other bonus awards to employees, and reviews our Board’s compensation. The Compensation Committee also oversees the application of our compensation clawback policy and our stock ownership guidelines and reviews risks related to our compensation policies and practices. The Compensation Committee’s mandate also includes oversight of our talent management strategies, including recruitment, development, promotion and retention, as well as our policies and practices promoting diversity and inclusion. The Compensation Committee’s functions are further described under “Compensation Discussion and Analysis.” Our Board has determined that each member of the Compensation Committee is independent under NYSE and SEC rules. The Compensation Committee held nine meetings in 2019, each with an executive session.

Nominating/Corporate Governance Committee. The Governance Committee is responsible for considering, assessing and making recommendations concerning director nominees; reviewing the size, structure and composition of our Board and Board committees; conducting the annual review of the Non-Executive Chairman of the Board; overseeing our corporate governance; and reviewing and approving any related party transactions. The Governance Committee’s functions are further described under “—Director Selection Process and Qualifications” and “—Procedures for Nominations of Director Candidates by Stockholders.” Our Board determined that each member of the Governance Committee is independent under NYSE rules. The Governance Committee held four meetings in 2019, each with an executive session.

Environmental, Health, Safety and Sustainability Committee. The EHS&S Committee is responsible for oversight related to environmental, health and safety, including our objectives, policies, procedures and performance, our risks and risk management and our compliance with applicable laws. The EHS&S Committee also reviews our sustainability efforts and reporting. These functions are further described under “—Board Role in Risk Oversight” and “—Corporate Governance—Corporate Responsibility and Sustainability.” The EHS&S Committee held four meetings in 2019, each with an executive session.

Board Role in Risk Oversight

Our Board’s role in our risk management process is one of oversight. Risk management activities are the responsibility of our management and include the development of strategies and actions to anticipate, identify, assess, manage and appropriately mitigate identified risks. The independent structure of our Board enables objective oversight of the risk management process.

Our management has implemented an enterprise risk management process, which is designed to identify and assess risk and to develop strategies and policies regarding risk acceptance, reduction, mitigation or avoidance. An overview of the findings of this enterprise risk management process and our top-identified risks is presented periodically to our Board, providing our Board an opportunity to inquire and provide guidance on our risk management activities. Our strategic plans, which our Board regularly discusses with our management, also reflect the findings of our enterprise risk management process.

Board committees are provided with more specific information on our risks and risk mitigation activities relating to their respective area of responsibility. The Audit Committee reviews the enterprise risk management process, our major financial risk exposures and steps taken by our management to monitor and control those exposures. In addition, the Compensation Committee reviews risks related to our compensation policies and practices and the Governance Committee oversees matters related to our governance risks. Our Board recognizes the environmental, health, safety and sustainability risks (including climate related risks) that are inherent in our business and actively oversees our compliance with environmental, health, safety and sustainability initiatives through its EHS&S Committee.

Compensation Policies and Practices Related to Risk Management

The Compensation Committee reviewed our compensation policies and practices for employees and determined that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. This review and risk assessment included an inventory of incentive plans and programs and considered factors such as the number of participants, performance metrics, maximum payments and risk mitigation features. In addition, the Compensation Committee, with the assistance of its independent compensation consultant, assesses and considers potential risks when reviewing and approving our compensation policies and practices.

Our executive compensation program, described in detail in “Compensation Discussion and Analysis,” has risk mitigation features, including:

•	Balanced mix of pay components, biased toward variable pay components and a market-competitive cash component.

•	Long-term equity-based compensation vesting over three to four years.

•	Annual bonus payments to executive officers are capped at 200% of the target payment, subject to performance factors based on Company-wide and individual performance objectives.

•

Restricted stock units (“RSUs”) and performance stock units (“PSUs”) are subject to Company-wide financial metrics, which apply equally to all recipients (other than grants to new hires and special retention awards), to encourage a unified and responsible approach to achieving financial and strategic goals. PSUs have a three-year performance period, which emphasizes long-term, sustained performance. Payout of PSUs granted prior to December 31, 2019 is capped at 150% (for PSUs based on relative total shareholder return (“rTSR”)) and 200% (for PSUs based on return on invested capital (“ROIC”)).

•

Enhanced compensation recoupment or “clawback” policy, which subjects employees, including executive officers, to a strong “no fault” policy that allows the Compensation Committee to recover all or any portion of any bonuses, equity or other incentive compensation in the event of an accounting restatement that reduces the financial results which were the basis of the incentive compensation, whether or not the employee’s actions involve misconduct.

•

Stock Ownership Guidelines that help align executive officer and stockholder interests and reduce excessive short-term risk taking at the expense of long-term results. In addition, under these Guidelines executive officers are required to attain and maintain significant stock ownership, which increases the effectiveness of our clawback policy.

•	Prohibition on repricing stock options without stockholder approval.

Majority Voting in Uncontested Director Elections and Director Resignation Policy

Under our Bylaws, in an uncontested election of directors (i.e., one where the number of director nominees does not exceed the number of directors to be elected), each director will be elected by a majority of the votes cast. This means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” the nominee’s election. In a contested election of directors (i.e., one where the number of director nominees exceeds the number of directors to be elected), each director will be elected by a plurality vote. This means the nominees receiving the highest number of votes cast “for” will be elected even if a nominee receives less than a majority of the votes cast.

Under our Corporate Governance Guidelines, in an uncontested election of directors, any director nominee who receives a greater number of “against” votes than “for” votes, must promptly tender his or her resignation to our Board. The Governance Committee and our Board would then consider whether to accept or reject the tendered resignation and take appropriate action in accordance with our Corporate Governance Guidelines.

In addition, pursuant to our Corporate Governance Guidelines, directors are required to resign from their position as a member of our Board effective at the annual meeting of stockholders falling after his or her 75th birthday. In accordance with this policy, Mr. D’Antoni will be resigning from our Board effective at the Annual Meeting.

Service on Other Boards of Directors

Service by our Board members on the boards of directors of other companies provides valuable governance and leadership experience that ultimately benefits us. However, this service may require a commitment of significant time and attention. As a result, under our Corporate Governance Guidelines, non-employee directors may sit on no more than five boards of directors of for-profit companies (including our Board), without the approval of our Board. Our CEO must obtain approval of our Board before serving on a board of directors of any for-profit company. Currently, none of our non-employee directors sit on more than five board of directors of for-profit companies (including our Board), and our CEO does not sit on the board of directors of any for-profit company, other than our Board.

In addition, no member of our Audit Committee may simultaneously serve on the audit committee of more than two other public companies, unless our Board determines that this simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee and this determination is disclosed in our proxy statement. Currently, no member of our Audit Committee serves on the audit committee of more than two other public companies.

Board Evaluation Process

Our Corporate Governance Guidelines require annual evaluations of the performance of the Board, Board committees and individual directors, including the Non-Executive Chairman of the Board and the CEO. As part of the annual evaluation process, directors are able to provide confidential feedback on the performance of other directors and the effectiveness of the Board and each Board committee, as well as compliance of each Board committee with its charter. The evaluations are reviewed each year and are modified as appropriate to ensure the evaluations focus on director contributions and performance in light of our business and strategies.

Our Board and each Board committee reviews its evaluation results and performance and implements changes based on these evaluation results. Our Board also reviews the evaluation results and performance of individual directors, including our Non-Executive Chairman of the Board. Our Governance Committee also reviews the evaluation results and performance of our Non-Executive Chairman of the Board. In addition, each director receives feedback based on the evaluation results from the Non-Executive Chairman of the Board or the Chair of the Governance Committee. The evaluation results for each director are shared with the Governance Committee and used in its review of potential nominees for election as a director.

Succession Planning

Each year, our Board works with our management to review succession and development plans for the CEO and all other executive officers. Several times per year, our CEO discusses Company leadership and talent development with our Board. Our Board members become familiar with potential successors for our executive officers and other key leaders through various means, including presentations to the Board and informal meetings. In addition, succession planning and talent development discussions are embedded in our leadership and performance management processes. We develop our talent capability through job rotations and experiences, new tools, training and hiring outside talent with a diversity of backgrounds and skills. Our management has developed and maintains an emergency succession plan for key positions, including the CEO and other executive officers, that is reviewed at least annually with our Board.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (our “Code of Ethics”) for our directors, officers and employees. Our Code of Ethics is reviewed each year for appropriate updates and directors, officers and salaried employees are asked to annually certify their understanding and compliance with our Code of Ethics. Our Code of Ethics, which is grounded in our Core Values, is made available to our employees in English, Brazilian Portuguese and French Canadian and is available on our website at www.compassminerals.com.

Only our Board or a designated Board committee may grant waivers of our Code of Ethics for our directors and executive officers. We intend to disclose any changes in, or waivers from, our Code of Ethics by posting such information on www.compassminerals.com or by filing a Current Report on Form 8-K, in each case if such disclosure is required by SEC or NYSE rules. No waivers of our Code of Ethics were granted to directors or officers in 2019.

Corporate Responsibility and Sustainability

We have a clear vision of our corporate purpose. Through the minerals we mine and harvest and the products we produce, we help keep people safe, feed the world and enrich lives every day. We are committed to our stockholders, customers, employees and the communities in which we operate to ensuring safety throughout our operations, building a sustainable company, being responsible stewards of the resources we manage and minimizing or mitigating our environmental impact where possible.

Sustainability for Compass Minerals also means pursuing a long-term strategy to achieve sustainable and profitable growth to drive strong financial results and returns for our stockholders. It also means doing all of this with transparency and accountability. These concepts form the four points of our sustainability compass: safety, growth, stewardship and transparency. As we build our Company, serve our customers, innovate and bring new products to market, we always keep this compass in mind.

Our Board reviews our sustainability reporting, targets and goals as well as our progress toward achievement of these targets and goals at least once a year, with the EHS&S Committee focused on environmental, health, safety and sustainability matters, the Compensation
Committee focused on social and diversity matters and the Governance committee focused on governance matters. In 2020, our Board signified its deepened focus on sustainability measures by renaming its Environmental, Health and Safety Committee to the Environmental, Health,
Safety and Sustainability Committee. Our Board also considers risks and opportunities regarding sustainability matters, as more fully described under “—Board of Directors and
Board Committees—Board Role in Risk Oversight.”

In addition, our pay-for-performance philosophy motivates our executive officers to operate our business in a profitable and sustainable manner. This includes having executive officer personal objectives for our 2019 MAIP (our annual cash bonus program) that include safety improvement goals as well as inclusion and diversity-focused goals. For our 2020 MAIP, we have included total controllable incident rate (which measures our safety performance) as a performance metric applicable to all executive officers. We believe these measures will help strengthen our overall culture of safety and improve diversity as we work to build a diverse and inclusive culture.

Additional information about our sustainability efforts, including our sustainability targets and goals, can be found in our Sustainability Report, which is available on our website at www.compassminerals.com. In 2019, we updated our sustainability report to include Sustainability Accounting Standards Board (“SASB”) standards, building on our commitment to the Global Reporting Initiative™ (“GRI”) reporting framework.

Anti-Hedging and Pledging Policy

All directors, executive officers and employees are prohibited from engaging in short sales of our securities and from buying, selling or investing in Company-based derivative securities, including entering into any hedging transactions with respect to our securities or engaging in comparable transactions. Directors and executive officers are also prohibited from pledging any Company securities (i.e., using our common stock as collateral for a loan or to trade shares on margin).

Stock Ownership Guidelines

Our Compensation Committee has adopted a policy requiring each director and member of our senior management to obtain and maintain ownership in our common stock (or its equivalent) at specified levels. For purposes of the Stock Ownership Guidelines, restricted stock units, earned performance stock units and deferred stock units count toward the ownership achievement. The ownership requirements are summarized in the following table.

	Stock Ownership Requirement	Compliance Period

Non-Employee Directors	5x Annual Cash Retainer	5 Years from joining the Board

CEO	5x Base Pay	5 Years from Appointment

Other Executive Officers	2x Base Pay	5 Years from Appointment

As of March 2020, all directors and executive officers have met their requirements under the Stock Ownership Guidelines, or were still within their five-year window to achieve compliance.

Director Selection Process and Qualifications

The Governance Committee is responsible for reviewing the composition of our Board and recommending to our Board director candidates for nomination and election at the annual stockholder meeting and to fill Board vacancies.

The Governance Committee annually reviews with the Board the size and composition of our Board, focusing on the interplay of each director’s and director nominee’s experience, qualifications, attributes and skills with the Board as a whole and the Company’s needs. In making its recommendations to our Board regarding the composition of our Board and the nomination of director candidates, the Governance Committee considers the qualifications of individual director candidates applying the Board membership criteria described below.

While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, our Board believes that diversity is an important attribute of a well-functioning board and our Governance Committee should consider diversity in the director identification and nomination process. Our Corporate Governance Guidelines provide that our Governance Committee and our Board should seek to achieve a mix of directors that represents a diversity of attributes, background, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives and skills, including with respect to differences in customs, culture, international background, thought, generational views, race, gender and specialized professional experience. Our Board also considers diversity when selecting directors for Board leadership positions.

In addition, our Corporate Governance Guidelines set forth the following minimum qualifications for a director (i) personal integrity; (ii) a degree from an accredited college or university or equivalent professional experience; (iii) five years’ successful experience in a senior responsible position; (iv) good communication skills; (v) practical, mature business judgment; (vi) experience in analyzing corporate financial statements; (vii) experience and effectiveness working closely with a team of senior professionals; (viii) available time to dedicate to the position; (ix) the absence of conflicts of interest; and (x) an understanding of organizational structure and accountability, delegation of authority, compensation practices, and the dynamics of competitive businesses.

If a vacancy arises or our Board decides to expand its membership, the Governance Committee, with the involvement of the Non-Executive Chairman of the Board and the CEO, will seek recommendations of potential candidates from incumbent directors, our stockholders, our management, third-party search firms and other sources. The Governance Committee will then evaluate each potential candidate on the basis of the qualifications, skills and attributes set forth in our Corporate Governance Guidelines. The Governance Committee seeks to identify and recruit the best available candidates and will evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

Our Board also actively monitors the tenure and expected service of each Board member, considering our Corporate Governance Guidelines, including the director retirement policy incorporated into these Guidelines, which requires a director to resign from the Board effective at the annual meeting of stockholders falling after the director’s 75th birthday. In accordance with this policy, Mr. D’Antoni will retire at the Annual Meeting. In addition, as a result of our Board’s succession planning process and our Board’s consideration of feedback from our stockholders, our Board decided to increase its size to add a director with capital markets experience and to support a seamless transition in advance of the anticipated retirement of Mr. D’Antoni.

At the Governance Committee’s direction, we retained Heidrick & Struggles International, Inc., an independent third-party search firm, to assist us in the process of identifying a new Board member with significant capital markets experience coupled with the highest standards of personal and professional integrity. A search committee appointed by our Board, which was composed of the Chair of the Governance Committee, a member of the Governance Committee and a member of the Audit Committee, interviewed several candidates submitted by Heidrick & Struggles. Based upon Mr. Reece’s qualifications and independence, the search committee recommended to the Governance Committee that our Board be expanded to nine members, appoint Mr. Reece as a Class I director and nominate him to stand for election at our 2019 annual meeting of stockholders. Our Board appointed Mr. Reece as a director on March 6, 2019, and he was elected by stockholders at our 2019 annual meeting of stockholders.

Procedures for Nominations of Director Candidates by Stockholders

The Governance Committee will consider director candidates submitted by our stockholders using the same criteria described above. Our Bylaws also allow our stockholders to nominate candidates for election as a director by following the procedures and delivering the information required by our Bylaws to 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attn: Secretary.

Stockholders who wish to nominate candidates for election at our 2021 annual meeting of stockholders must deliver a stockholder’s notice with the information required by our Bylaws between January 14, 2021 and February 13, 2021. However, if the 2021 annual meeting is held more than 30 days before or after the anniversary of the 2020 annual meeting, then, to be timely, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the 90th day prior to the 2021 annual meeting or, if later, the 10th day following the day on which we first make a public announcement of the date of such meeting.

In addition, our Bylaws permit stockholders to propose additional matters for consideration at our annual meetings of stockholders by following the procedures and delivering the information required by our Bylaws. For more information, see “Additional Filings and Information—Stockholder Proposals for 2021 Annual Meeting.”

Review and Approval of Transactions with Related Persons

Our Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors, director nominees, executive officers, their immediate family members and stockholders owning 5% or greater of our outstanding stock). The policy covers any related-person transaction that meets or is near the minimum threshold for disclosure in our proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Under the Board’s policy and procedures, the Governance Committee will review the material facts of all proposed related-party transactions. In determining whether to approve or ratify a related-party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable to us than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

In 2019, there were no transactions involving us and related persons that required review by the Governance Committee or disclosure in this Proxy Statement.

Communications with our Board of Directors

Stockholders or others who wish to communicate with our Board or any individual director should direct their comments to 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attn: Secretary. Communications may also be sent by email to asktheboard@compassminerals.com. The Company’s Secretary will forward any communications (excluding routine advertisements, business solicitations and communications that the Secretary deems to be a security risk or harassment) to each member of our Board or, if applicable, to the individual directors named in the correspondence. If the correspondence is directed exclusively for the independent directors or to one or more non-management directors, then the communication will be delivered to the Non-Executive Chairman of the Board or the non-management directors.

Compensation Committee Interlocks and Insider Participation

During 2019, the Compensation Committee consisted of Mr. Williams (chair), Mr. Fischer, Mr. Grant (beginning on May 7, 2019, following his service as Interim CEO), Ms. Walker and Ms. Yoder. No person who served as a member of the Compensation Committee during 2019 was a current or former officer or employee of the Company (other than Mr. Grant), or engaged in certain transactions with us required to be disclosed as “related person transactions” under SEC regulations. There were no compensation committee “interlocks” during 2019, which generally means that none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of our Board or as a member of the Compensation Committee.

2019 NON-EMPLOYEE DIRECTOR COMPENSATION

Philosophy and Objectives

Our non-employee director compensation program is designed to attract and retain well-qualified directors with appropriate skill sets to meet our evolving needs. Our Board considers and determines non-employee director compensation each year, taking into account recommendations from the Compensation Committee and its independent compensation consultant. The Compensation Committee formulates its recommendation to our Board based on its review and analysis of the compensation consultant’s report on director compensation practices for a specific group of peer companies, which our Board also reviews when making determinations regarding director compensation. A discussion of our peer group can be found under “Compensation Discussion—Executive Compensation Framework and Governance—Executive Compensation Program Summary—Peer Groups and Benchmarking.”

2019 Compensation

For 2019, non-employee directors received the following compensation:

•

Cash compensation consisting of (i) a $75,000 annual retainer, (ii) annual Board committee chair and member fees, (iii) a $25,000 annual fee for our most tenured independent director (until this position was eliminated in May 2019 upon Mr. Grant assuming the Non-Executive Chairman of the Board position); and (iv) a $65,000 annual fee for our Non-Executive Chairman of the Board.

•	Equity compensation with an annual value of $105,000 for all directors and an additional annual Non-Executive Chairman of the Board equity fee with an annual value of $55,000.

This non-employee director compensation is paid in quarterly installments, is prorated based on the relevant dates of service and is paid pursuant to our Non-Employee Director Compensation Policy. In addition, upon the appointment of Mr. Crutchfield as CEO and Mr. Grant assuming the role of Non-Executive Chairman of the Board in May 2019, Mr. Grant received a one-time award of 7,500 deferred stock units (“DSUs”).

Non-employee director compensation in 2019 remained the same as 2018 compensation, other than an increase in the annual value of the equity compensation for each non-employee director to $105,000 and compensation for the most tenured executive director and Non-Executive Chairman of the Board positions.

Mr. Crutchfield, our CEO and Board member, does not receive any additional compensation for serving as a director. Mr. Grant did not receive any compensation for his services as Board member while he was serving as Interim CEO.

Cash Compensation. In addition to the $75,000 annual retainer, non-employee directors receive fees for serving as Board committee chairs or members and as most tenured independent director and Non-Executive Chairman of the Board due to the workload and responsibilities of these positions. The following table summarizes fees paid for 2019 service on Board committees.

	2019 Fees

Board Committee	Chair	Member

Audit	$22,500	$10,000

Compensation	$15,000	$7,500

Environmental, Health, Safety and Sustainability	$12,500	$5,000

Nominating/Corporate Governance	$12,500	$5,000

Equity Compensation. Non-employee directors receive an equity award with an annual value of $105,000, which is paid either in shares of our common stock or, at the director’s election, in DSUs. In addition, upon the appointment of Mr. Crutchfield as CEO and Mr. Grant stepping down from his Interim CEO role and assuming the role of Non-Executive Chairman of the Board in May 2019, Mr. Grant received a one-time award of 7,500 DSUs. Non-employee directors who have not met the requirements of our Stock Ownership Guidelines are required to defer their equity award in the form of DSUs. All equity awards to our non-employee directors vest immediately on grant.

Deferral of Compensation. Non-employee directors may elect to defer all or a portion of their cash and equity compensation. Any cash compensation that is deferred is converted into DSUs. As dividends are paid on our common stock, DSUs accrue dividends in the form of additional DSUs, which have a value equivalent to our common stock. Accumulated DSUs are distributed in the form of our common stock at the time the director ceases to be a member of our Board or such other dates elected by the director.

The following table summarizes the total compensation paid to or earned by non-employee directors for 2019.

2019 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

David J. D’Antoni	93,723	105,000	198,723

Valdemar L. Fischer	92,500	105,000	197,500

Eric Ford	92,500	105,000	197,500

Joseph E. Reece(4)	74,000	86,333	160,333

Allan R. Rothwell	90,000	105,000	195,000

Lori A. Walker	105,000	105,000	210,000

Paul S. Williams	98,111	105,000	203,111

Amy J. Yoder	95,000	105,000	200,000

(1)  Mr. Grant (who served as our Interim CEO from November 2018 to May 2019) is not included. His compensation is described in the 2019 Summary Compensation Table.

(2)  Includes cash compensation deferred in the form of DSUs.

(3)  Represents equity compensation paid in the form of shares of our common stock and DSUs. The amounts represent the grant date fair value recognized in accordance with FASB ASC Topic 718. The number of shares of common stock and DSUs granted was based on the market value of our common stock on each grant date.

(4)  Prorated based on joining our Board on March 6, 2019.

2020 Compensation

Following a review by the Compensation Committee of the independent compensation consultant’s report on director compensation practices of our peer companies, our Compensation Committee and Board determined to make no changes to non-employee director compensation for 2020.

STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information provided to us with respect to beneficial ownership of shares of our common stock as of March 4, 2020 (except where another date is indicated) for (i) each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each current director and nominee for director, (iii) each NEO, and (iv) all our current directors and executive officers as a group.

	Shares Beneficially Owned(1)

Name and Address of Beneficial Owner	Number	Percent

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,970,429	11.7%

The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	3,396,597	10.02%

Shapiro Capital Management LLC(4) 3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305	1,866,786	5.51%

State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	1,822,003	5.38%

Directors and Named Executive Officers(6)

Kevin S. Crutchfield	2,000	*

David J. D’Antoni(7)	56,653	*

Valdemar L. Fischer	6,792	*

Eric Ford	11,812	*

Richard S. Grant	63,129	*

S. Bradley Griffith	29,379	*

Angela Y. Jones	—	*

Joseph E. Reece	3,851	*

Allan R. Rothwell	24,686	*

George J. Schuller, Jr.	—	*

Anthony J. Sepich	48	*

James D. Standen	20,668	*

Diana C. Toman	2,632	*

Lori A. Walker	7,670	*

Paul S. Williams	14,961	*

Amy J. Yoder	10,226	*

All current directors and executive officers as a group (14 persons)(6)(7)	251,827	*

*  Each having less than 1% of our issued and outstanding common stock.

(1)  For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 33,892,068 shares of our common stock outstanding on March 4, 2020, except that the ownership percentages shown for owners of more than 5% of our common stock are based on the respective Schedule 13G and 13G/A Information Statements for December 31, 2019. The amounts and percentages of common stock beneficially owned are reported as determined by SEC rules and include voting or investment power with respect to the shares on the basis of SEC rules governing the determination of beneficial ownership of securities. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)  Based on a Schedule 13G/A Information Statement filed by BlackRock, Inc. on February 4, 2020 for December 31, 2019, disclosing that BlackRock, Inc. has sole voting power over 3,906,303 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 3,906,303 shares of our common stock and shared dispositive power over 0 shares of our common stock, which represented in aggregate 11.7% of our common stock at the time of filing. The Schedule 13G/A reports that beneficial owner subsidiaries of the parent holding company are BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC.

(3)  Based on a Schedule 13G/A Information Statement filed by The Vanguard Group on February 12, 2020 for December 31, 2019, disclosing that The Vanguard Group has sole voting power over 72,041 shares of our common stock, shared voting power over 5,143 shares of our common stock, sole dispositive power over 3,324,141 shares of our common stock and shared dispositive power over 72,456 shares of our common stock, which represented in aggregate 10.02% of our common stock at the time of filing. The Schedule 13G/A reports that beneficial owner subsidiaries of the parent holding company are Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)  Based on a Schedule 13G Information Statement filed by Shapiro Capital Management LLC on February 14, 2020 for December 31, 2019, disclosing that Shapiro Capital Management LLC has sole voting power over 1,604,168 shares of our common stock, shared voting power over 262,618 shares of our common stock, sole dispositive power over 1,866,786 shares of our common stock and shared dispositive power over 0 shares of our common stock, which represented in aggregate 5.51% of our common stock at the time of filing.

(5)  Based on a Schedule 13G Information Statement filed by State Street Corporation on February 14, 2020 for December 31, 2019, disclosing that State Street Corporation has sole voting power over 0 shares of our common stock, shared voting power over 1,678,325 shares of our common stock, sole dispositive power over 0 shares of our common stock and shared dispositive power over 1,822,033 shares of our common stock, which represented in aggregate 5.38% of our common stock at the time of filing. The Schedule 13G reports that beneficial owner subsidiaries of the parent holding company are SSGA Funds Management, Inc., State Street Global Advisors Limited (UK), State Street Global Advisors LTD (Canada), State Street Global Advisors, Australia Limited, State Street Global Advisors Singapore LTD and State Street Global Advisors Trust Company.

(6)  For our named executive officers and executive officers, number of shares beneficially owned includes beneficial ownership of stock options that were exercisable as of March 4, 2020 or within 60 days thereafter (as listed below), RSUs that vest within 60 days of March 4, 2020 (as listed below), 100% (the target level) of the rTSR PSUs that were granted in April 2017 and are due to vest in April 2020, 0% of the ROIC PSUs that were granted in April 2017 and were due to vest in April 2020 and shares of our common stock held in employees’ 401(k) accounts. For our directors, number of shares beneficially owned includes DSUs (as listed below).

Directors and Named Executive Officers	Stock Options	RSUs and PSUs	DSUs

Kevin S. Crutcfield	—	—	—

David J. D’Antoni	—	—	48,106

Valdemar L. Fischer	—	—	4,792

Eric Ford	—	—	3,184

Richard S. Grant	—	—	35,607

S. Bradley Griffith	22,892	4,575	—

Angela Y. Jones	—	—	—

Joseph E. Reece	—	—	2,851

Allan R. Rothwell	—	—	14,173

George J. Schuller, Jr.	—	—	—

Anthony J. Sepich	—	—	—

James D. Standen	14,980	574	—

Diana C. Toman	—	—	—

Lori A. Walker	—	—	6,970

Paul S. Williams	—	—	14,961

Amy J. Yoder	—	—	8,693

All current directors and executive officers as a group (15 persons)	37,872	5,149	139,337

(7)  Includes 1,112 shares of our common stock held by Mr. D’Antoni’s wife and 2,575 shares of our common stock held by trust.

COMPENSATION

PROPOSAL 3—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Our stockholders are being asked to cast an advisory, non-binding vote to approve the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our Board and the Compensation Committee, which administers our executive compensation program, value the opinions expressed by our stockholders and will continue to consider the outcome of these votes in making its decisions on executive compensation.

Our executive compensation program is designed to promote stockholder interests by aligning our compensation with the realization of our business objectives and stockholder value. Our Board believes our executive compensation program uses appropriate structures and sound pay practices that are effective in achieving our core objectives. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes our executive compensation program in detail and decisions made by the Compensation Committee in 2019.

Our Board recommends that you vote in favor of the following advisory resolution:

“RESOLVED, that Compass Minerals International, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and “Executive Compensation Tables” sections of the Company’s Proxy Statement).”

Vote Required

Approval of an advisory resolution to approve the compensation of our NEOs requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the Annual Meeting. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. As an advisory vote, the outcome of the vote on this proposal will not be binding upon us, our Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material components and objectives of our executive compensation program for our NEOs, explaining how and why our Compensation Committee arrived at specific compensation practices and decisions for 2019 NEO compensation. For 2019, the NEOs whose compensation will be discussed in this section and their titles as of December 31, 2019 are the below-listed individuals.

2019 NAMED EXECUTIVE OFFICERS

Executive Officers

Kevin S. Crutchfield	President and Chief Executive Officer

James D. Standen	Chief Financial Officer

S. Bradley Griffith	Chief Commercial Officer

Angela Y. Jones	Chief People Officer (until February 19, 2020)

George J. Schuller, Jr.	Chief Operations Officer

Former Executive Officers

Richard S. Grant	Non-Executive Chairman of the Board; former Interim Chief Executive Officer and President

Anthony J. Sepich	Former Senior Vice President, Salt

Diana C. Toman	Former Senior Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY

We view compensation practices as an avenue to communicate and reinforce our goals and standards of conduct, as well as a means to reward NEOs for their achievements. Our compensation philosophy is grounded in promoting stockholder interests by aligning compensation with the realization of our business objectives and increased long-term stockholder value. Under our compensation philosophy, we are committed to providing a competitive total compensation package that drives employee engagement and performance which, in turn, helps drive our business strategy and success.

2019 Company Performance. Compass Minerals’ strategy for sustainable growth has focused on strengthening our safety culture, asset longevity and productivity capabilities, and workforce engagement; increasing the balance between our two businesses–salt and plant nutrition; and driving increased earnings through margin improvement, organic growth and innovation to meet evolving customer needs. In 2019, our Salt business delivered stronger results compared to 2018, while lower demand for specialty plant nutrients in both North and South America reduced our Plant Nutrition business results. A summary of our 2019 business results are below.

•	Generated 2019 revenue of $1.5 billion and operating earnings of $163.6 million, compared to 2018 revenue of $1.5 billion and operating earnings of $130.3 million.

•

Reported Salt segment revenue of $889.5 million, an increase of 4 percent from prior year due to improved average selling prices. Salt segment operating earnings increased 45 percent from 2018 results to $168.0 million due to increased Salt average selling prices.

•

Generated Plant Nutrition North America segment revenue of $206.2 million, a decline of 12 percent from 2018 results, as wet and cold weather in the first half of 2019 reduced applications of our SOP and micronutrient products. Operating income declined 11 percent primarily as a result of lower earnings from our micronutrient products.

•

Posted Plant Nutrition South America revenue of $385.1 million, representing a year-over-year decrease of 2 percent, and operating earnings of $40.0 million, representing an 18 percent decline from 2018 results. In local currency (Brazilian reais), Plant Nutrition South America generated revenue of R$1.5 billion, representing a 5 percent increase from 2018 results, and operating earnings of R$162.8 million, representing a 15 percent decrease from 2018 results. This segment was pressured by global trade uncertainty throughout the year and less attractive grower economics which reduced sales volumes for the segment’s agriculture products, while the chemical solutions business shifted to a less profitable sales mix compared to 2018.

•	Returned almost $100 million directly to stockholders through dividends.

CEO Transition. On May 7, 2019, Mr. Crutchfield was appointed as our President and Chief Executive Officer. Mr. Crutchfield was selected by our Board following an extensive internal and external CEO search conducted by a CEO Search Committee of independent directors, which retained an executive search firm. Mr. Crutchfield replaced Mr. Grant, who had been serving as our Interim CEO since November 19, 2018. Information about Mr. Grant’s compensation as Interim CEO can be found beginning on page 42.

Mr. Crutchfield brings more than 30 years of mining experience as well as his broad executive leadership capabilities, decision-making experience and operations expertise, having held chief executive roles at publicly traded mining companies. Given his proven record of success in enterprise-wide optimization efforts and transformations, the Board determined that Mr. Crutchfield was the right person to evolve and lead our business.

Recognizing that Mr. Crutchfield’s deep industry experience made him a highly desirable candidate, the Compensation Committee, in consultation with its independent compensation consultant, developed a market competitive compensation package to attract Mr. Crutchfield, while simultaneously ensuring an appropriate and ongoing linkage between Mr. Crutchfield’s compensation and our performance. This compensation package included certain sign-on inducements as described below, which are intended to compensate Mr. Crutchfield for compensation and other benefits forfeited when he left his former employer to join us. In particular, the grant date fair value of the equity-based inducement awards reflect approximately 63% of the intrinsic value of his forfeited equity awards. In addition, the Compensation Committee granted a significant portion of the equity inducement awards as at-the-money stock options, which have no intrinsic value on the grant date and require stock price appreciation for Mr. Crutchfield to restore the forfeited intrinsic value. As a result, on April 19, 2019 we entered into an employment agreement with Mr. Crutchfield effective May 7, 2019 (the “Crutchfield Agreement”).

The key compensation elements contained in the Crutchfield Agreement are as follows:

•	Base salary: $1,050,000 per year.

•

MAIP cash bonus opportunity: Targeted at 125% of base salary, which (as a sign-on inducement) will not be prorated for 2019. More information about the MAIP bonus can be found at “—Executive Compensation Decisions for 2019—2019 Management Annual Incentive Program.”

•	Long-term incentive compensation:

O	For 2019: Mr. Crutchfield was granted 32,273 ROIC PSUs and 27,839 TSR PSUs on May 7, 2019, each vesting on April 1, 2022 and with the same performance objectives governing the awards granted to our other NEOs, which are described under “—Executive Compensation Decisions for 2019—Long-Term Incentive Compensation.”

O	For 2020 and future years: Annual target grant value of 325% of base salary.

O	Sign-on inducement award: Mr. Crutchfield was granted 47,170 RSUs and 252,245 stock options on May 7, 2019, each vesting in three equal annual installments following the grant date.

•	Benefits: Relocation and participation in other executive compensation and benefits programs.

Additional information about the Crutchfield Agreement can be found in this Compensation Discussion and Analysis and under “Termination of Employment and Change-in-Control Benefits.”

Other Leadership Changes. Mr. Schuller joined us as Chief Operations Officer on September 3, 2019 in connection with changes to our functional organizational structure. We entered into an offer letter with Mr. Schuller (the “Schuller Offer Letter”), which is described in more detail starting on page 42. In addition, Mr. Griffith was appointed as Chief Commercial Officer, having previously served as Senior Vice President, Plant Nutrition, and Ms. Jones was appointed as Chief People Officer, having previously served as Senior Vice President, People and Culture. No changes were made to the compensation of Mr. Griffith or Ms. Jones in connection with these appointments, other than Mr. Griffith participating in the MAIP as a corporate participant rather than a Plant Nutrition participant.

As part of our organizational changes, Mr. Sepich (who had been serving as Senior Vice President, Salt) and Ms. Toman (who had been serving as Senior Vice President, General Counsel and Corporate Secretary) departed the Company on July 17, 2019. Mr. Sepich and Ms. Toman were each entitled to severance payments under our Executive Severance Plan, and we entered into agreements with Mr. Sepich and Ms. Toman that provided for separation payments and other benefits, as described in more detail starting on page 43.

The compensation of Mr. Grant, Mr. Sepich and Ms. Toman is discussed in detail separately starting on page 42. The discussion in this Compensation Discussion and Analysis does not otherwise relate to the compensation of Mr. Grant, Mr. Sepich or Ms. Toman, and references to NEOs in this section do not include Mr. Grant, Mr. Sepich or Ms. Toman.

In addition, Ms. Jones (who had been serving as Chief People Officer) departed the Company on February 19, 2020. Ms. Jones was entitled to severance payments under our Executive Severance Plan, and we entered into agreements with Ms. Jones that provided for separation payments and other benefits, as described in more detail starting on page 44.

Setting Executive Compensation. The performance of our executive officers is essential to achieving our goal of increasing stockholder value. To align executive officer interests with those of stockholders and to motivate and reward individual initiatives and effort, a significant portion of our NEOs’ compensation is at-risk and performance-based, with metrics aligned to the Company’s financial results and business strategy, with a clear connection to the NEO’s individual performance. Our executive compensation program is intended to offer an opportunity for gain in the event of successful performance against established criteria, balanced with the prospect of reduced compensation in the absence of success.

As we do every year, we ensured our compensation philosophy and compensation policies aligned with the Company’s objectives. For 2019, we have made the following changes to our executive compensation program.

•

The 2019 MAIP target percentage and target grant values of annual equity awards granted in 2019 for each NEO employed by us at the time of the annual grant (Mr. Standen, Mr. Griffith and Ms. Jones) increased by 10 percentage points. No changes were made to the base salaries of these NEOs.

•	Transitioned the long-term incentive equity award mix for NEOs to 33.34% RSUs, 33.33% rTSR PSUs and 33.33% ROIC PSUs in 2019, eliminating stock options from the equity award mix for NEOs.

•

In January 2019, granted a special retention award of RSUs to each NEO employed by us at that time (Mr. Standen, Mr. Griffith and Ms. Jones) to encourage stability through our CEO transition and retention of key talent.

•	Adopt an executive severance plan, effective January 1, 2019, which provides for severance and benefits payments on termination of employment in certain circumstances.

Our stockholders have consistently affirmed their support of our executive compensation program. At last year’s annual meeting of stockholders, 94.29% of the shares cast voted in favor of our say-on-pay proposal on NEO compensation. The Compensation Committee views this vote as supportive of our overall approach to executive officer compensation.

2019 Key Compensation Elements. The key elements of our executive compensation program did not change in 2019. These elements are described in detail starting on page 34 and are summarized below.

•

Base Pay. We believe that our base salary is competitive and appropriate to attract and retain top talent. Base salary is delivered in return for the day-to-day job performed as well as the NEO’s scope of responsibilities.

•

Management Annual Incentive Program (MAIP). The MAIP is our annual cash bonus program and is a variable performance-based element of executive compensation that rewards our NEOs for individual and overall Company performance results achieved in the most recently completed year.

•

Long-term Incentive Compensation. The third element of executive compensation consists of a mix of long-term incentive compensation awards. These awards generally take the form of RSUs and PSUs to align management with long-term stockholder interests and provide an appropriate balance of pay at risk. We believe this mix of equity incentives motivates and rewards our NEOs for sustaining longer-term financial and operational performance that aligns with executive officer and investor goals to increase stockholder value.

Total direct compensation, which includes base salary, MAIP bonus payments and equity awards for our NEOs, is targeted to be near median levels for our selected market group, to provide a competitive compensation opportunity and to attract and retain executive talent. Our market group is comprised of a blend of our peer group companies and market data from reputable survey sources. In any given year or for any given NEO, some elements may be above or below median.

Linking Compensation to Performance. Our Compensation Committee designs our executive compensation program to appropriately align pay and performance, with a significant portion of executive compensation being at risk and performance-based. In addition, our Compensation Committee believes that executive officer compensation should be more heavily weighted toward variable compensation than the compensation of other employees. The rationale is that executive officer performance is more likely to have a strong and direct impact on strategic and financial goals likely to affect stockholder value. Our pay mix and design reflect these beliefs.

The following charts illustrate the 2019 total direct compensation mix at target for Mr. Crutchfield and the average of our other NEOs. Total direct compensation mix at target is comprised of (i) base pay as of December 31, 2019, (ii) 2019 MAIP bonus payments at target and (iii) target grant value of 2019 equity awards (our long-term incentive compensation), excluding one-time sign-on compensation provided to Mr. Crutchfield and Mr. Schuller. A large percentage of total direct compensation is at risk because all of our MAIP bonus payments and equity awards are variable, performance-based compensation.

CEO Other NEOs

Input from Stockholders. The results of the annual stockholder say-on-pay vote help inform the Compensation Committee on the views of stockholders, and the Compensation Committee considers the results of the say-on-pay vote when designing and making decisions regarding our executive compensation program. Our stockholders have consistently affirmed their support of our executive compensation program. In 2019, our stockholders cast a 94.29% vote in favor of our NEO compensation.

EXECUTIVE COMPENSATION FRAMEWORK AND GOVERNANCE

Our executive compensation program is designed to promote stockholder interests by aligning compensation with the realization of our business objectives and increased long-term stockholder value. Under our compensation philosophy, we are committed to providing a competitive total compensation package that drives employee engagement and performance which, in turn, helps drive our business strategy and success. This commitment leads to compensation programs that are designed to:

•	Provide employees with an attractive, market competitive pay opportunity that delivers an appropriate balance of “at risk” incentive-based pay and cash compensation;

•	Foster a pay-for-performance culture motivating employees to achieve exceptional levels of performance;

•	Drive an environment of accountability, teamwork and cross-functional collaboration;

•

Utilize a framework that is simple to understand, provides flexibility to grow and attract the talent Compass Minerals needs to be successful and is linked to measurable benchmarks and our business; and

•

Be consistent with our long-term business strategy, focus on the efficient use of resources, motivate participants to overcome challenges and strive for continuous improvement that can be adapted for the changing markets and environments in which we operate.

To achieve these compensation objectives, our executive compensation program is based on the following principles.

•

Be competitive and encourage continued service. Our executive compensation program’s design and levels are set considering the practices of similar companies with which we compete for talent. All of our equity awards are subject to vesting schedules, which provide an incentive for continued employment. Further, our executive officers’ target total direct compensation opportunity is intended to stand near the median of total executive officer compensation programs of our market group. Actual total compensation earned by each NEO will be above or below the median of our market group, depending on our performance, as well as the individual experience and performance of each executive officer.

•

Foster a pay-for-performance culture. Base pay, MAIP awards and long-term incentive compensation awards are based on an individual’s job (role and level), experience and performance compared against specified financial, operational and strategic business goals (as appropriate to the individual’s position). Also considered are Company performance, the desired pay relationships among executive officers and market practices.

•

Drive results through accountability, teamwork and collaboration. Our executive officer compensation program emphasizes variable, incentive award opportunities, which are payable if specified goals are achieved or our stock delivers strong total return to stockholders. We provide NEOs annual cash and long-term equity incentive opportunities for which payout results depend on our performance and are designed to represent the majority of each NEO’s total compensation.

•

Align interests with stockholders. Long-term equity awards are generally granted in the form of RSUs and PSUs. NEOs are required to obtain and maintain a minimum level of stock ownership within five years of appointment to encourage them to align their financial interest with those of our stockholders. See “Proposal 2—Election of Directors—Corporate Governance—Stock Ownership Guidelines” for more information about our stock ownership guidelines.

•

Improve safety. Meeting safety improvement goals is a factor included in the 2019 personal objectives of our CEO, Chief Commercial Officer and Chief Operations Officer as we work to strengthen our overall culture of safety. For our 2020 MAIP, we have included total controllable incident rate (which measures our safety performance) as a performance metric applicable to all executive officers.

•

Utilize a framework that is simple to understand and linked to cost effectiveness. Our MAIP and long-term incentive compensation programs are based on our financial performance and are not guaranteed. MAIP and PSU awards are earned as specified goals are achieved, subject to thresholds, and contain a maximum limit for each employee. RSUs are also earned as specified goals are achieved.

Executive Compensation Practices. The Compensation Committee regularly discusses practices and corporate governance developments relating to executive officer compensation. The table below highlights our key executive compensation practices including the practices we have implemented because they support our desire to appropriately impact performance results and align with long-term stockholder interests, and practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests. Further discussion on certain of these practices can be found in “—Other Compensation Policies and Practices.”

Executive Compensation Practices (What We Do)		Executive Compensation Practices (What We Don’t Do)

✓	Independent consultant to the Compensation Committee.	×	Our Compensation Committee does not allow its compensation consulting firm to provide any other services to us.

✓	No undue risk embedded in the compensation programs.	×	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on us.

✓	Clear corporate governance policies.	×	We expressly prohibit the repricing of stock options, cash buyouts for underwater stock options, hedging, pledging and the use of margin accounts related to our stock.

✓	Stock ownership guidelines and retention requirements.	×	We do not pay dividends on outstanding, unvested PSUs.

✓	Appropriate levels of pay at risk.	×	We do not guarantee bonus payments except for new hire bonus awards.

✓	Clear and transparent direct compensation elements.	×	We do not have active defined benefit retirement plans or individual supplemental executive retirement plans (“SERPS”) covering our named executive officers.

✓	Appropriate peer group.	×	We do not rely solely on peer group data when making pay decisions.

✓	Limited perquisites specific to the NEOs.	×	We do not provide significant additional benefits to executive officers that differ from those provided to all other employees.

✓	Generally no employment agreements.	×	We do not have employment agreements with executive officers, other than with our CEO.

✓	Double trigger change of control agreements.	×	We do not provide excise tax gross-ups.

✓	Considered input from stockholders.	×	We do not implement policies or practices which are counter to good governance.

Executive Compensation Program Summary

Direct Compensation Elements. We provide three elements in our executive compensation program to balance short-term rewards and long-term alignment with corporate strategy, stockholder interests and executive retention: base pay, MAIP and long-term incentive compensation in the form of equity grants. The following table summarizes the three compensation tools we use to attract, reward, align and retain our executive officers.

Compensation Component	Form & Vesting / Performance Period	How Size is Determined	Purpose & Key Features

Base Pay	• Cash • Ongoing	• Competitive market data • Scope of responsibilities • Experience and knowledge • Internal equity • Individual performance	• Provides a fixed competitive level of cash compensation for services rendered • Recognize job responsibilities • Merit and market-related adjustments are not guaranteed each year

Annual Cash Incentive (MAIP)	• Cash • 1-year performance period	• Award opportunities set as a percent of base pay based on competitive data • Award payouts based on Company financial performance and individual performance during the 1-year performance period

•  Motivates and rewards for achievement of near-term priorities, consistent with our long-term strategic plan

•  Awards are paid to the extent that goals are achieved, there is no payout if threshold performance (75% of target) is not achieved and the maximum payout is capped at 200% of target

Long-Term Incentives

•  Equity (33.34% RSUs and 66.66% PSUs)

•  RSUs: 100% vested 3 years after grant and 1-year performance hurdle (other than for new hires and special retention awards)

•  PSUs: 100% vested 3 years after grant based on 3-year performance period

•  Award opportunities set as a percent of base pay based on competitive data

•  RSUs: Value is based on stock price and receipt is contingent on satisfaction of a financial performance hurdle for the initial grant year

•  PSUs: Value is based on stock price. We award two types of PSUs.

•  rTSR PSUs: 0-150% of target number earned based on our relative total shareholder return (“rTSR”) compared to other companies during the 3-year performance period

•  ROIC PSUs: 0-200% of target number earned based on return on invested capital (“ROIC”) during the 3-year performance period

•  Motivates and rewards for achievement of long-term goals, stock price growth, rTSR and ROIC, which aligns with stockholder interests

•  Promotes retention

•  Allows executive officers to accumulate a meaningful stake in our stock over time

•  Vesting and earning over time encourages a focus on earnings sustainability while driving retention

We also have the following executive compensation elements:

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Perquisites and Benefits. In order to attract and retain high-performing executives, we provide additional compensation elements consistent with our compensation philosophy and current market practice. We offer all employees, including the NEOs, a competitive package of traditional benefits that provides health, dental, vision, life insurance, and short-term and long-term disability coverage. These programs aim to provide a measure of security and encourage the health and well-being of employees. We provide NEOs supplemental disability income in the event of total disability and access to an annual executive physical.

•

Savings Plan. Each of our NEOs, along with other U.S.-based employees, participates in the Savings Plan, with the Company contributing to two components of the Savings Plan, as described below. If an NEO has reached the IRS annual limit on contributions under the Savings Plan, we make the Company contributions to the Compass Minerals International, Inc. Restoration Plan (the “Restoration Plan”) instead of the Savings Plan.

◇

401(k) plan Company matching contribution. NEOs may contribute up to 75% of their base pay into a 401(k) account, subject to IRS annual limits on contributions. We provided a matching contribution of up to 6% of qualified cash compensation (comprised of base salary and MAIP bonus payments paid during the year) for participants contributing a portion of their qualified cash compensation to their 401(k) account.

◇

Company profit-sharing contribution. We may make a discretionary profit-sharing contribution to each NEO’s 401(k) account as a percentage of qualified cash compensation based on Company performance, as determined by the Compensation Committee. Due to the Company’s 2019 financial results, it was determined that there would be no Company profit-sharing contributions for 2019.

Restoration Plan. NEOs and other key U.S.-based employees may defer receipt of up to 50% of their base salary and 100% of their annual cash bonus under the Restoration Plan, which allows participants to save for retirement in a tax-effective way at a minimal cost to us. The Restoration Plan is described in more detail following the Non-Qualified Deferred Compensation for 2019 table.

Peer Groups and Benchmarking. The Compensation Committee, with assistance from its independent compensation consultant, annually reviews specific criteria and recommendations regarding companies to add to or remove from our peer group. Pearl Meyer, at the direction of our Compensation Committee, utilized objective business and financial criteria to select for our 2019 peer group publicly-traded companies in the metals, mining, agriculture, chemical (including fertilizers and agricultural chemicals) and construction material industries with comparable pay models, revenues and company market capitalization values.

Based on Pearl Meyer’s analysis and recommendations, the Compensation Committee approved in May 2018 the companies listed below for our 2019 peer group. At the time of review, all peer group companies were publicly-traded, stand-alone companies of appropriate size and within relevant industries that the Compensation Committee believed compete with us in labor markets and follow similar pay models, and had U.S.-based executives and executive compensation programs, which appear to conform to typical U.S. practices. In addition, our market capitalization and revenue approximated the median of the 2019 peer group. All are U.S.-based and traded on NYSE or Nasdaq, except for Fairmount Santrol Holdings Inc., which has been acquired and are no longer publicly traded and will not be included in our 2020 peer group. In addition, in August 2019, the Compensation Committee, with the assistance of Pearl Meyer, determined the 2020 peer group will also include Peabody Energy Corporation and Arch Coal Inc. and will not include CF Industries Holdings, Inc., Vulcan Materials Company, PolyOne Corporation and Rayonier Advanced Materials Inc.

2019 Peer Group Companies

Albemarle Corporation	Fairmount Santrol Holdings Inc.	NewMarket Corporation
Balchem Corporation	FMC Corporation	PolyOne Corporation
Cabot Corporation	H.B. Fuller Company	Rayonier Advanced Materials Inc.
Carpenter Technology Corp.	Hecla Mining Company	The Scotts Miracle-Gro Company
CF Industries Holdings, Inc.	Innophos Holdings, Inc.	Sensient Technologies Corporation
Cleveland-Cliffs Inc.	Innospec Inc.	Tronox Limited
Eagle Materials Inc.	Kaiser Aluminum Corporation	U.S. Concrete, Inc.
Element Solutions Inc.	Martin Marietta Materials, Inc.	U.S. Silica Holdings, Inc.
	Minerals Technologies Inc.	Vulcan Materials Company

With the assistance of its independent compensation consultant, the Compensation Committee reviews a summary of compensation practices of our peer group and annually compares our three principal elements of executive compensation (base pay, annual incentive opportunity and long-term incentive compensation) with similar programs at our peer group companies to ensure our NEO total compensation is within a reasonably competitive range of our peers. The Compensation Committee also considers individual factors such as performance, responsibilities and experience. In setting 2019 compensation, the Compensation Committee also considered our market group, which is comprised of a blend of our peer group and market data from reputable survey sources. Our peer group data, along with market group data, is used to ensure we have an accurate size and scope of data for setting competitive pay positions for our executive officers.

EXECUTIVE COMPENSATION DECISIONS FOR 2019

The Compensation Committee approves compensation awards that are not contingent on the number, term or current value of other compensation previously awarded to executive officers. The Compensation Committee is of the opinion that reducing or limiting current awards or other performance-based compensation because of prior gains realized would unfairly penalize the individual and reduce the motivation for high performance. Further, the Compensation Committee does not purposefully increase total longer-term compensation value in a given year to offset less than expected returns from previous awards.

Our Compensation Committee determines all compensation for executive officers. During the first quarter of each year, our Compensation Committee conducts an evaluation to determine if any changes in compensation are appropriate for any of our executive officers. This evaluation is based on a market analysis prepared by its independent compensation consultant, individual performance and our overall financial performance, and, for each NEO, the Compensation Committee considers this information to independently determine each component of compensation.

The CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. At our Compensation Committee’s request, the Interim CEO (in February 2019) and CEO (in February 2020) reviewed with our Compensation Committee the performance of our other executive officers, but no other executive officer or employee reviews the performance of our executive officers. The Compensation Committee gives considerable weight to the Interim CEO’s and CEO’s evaluations of our other executive officers because of their direct knowledge of these individuals’ performance and contributions.

Base Salary. Base pay provides a fixed level of cash compensation for services rendered, competitive with base salaries within our market group. When setting NEO base pay, the Compensation Committee considered (i) the relationship between our base salary levels and the blended market level of the base salaries of our market group, with a view towards recruiting and retaining talent, and (ii) the experience, knowledge, responsibilities, skills, potential and performance of the individual NEO. For 2019, base pay was targeted near the 50th percentile (median) of our market group. Actual base pay may be above or below the median depending on the Compensation Committee’s considerations.

As a result of its review, the Compensation Committee determined in February 2019 to make no changes to the base salaries of our NEOs employed with us at that time (Mr. Standen, Mr. Griffith and Ms. Jones). The base salaries of Mr. Crutchfield and Mr. Schuller were agreed upon in the Crutchfield Employment Agreement and the Schuller Offer Letter, respectively.

The following table summarizes each NEO’s base pay in 2019.

Name and Title	Base Pay Effective January 1, 2019(1)	Base Pay Effective December 31, 2019	Percent Change

Kevin S. Crutchfield President and Chief Executive Officer	$1,050,000	$1,050,000	—%

James D. Standen Chief Financial Officer	$470,000	$470,000	—%

S. Bradley Griffith Chief Commercial Officer	$490,000	$490,000	—%

George J. Schuller, Jr. Chief Operations Officer	$625,000	$625,000	—%

Angela Y. Jones Former Chief People Officer	$370,000	$370,000	—%

(1) Represents base pay as of May 7, 2019 for Mr. Crutchfield and September 3, 2019 for Mr. Schuller, their respective start dates.

2019 Management Annual Incentive Program

MAIP Overview. Annual cash bonuses are paid to our NEOs under the MAIP, which links a substantial portion of each NEO’s annual cash compensation to our financial performance and individual performance. These bonuses are designed to reward, when earned, short-term performance evidenced by the achievement of our annual operating plan’s goals and individual performance. Bonuses paid under the MAIP are variable and are determined by the Compensation Committee based on targets and performance factors set by the Compensation Committee at the beginning of the year. MAIP bonus payments are made under our 2015 Incentive Award Plan and are typically paid in March following the performance year.

2019 MAIP Bonus Formula. In 2019, MAIP bonuses to our NEOs were calculated using the following formula.

Base Salary Target Percentage Performance Factor Performance Factor Achievement MAIP Bonus

MAIP Target Bonus Percentage. Target MAIP bonuses are based on a percentage of each NEO’s base salary. Actual MAIP bonuses may range from 0% to 200% of each NEO’s target MAIP bonus, depending on actual results achieved against the MAIP performance factors. The target MAIP bonus percentages are set by the Compensation Committee and intended to be market competitive and consistent with median short-term cash bonus percentages of our market group. The MAIP target percentages and target bonuses are set forth below. For 2019, the Compensation Committee, in consultation with Pearl Meyer, reviewed our executive’s total compensation to ensure appropriate alignment with our market group, to reflect the market for executive talent and to recognize individual performance and contribution to the Company. Based on this review, the Compensation Committee determined in February 2019 to increase the MAIP target percentage by 10 percentage points for 2019 for each NEO employed by us at that time (Mr. Standen, Mr. Griffith and Ms. Jones), as compared to 2018. The MAIP target percentage for Mr. Crutchfield and Mr. Schuller were agreed upon in the Crutchfield Employment Agreement and the Schuller Offer Letter, respectively.

NEO	Base Salary	Target Percentage	Target Bonus
K. Crutchfield	$1,050,000	125%	$1,312,500
J. Standen	$470,000	70%	$329,000
S. Griffith	$490,000	70%	$343,000
G. Schuller, Jr.(1)	$625,000	75%	$468,750
A. Jones(2)	$370,000	65%	$240,500

(1) Under the Schuller Offer Letter, Mr. Schuller is guaranteed a MAIP bonus for 2019 of at least $775,000 (124% of his base salary).

(2) Ms. Jones did not receive a MAIP bonus for 2019 because she was not employed by us on the date MAIP bonuses were paid. Pursuant to the terms of her separation agreement, we agreed to pay her an amount equal to the MAIP bonus she would have received had she remained employed by us through the date of payment, with an individual performance factor achievement of 100% (at target).

MAIP Performance Factors. For any MAIP bonus payments to be made, the Company must achieve Adjusted EBITDA of at least 75% of the pre-established Adjusted EBITDA target. If this hurdle is achieved, MAIP bonus payments for NEOs are based on the following performance factors: (i) Adjusted EBITDA for the Company as a whole and (ii) individual performance objectives, which measure personal performance. The following table outlines the weighting of each factor and rationale for using these performance factors.

Performance Factor	Weighting	Rationale
Company Financial Performance: Adjusted EBITDA	80%

Adjusted EBITDA is a measure of our operating performance, which excludes elements of resource allocation, financing methods, cost of capital and income tax positions that are managed at a corporate level apart from our core business operations. Adjustments are also made for unexpected, unusual or non-recurring items and certain non-cash items.

Individual Performance: Personal Performance Objectives	20%	Performance objectives for each person drive individual accountability.

Financial Performance Factors. The Compensation Committee chose Adjusted EBITDA as the financial metric to measure Company performance for purposes of the NEO’s MAIP bonus payments for 2019. The Company performance factor and the targeted achievement levels were approved in the first quarter of 2019 and were chosen based on considerations that included 2018 results, a targeted improvement for 2019, the Board-approved 2019 annual operating plan and the anticipated 2019 business environment. The targeted achievement levels exceeded the 2018 targets.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. For MAIP and other compensation purposes, Adjusted EBITDA is calculated by excluding 2019 costs related to executive transition and reorganization costs as well as 2019 costs related to Mississippi River flooding. The Compensation Committee believes adjustments to EBITDA are appropriate to avoid the impact (positive or negative) on Company performance factor achievements that result from unusual or non-recurring items outside of management’s control, or non-cash items or events not contemplated by our 2019 annual operating plan and to help ensure that management takes actions that will benefit the long-term performance of the Company despite potential short-term unfavorable impacts.

The Company performance factors are subject to a payout cap of 200% of target. The actual achievement of the Company performance factors are computed from our financial results as certified by the Chief Financial Officer using a linear calculation and the following payout scale.

Percent of Company Performance Achieved	Adjusted EBITDA (Millions)	Resulting Company Performance Factor Achievement Payout
Less than 75%	—	0%
75% (Threshold)	$255.8	50%
100% (Target)	$341.1	100%
120% or greater (Maximum)	$409.3	200%

In 2019, our Adjusted EBITDA performance based on the above payout scale was below target, as shown in the following table.

Company Performance Factors	Actual Performance Achieved (Millions)	Actual Performance Achieved (as a Percent of Target)	Resulting Company Performance Factor Achievement

Company Adjusted EBITDA	$311.0	91.17%	82.33%

Individual Performance Factor. The personal performance objectives for each of our NEOs are based on a combination of the current year and longer-term business goals, are both quantitative and qualitative in nature and include key Company strategic objectives specific to each individual’s area of responsibility and accountability. The table below provides a general description of the personal performance objectives for each of our NEOs. Certain personal performance objectives and specific targets are not disclosed because we believe this disclosure would reveal strategic objectives and information that is not otherwise publicly disclosed and would result in competitive harm.

After the end of the performance year, our CEO reviewed the individual performance of the other NEOs with the Compensation Committee and recommended an achievement level for the individual performance metric, which can range from 0% to 200%, based on the degree to which these NEOs achieved their personal performance objectives. The Compensation Committee also considered the performance of our CEO and determined his achievement level for the personal performance metric, which can range from 0% to 200%. In determining the individual performance factor achievement for each NEO, the Compensation Committee and our CEO did not place specific weighting on any one personal performance objective, but performed a holistic assessment of each individual NEO’s objectives, taking into account the relative importance of each objective to our strategic goals.

Name	2019 Personal Performance Objectives	Individual Performance Factor Achievement
K. Crutchfield	• Build and improve upon a culture of zero harm that reduces safety total case incident rates, ensures environmental compliance and makes progress on sustainability measures	125%
	• Deliver on annual operating plan targets, with a focus on improvement of Goderich mine performance
	• Drive strategic initiatives that transform the business and create value for stockholders
	• Evaluate and improve the talent pipeline and critical leadership capabilities to drive execution, an inclusive culture and overall organizational health
	• Improve external key stakeholder engagement including in communities where we live and work
J. Standen	• Lead improvements in forward-looking business processes and partner with business unit teams on key strategies and deliverables	125%
	• Optimize free cash flow, including effective management of capital expenditures
	• Ensure a robust financial control environment
	• Lead the effective communication of Company financial results, strategy and capital allocation philosophy to stockholders
B. Griffith	• Deliver improvements in safety metrics and maintain environmental compliance	125%
	• Build upon a culture of innovation and product development
	• Deliver on financial, production, and capital expenditure objectives
	• Continue to attract top talent and build an inclusive culture of development, engagement and high performance
G. Schuller	• Set the standard in environmental, health, safety and sustainability	125%
	• Deliver operational savings to improve profitability
	• Work closely with the Goderich Mine management team to establish consistency, execute on proven practices and drive continuous improvement and improved labor relations
	• Be a strong leader through collaboration, respect, integrity, customer focus, employee engagement and organizational health
A. Jones(1)	• Develop and lead targeted initiatives to create an inclusive, best place to work culture to enable high performance teams and a collaborative labor environment	n/a
	• Facilitate the delivery of a strong bench of talent for key roles across the enterprise, in support of the business strategic plan
	• Simplify and standardize critical HR processes towards achieving operational excellence in line with customer expectations
	• Implement training and development to support business growth

(1)  Ms. Jones did not receive a MAIP bonus for 2019 because she was not employed by us on the date MAIP bonuses were paid. Pursuant to the terms of her separation agreement, we agreed to pay her an amount equal to the MAIP bonus she would have received had she remained employed by us through the date of payment, with an individual performance factor achievement of 100% (at target).

MAIP Results. All MAIP bonuses are approved by the Compensation Committee following its review and approval of the financial performance factor achievement levels (which were certified by the Chief Financial Officer) and individual performance factor achievement levels. The following table shows the 2019 MAIP bonuses paid to NEOs.

NEO	MAIP Bonus Paid	Target MAIP Bonus	Percentage of Target MAIP Bonus

K. Crutchfield	$1,192,590	$1,312,500	90.86%

J. Standen	$298,943	$329,000	90.86%

S. Griffith	$311,664	$343,000	90.86%

G. Schuller, Jr.(1)	$775,000	$468,750	165.33%

A. Jones(2)	$—	$240,500	—%

(1)  Under the Schuller Offer Letter, Mr. Schuller is guaranteed a MAIP bonus for 2019 of at least $775,000 (124% of his base salary).

(2)  Ms. Jones did not receive a MAIP bonus for 2019 because she was not employed by us on the date MAIP bonuses were paid. Pursuant to the terms of her separation agreement, we agreed to pay her an amount equal to the MAIP bonus she would have received had she remained employed by us through the date of payment, with an individual performance factor achievement of 100% (at target).

Long-Term Incentive Compensation

Overview. Our executive compensation program includes long-term incentive compensation to reward performance through the use of equity-based awards, which emphasize long-term stockholder value creation and aim to align stockholder interests and Company objectives as well as balance pay at risk and retention. The equity awards granted by the Compensation Committee to NEOs (other than Mr. Crutchfield and Mr. Schuller) in April 2019 were a combination of RSUs and PSUs, with a target grant value mix of 33.34% RSUs and 66.64% PSUs. Stock options were eliminated from the equity award mix in 2019.

The RSUs and PSUs granted in April 2019 are performance-based. These RSUs are forfeited unless a performance hurdle is satisfied. The PSUs have performance criteria based on either rTSR or ROIC, and the number of shares that may be awarded to NEOs on vesting will depend on our actual results measured against these performance criteria.

The Compensation Committee establishes a targeted long-term incentive compensation dollar amount for annual equity awards for each NEO. The goal is to target total direct compensation (consisting of base pay, MAIP and long-term incentive compensation awards) at or near the median of the total direct compensation of our market group. The 2019 long-term incentive compensation targeted grant values for annual equity awards are further described under “—Target Grant Values.”

In addition, the Compensation Committee granted equity awards to Mr. Crutchfield and Mr. Schuller as an inducement to joining the Company as well as special retention awards to NEOs employed by us in January 2019 (Mr. Standen, Mr. Griffith and Ms. Jones) to encourage retention through our CEO transition, as described in this Compensation Discussion and Analysis.

Restricted Stock Unit Grants. NEOs (other than Mr. Crutchfield and Mr. Schuller) were granted RSUs on April 1, 2019, with a performance hurdle tied to 2019 financial performance, which will vest on April 1, 2022 (three years after the grant date) if the performance hurdle is satisfied. Each RSU represents the right to receive one share of our common stock. NEOs have no voting rights with respect to RSUs.

The RSUs have dividend equivalents, which entitle the NEOs to the same dividend value per share as holders of our common stock. Dividend equivalents are not paid until the RSU performance hurdle is satisfied. If the RSU performance hurdle is satisfied, the accumulated dividend equivalents are paid, and, subsequently, dividend equivalents are paid on the RSUs when dividends are declared. If the RSU performance hurdle is not satisfied, the RSU will be forfeited and no dividend equivalents will be paid.

For the 2019 RSU grants, the performance hurdle required our 2019 Adjusted EBITDA be at least $170.5 million, which has been satisfied. This amount was chosen because it is equal to 50% of the Adjusted EBITDA in our Board-approved 2019 annual operating plan.

Performance Stock Unit Grants. NEOs (other than Mr. Crutchfield and Mr. Schuller) were granted rTSR PSUs and ROIC PSUs on April 1, 2019. Mr. Crutchfield was granted rTSR PSUs and ROIC PSUs on May 7, 2019. These PSUs have a three-year performance period and will vest on April 1, 2022 (three years after the grant date), to the extent the performance criteria are met (i.e., to the extent the PSUs are earned). Each PSU represents the right to receive one share of our common stock. Based on the performance at the end of the three-year performance period, NEOs may earn less or more than the target number of PSU awards granted. NEOs have no voting rights with respect to PSUs.

The 2019 rTSR PSU grants are measured by ranking our three-year total shareholder return relative to our peer group during the three-year performance period. At the end of the performance period, the number of shares of common stock that will be earned with respect to each rTSR PSU will be calculated by using a straight-line interpolation between threshold and target, as well as between target and maximum, as follows.

Benchmark Ranking	% of rTSR PSU Earned
< 25th Percentile	0%
25th Percentile (Threshold)	50%
50th Percentile (Target)	100%
>=75th Percentile (Maximum)	150%

The ROIC PSUs have a three-year performance period. The three-year target ROIC was set by taking the average of the current year approved budgeted ROIC and the subsequent two annual estimated ROIC from our strategic and capital investment plans. At the end of the performance period, the number of shares of our common stock that will be earned with respect to each ROIC PSU will be calculated by using a straight-line interpolation between threshold and target, as well as between target and maximum, as follows.

% of Goal Achieved	% of ROIC PSU Earned
< =2.5 Percentage Points below Target (Threshold)	0%
= Target(1)	100%
> =2.5 Percentage Points above Target (Maximum)	200%
(1) The specific ROIC target is not disclosed because we believe this disclosure would reveal strategic objectives and information that is not otherwise publicly disclosed and would result in competitive harm.

Dividend equivalents are accumulated and paid only on PSUs actually earned and are paid when the shares underlying the PSUs are issued. If no PSUs are earned, the PSUs will be forfeited and no dividend equivalents will be paid.

Special Retention Awards. On January 3, 2019, the Compensation Committee granted a special retention award of RSUs to each NEO to encourage stability through our CEO transition and retention of key talent, awarding 10,000 RSUs to each of Mr. Standen and Mr. Griffith and 7,500 RSUs to Ms. Jones, which vest on July 3, 2020 (18 months following the grant date). Each RSU represents the right to receive one share of our common stock. NEOs have no voting rights with respect to RSUs. The RSUs have dividend equivalents, which entitle the NEOs to the same dividend value per share as holders of our common stock.

Status of Performance Stock Unit Grants. The following table shows the PSUs earned in 2019 and 2020, following the completion of the three-year performance period.

Performance Period	Vesting Date	Performance Measure	PSUs Earned

April 1, 2016 - March 31, 2019	April 1, 2019	rTSR	0%

January 1, 2016 - December 31, 2018	April 1, 2019	ROIC	0%

April 1, 2017 - March 31, 2020	April 3, 2020	rTSR	TBD

January 1, 2017 - December 31, 2019	April 3, 2020	ROIC	0%

Target Grant Value. The following table summarizes the target grant value of annual equity awards and the number of equity awards granted in April 2019 to NEOs employed by us at that time (Mr. Standen, Mr. Griffith and Ms. Jones). In February 2019, the Compensation Committee, in consultation with Pearl Meyer, reviewed our NEO’s total compensation to ensure appropriate alignment with our market group, to reflect the market for executive talent and to recognize individual performance and contribution to the company. Based on this review, the Compensation Committee increased the award target grant percentage of each NEO employed by us at that time (Mr. Standen, Mr. Griffith and Ms. Jones) by 10 percentage points. The target grant value of equity awards for Mr. Crutchfield and Mr. Schuller were agreed upon in the Crutchfield Employment Agreement and the Schuller Offer Letter, respectively.

NEO	Target Grant Value(1)	RSUs Granted(2)	rTSR PSUs Granted(3)	ROIC PSUs Granted(2)
J. Standen	$846,000	5,335	4,601	5,333
S. Griffith	$882,000	5,562	4,796	5,560
A. Jones(4)	$499,500	3,150	2,716	3,149

(1)  The Compensation Committee determined the target grant value in February 2019.

(2)  The number of RSUs granted is equal to 33.34% of the target grant value and the number of ROIC PSUs grant is equal to 33.33% of the target grant value, divided by the volume weighted average price of our common stock for the 20 consecutive trading days ending on the April 1, 2019 grant date.

(3)  The number of rTSR PSUs granted is equal to 25% of the target grant value divided by the value of the rTSR PSUs, as determined by using a Monte Carlo valuation.

(4)  Ms. Jones forfeited all of her 2019 equity awards when she departed the Company in February 2020. See “—Executive Compensation Decisions for 2020—Separation Agreement of Ms. Jones” for information about her separation payments and benefits.

Offer Letter of Mr. Schuller

In connection with Mr. Schuller joining us as Chief Operations Officer on September 3, 2019, we entered into the Schuller Offer Letter. We provided certain sign-on inducements as described below, which are intended to compensate Mr. Schuller for compensation and other benefits forfeited when he left his employer of over 30 years to join Compass Minerals. The Schuller Offer Letter provided for:

•	Base salary: $625,000 per year.

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MAIP cash bonus opportunity: Targeted at 75% of base salary. However, for 2019, we agreed that Mr. Schuller’s cash bonus will not be less than 124% of his base salary as a sign-on inducement. More information about the MAIP bonus can be found at “—Executive Compensation Decisions for 2019—2019 Management Annual Incentive Program.”

•	Long-term incentive compensation:

◇	For 2020 and future years: Annual target grant value of 190% of base salary.

◇	Sign-on inducement award: Mr. Schuller was granted RSUs with an equity award value of $1,913,000 on September 3, 2019, vesting in three equal annual installments following the grant date.

•	Sign-on inducement cash bonus: $110,000, payable in January 2020.

•	Benefits: Relocation, tax preparation and participation in other executive compensation and benefits programs.

Additional information about the Schuller Offer Letter can be found under “Termination of Employment and Change-in-Control Benefits.”

Interim CEO Compensation of Mr. Grant

Mr. Grant served as our Interim CEO from November 19, 2018 until May 6, 2019, when Mr. Crutchfield was named our CEO. Mr. Grant’s service as Interim CEO followed mutual agreement between our Board and Francis J. Malecha that Mr. Malecha would step down from his position as President, Chief Executive Officer and Board member effective November 19, 2018.

Prior to Mr. Grant’s appointment as Interim CEO, Mr. Grant served as our Chairman of the Board and had been a member of our Board since 2004. To compensate Mr. Grant for his service as Interim CEO, we entered into a letter agreement with Mr. Grant, dated November 19, 2018 (the “Interim CEO Letter Agreement”). Following his service as Interim CEO, Mr. Grant began serving as our Non-Executive Chairman of the Board.

Under the Interim CEO Letter Agreement, Mr. Grant was entitled to receive the following for his service as Interim CEO:

•	Base salary: $95,000 per month, as his base salary.

•	Cash bonus: $300,000 upon the appointment of a new President and Chief Executive Officer.

•	Equity: 7,500 DSUs upon the appointment of a new President and Chief Executive Officer and Mr. Grant assuming the role of Non-Executive Chairman of the Board.

•	Benefits: Reimbursement of any temporary housing, reasonable travel and business expenses.

Mr. Grant did not receive compensation for his services as a Board member while serving as Interim CEO. Because Mr. Grant served in an interim role, his compensation is not indicative of our general executive compensation approach. Although he was an executive officer, Mr. Grant did not participate in our executive compensation and benefits programs described in this Compensation Discussion and Analysis, other than as set forth in the Interim CEO Letter Agreement. Our Compensation Committee (excluding Mr. Grant, who had been a member of our Compensation Committee prior to his appointment as Interim CEO) approved the terms of Mr. Grant’s compensation as Interim CEO.

Separation Agreements and Compensation of Mr. Sepich and Ms. Toman

Mr. Sepich and Ms. Toman departed the Company effective July 17, 2019. Mr. Sepich and Ms. Toman are entitled to severance payments under our Executive Severance Plan, which is described in more detail under “Termination of Employment and Change-in-Control Benefits.” As a condition to receiving these severance payments, Mr. Sepich entered into a separation agreement with us on September 28, 2019 and Ms. Toman entered into a separation agreement with us on September 30, 2019.

Under the terms of the separation agreement with Mr. Sepich, Mr. Sepich received the payments and benefits contemplated by our Executive Severance Plan, which included a one-time lump sum payment of $1,652,217, less applicable holdings and deductions. This lump sum payment is calculated as the sum of (a) $490,000, representing 12 months of base salary at the rate in effect as of July 17, 2019, plus (b) $343,000, representing his 2019 MAIP bonus at the target level, plus (c) $36,509, representing 18 months of the costs of continued health and welfare benefits, plus (d) $782,707, representing a cash payment equal to the value of RSUs he held as of July 17, 2019, prorated based on the time worked during the vesting period. In addition, we agreed to pay Mr. Sepich an additional one-time lump sum payment of $29,642 in lieu of providing the outplacement services contemplated by our Executive Severance Plan and paid him for unused 2019 vacation. In connection with his separation agreement, Mr. Sepich agreed to a release and waiver of claims.

Under the terms of the separation agreement with Ms. Toman, Ms. Toman received the payments and benefits contemplated by our Executive Severance Plan, which included a one-time lump sum payment of $998,432, less applicable holdings and deductions. This lump sum payment is calculated as the sum of (a) $405,000, representing 12 months of base salary at the rate in effect as of July 17, 2019, plus (b) $263,250, representing her 2019 MAIP bonus at the target level, plus (c) $33,000, representing 18 months of the costs of health and welfare benefits, plus (d) $297,182, representing a cash payment equal to the value of RSUs she held as of July 17, 2019, prorated based on the time worked during the vesting period. In addition, in connection with the separation agreement, we paid her for unused 2019 vacation and we entered into a consulting agreement with Ms. Toman beginning October 1, 2019, pursuant to which she will receive an aggregate $250,000 fee paid monthly over the six-month consulting term, and we agreed to pay Ms. Toman an additional one-time lump sum payment of $25,000 in lieu of providing the outplacement services contemplated by our Executive Severance Plan. In connection with her separation agreement, Ms. Toman agreed to a release and waiver of claims, a non-disparagement covenant and a cooperation covenant.

Mr. Sepich’s base salary as of January 1 and July 17, 2019 was $490,000. Ms. Toman’s base salary as of January 1, 2019 was 389,719 and as of July 17, 2019 was $405,000. In addition, on April 1, 2019, Mr. Sepich received an equity award with a grant value of $882,200 and Ms. Toman received an equity award with a grant value of $546,750, consistent with the equity award mix granted to the NEOs. On January 3, 2019, Mr. Sepich was granted a special retention award of 10,000 RSUs and Ms. Toman was granted 7,500 RSUs. Mr. Sepich’s and Ms. Toman’s unvested equity awards were forfeited in full effective July 17, 2019. Neither Mr. Sepich nor Ms. Toman received a MAIP bonus for 2019. Mr. Sepich and Ms. Toman also participated in our executive compensation and benefits programs described in this Compensation Discussion and Analysis.

EXECUTIVE COMPENSATION DECISIONS FOR 2020

Prior to the date of this Proxy Statement, the Compensation Committee made a number of decisions affecting executive officer compensation in 2020. This section provides a brief overview of those decisions and reflects our work to continue to keep our executive pay competitive with our market group and reflective of our pay-for-performance philosophy as well as information regarding the separation of Ms. Jones.

2020 Compensation Decisions. The Compensation Committee, in consultation with FW Cook, reviewed our NEO’s total compensation to ensure appropriate alignment with our market group, to reflect the market for executive talent and to recognize individual performance and contribution to the Company. Based on this review and the Company’s 2019 performance, the Compensation Committee made the following decisions with respect to the compensation of our NEOs.

•	Base Salaries (effective March 1, 2020): Modest increases for Mr. Crutchfield and Mr. Schuller (less than 2%), a 6.4% increase for Mr. Standen and a 5.1% increase for Mr. Griffith.

•	MAIP cash bonus: No changes were made to the 2020 MAIP target percentages for NEOs.

◇

We have introduced additional performance metrics, so that MAIP bonus are based on EBITDA (weighted at 45%), Company free cash flow (weighted at 20%), total controllable incident rate (which measures our safety performance and is weighted at 15%) and shared performance objectives for senior management team (weighted at 20%).

•	Long-term incentive compensation: No changes to target grant values of annual equity awards for 2020, which were granted in January 2020.

◇

We have made changes to the equity mix, eliminating ROIC PSUs, and awarded an equity mix of 40% RSUs and 60% rTSR PSUs (the actual number of shares that be earned from the rTSR PSUs may range between 0% and 200% of the target award level).

Separation Agreement of Ms. Jones. Ms. Jones departed the Company on February 19, 2020. In connection with her departure, Ms. Jones was entitled to severance payments under our Executive Severance Plan, which is described in more detail under “Termination of Employment and Change-in-Control Benefits.” As a condition to receiving these severance payments, Ms. Jones entered into a separation agreement with us on February 21, 2020. Under the terms of the separation agreement with Ms. Jones, Ms. Jones received the payments and benefits contemplated by our Executive Severance Plan, which included a one-time lump sum payment of $1,069,887, less applicable holdings and deductions. This lump sum payment is calculated as the sum of (a) $370,000, representing 12 months of base salary at the rate in effect as of February 19, 2020, plus (b) $240,500, representing her 2020 MAIP bonus at the target level, plus (c) $459,387, representing a cash payment equal to the value of RSUs she held as of February 19, 2020, prorated based on the time worked during the vesting period. As contemplated by the Executive Severance Plan, we paid $12,846, representing 18 months of the costs of health and welfare benefits, paid her for unused 2020 vacation and Ms. Jones is also entitled to outplacement services. In addition, in connection with the separation agreement, we agreed to pay Ms. Jones $206,503, representing her 2019 MAIP bonus (reflecting the actual Company performance factor achieved and assuming the target level of achievement for the individual objectives) and entered into a consulting agreement with Ms. Jones beginning February 21, 2020, pursuant to which she will receive an aggregate $250,000 fee paid monthly over the consulting term which ends on December 31, 2020. In connection with her separation agreement, Ms. Jones agreed to a release and waiver of claims, a non-disparagement covenant and a cooperation covenant.

OTHER COMPENSATION POLICIES AND PRACTICES

Our Compensation Committee regularly discusses practices and corporate governance developments related to executive compensation. This section contains more information about compensation practices we have in place to support our desire to appropriately impact performance results and align with long-term stockholder interests.

Independent Compensation Consultant. The Compensation Committee retained the services of FW Cook, an executive compensation consulting firm, in September 2019 for professional advice regarding director and executive compensation. Prior to retaining FW Cook, the Compensation Committee had retained Pearl Meyer, an executive compensation consulting firm, for professional advice regarding the director and executive officer compensation otherwise described in this Proxy Statement. Pearl Meyer was first engaged in June 2011 and reported directly to the Compensation Committee.

No member of the Compensation Committee or NEO has any significant affiliation with FW Cook or Pearl Meyer. The Compensation Committee has assessed the independence of FW Cook and Pearl Meyer pursuant to NYSE and SEC rules and concluded no conflict of interest exists that would prevent FW Cook or Pearl Meyer from independently advising the Compensation Committee.

In setting 2019 executive compensation, the Compensation Committee used Pearl Meyer’s services to obtain comparative executive compensation information benchmarked to our peer companies, our market group and published survey data. Pearl Meyer looks for data from companies in labor markets in which we compete and that follow similar pay models. The Compensation Committee periodically sought input from Pearl Meyer on director compensation and a range of external market factors, including evolving compensation trends, status of the current labor market, appropriate comparison companies and market survey data.

The Compensation Committee has determined management may also use the services of the independent compensation consultant with the prior approval of the Compensation Committee. The Company did not engage Pearl Meyer independently from the Compensation Committee for assistance. Prior to September 2019, the Company engaged FW Cook to provide services related to executive compensation and paid approximately $20,000 of fees to FW Cook for these services.

No Undue Risk in Compensation Programs. We aim to reduce the probability and relative impact of compensation-related risk by continuously assessing the risks inherent in our compensation systems and the appropriate risk mitigating strategies. Our management regularly reviews and updates the Compensation Committee on the compensation-related risks identified and the status of mitigation strategies. We mitigate undue risk by emphasizing long-term equity incentives and utilizing caps on potential payments, reasonable retention strategies, performance targets, and appropriate Board and management processes to identify and manage risk. See the discussion under “Proposal 2—Election of Directors—Board of Directors and Board Committees—Compensation Policies and Practices Related to Risk Management” for more information about our practices related to compensation risk management.

Clear Corporate Governance Policies, including a Strong Clawback Policy. We have adopted policies which expressly prohibit repricing of underwater stock options, do not allow excise tax gross-ups, provide for a clawback and place explicit restrictions on hedging of equity awards. Our Compensation Clawback Policy covers all current and former employees, including executive officers, who receive incentive compensation under our incentive plans. Under this policy, our Compensation Committee may seek to recover repayment of all or a portion of any bonus or other incentive-based or equity-based compensation awarded or paid under our incentive plans in the event of a financial restatement on a “no fault” basis, meaning repayment may be required whether or not the individual’s actions involve misconduct. Our Compensation Committee may also seek recovery all incentive compensation awarded in the past 12 months where a covered employee is found, following an internal investigation, to have committed a material violation of our Code of Ethics or other Company policy that harms or threatens the Company or our officer, directors or employees.

Appropriate Levels of At-Risk Pay. Our Compensation Committee believes compensation for our executive officers should be more heavily weighted toward variable elements of compensation than is the case for other employees. The rationale is that executive officer performance is more likely to have a strong and direct impact in leading the attainment of strategic and financial goals likely to affect stockholder value. We tie pay to performance by ensuring that a significant portion of compensation is performance-based and at-risk. We set clear financial goals for Company performance and differentiate based on individual performance against pre-set objectives. We have imposed a minimum multi-year vesting period for all executive equity awards, except awards granted as an enticement for new hires and the special retention awards granted in January 2019. We have designed our pay mix to reflect this relationship. The charts on page 31 illustrates the mix of total direct compensation at target for 2019 for our CEO and, on average, for our other NEOs.

Stock Ownership Guidelines and Retention Requirement. Our Compensation Committee has adopted a policy requiring each non-employee director and senior management member to obtain and maintain ownership in our common stock (or its equivalent) at specified levels. We believe this policy aligns management and stockholder interests, requiring our CEO and executive officers to own a meaningful amount of Company stock within five years of appointment. For more information, see “Proposal 2—Election of Directors—Corporate Governance—Stock Ownership Guidelines.”

Employment Agreements, Change in Control Agreements and Executive Severance Plan. In general, we do not offer our executive officers employment agreements, except for the CEO. We have a double trigger change in control severance agreement (“CIC agreement”) in place with each NEO and have adopted an Executive Severance Plan. Each NEO has also entered into a restrictive covenant agreement.

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Employment Agreement with the CEO. We entered into an employment agreement with Mr. Crutchfield, effective May 7, 2019. This agreement addresses, among other things, base compensation, cash bonus award target, long-term incentives and certain post-termination payments, as described in this Compensation Discussion and Analysis and under “Termination of Employment and Change-in-Control Benefits.” His employment agreement provides for an initial three-year term, with automatic extension of the term for successive one-year periods unless either party provides 60-day advance notice of non-renewal or it is terminated earlier.

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Change in Control Arrangements. The Compensation Committee believes agreements assuring income replacement after a termination of employment in connection with a change of control are important to retain executive officers and to ensure they remain focused on stockholder interests in the event a change in control negotiation takes place. We have double trigger change in control provisions in place for each NEO, which means there is no payout unless the NEO’s employment is terminated upon a change in control as further described in the CIC agreements. The Compensation Committee considers the existence of these post-termination compensation arrangements in assessing whether overall compensation of our NEOs is competitive to our market group. The CIC agreements do not provide for excise tax gross-up payments upon a change in control. More information can be found under “Termination of Employment and Change-in-Control Benefits.

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Executive Severance Plan. The Compensation Committee adopted an Executive Severance Plan effective January 1, 2019. The plan is designed to provide uniform treatment and encourage executive retention by providing financial protection in the event of unexpected job loss. Each of the NEOs participates in this plan, other than Mr. Crutchfield. In situations where the NEO’s CIC agreement provides severance, no severance or other benefits will be payable under the Executive Severance Plan. More information can be found under “Termination of Employment and Change-in-Control Benefits.”

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Restrictive Covenant Arrangements. Each NEO has entered into a Restrictive Covenant Agreement with us limiting solicitation of employees and customers as well as competition for a period of two years (with respect or our CEO) and one year (with respect to our other NEOs) after the NEO’s termination of employment. Each NEO is also a party to a Confidentiality and Invention Assignment Agreement.

Tax Considerations. Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation a company can deduct in any one year for compensation paid to certain executive officers. While the Compensation Committee considered the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looked at other factors in making its decisions, as noted in this Compensation Discussion and Analysis.

The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure certain compensation granted prior to 2018 in a manner intended to satisfy the requirements for deductible compensation under Section 162(m), because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, including the transition relief described above, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Forward Looking Statements. The information discussed in our Compensation Discussion and Analysis contains statements regarding future individual, Company performance measures, targets and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Paul S. Williams, Chair

Valdemar L. Fischer

Richard S. Grant

Lori A. Walker

Amy J. Yoder

The foregoing Compensation Committee Report will not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent we specifically incorporate this information by reference and will not otherwise be deemed to be filed with the SEC under such Acts.

EXECUTIVE COMPENSATION TABLES

2019 SUMMARY COMPENSATION TABLE

The following table sets forth for each year shown the compensation paid to or earned by each NEO. For a complete understanding of the table, please read the narrative description that follows the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (MAIP) ($)	All Other Compensation ($)	Total ($)

Kevin S. Crutchfield(1) President and Chief Executive Officer	2019	684,518	—	5,021,589	2,294,747	1,192,590	331,634	9,525,078

James D. Standen Chief Financial Officer	2019	470,000	—	1,119,658	—	298,943	49,094	1,937,695
	2018	420,417	—	499,545	170,080	216,486	39,049	1,345,577
	2017	365,240	—	62,753	21,172	145,727	24,755	619,647

S. Bradley Griffith Chief Commercial Officer	2019	490,000	—	1,150,340	—	311,664	55,540	2,007,544
	2018	423,806	—	495,162	168,611	254,780	46,841	1,389,200
	2017	394,625	—	500,113	168,479	211,924	265,182	1,540,323

George J. Schuller, Jr.(2) Chief Operations Officer	2019	208,333	—	1,913,013	—	775,000	89,742	2,986,088

Richard S. Grant(3) Non-Executive Chairman of the Board	2019	519,665	300,000	467,354	—	—	26,762	1,313,781
	2018	241,196	—	494,996	—	—	63,088	799,280

Angela Y. Jones(4) Former Chief People Officer	2019	370,000	—	724,483	—	—	22,640	1,117,123

Anthony J. Sepich(5) Former Senior Vice President, Salt	2019	269,186	—	1,150,340	—	—	1,740,854	3,160,380
	2018	426,250	—	499,545	170,080	210,654	25,354	1,331,883
	2017	400,000	100,000	504,389	169,948	179,520	229,426	1,583,283

Diana C. Toman(6) Former Senior Vice President, General Counsel and Corporate Secretary	2019	219,943	—	764,824		—	1,325,019	2,309,786
	2018	388,885	—	357,876	121,839	160,262	40,731	1,069,593

(1)  Mr. Crutchfield joined us as President and Chief Executive Officer in May 2019. As a result, we have only provided information for 2019.

(2)  Mr. Schuller joined us as Chief Operations Officer in September 2019. As a result, we have only provided information for 2019.

(3)  Mr. Grant served as Interim CEO from November 2018 to May 2019, but was not an NEO in 2017. As a result, we have only provided information for 2018 and 2019. The information provided includes Mr. Grant’s 2019 compensation for his service as Interim CEO and as a Board member following his service as Interim CEO. Mr. Grant did not receive compensation for his services as a Board member (or as Chairman of the Board) while serving as Interim CEO.

(4)  Ms. Jones departed the Company on February 19, 2020 after having served most recently as Chief People Officer. Ms. Jones forfeited all of her 2019 equity awards upon her termination of employment. See “Compensation Discussion and Analysis—Executive Compensation Decisions for 2020—Separation Agreement of Ms. Jones” for more information about her separation payments and benefits. Ms. Jones was not an NEO in 2018 or 2017. As a result, we have only provided information for 2019.

(5)  Mr. Sepich departed the Company on July 17, 2019 after having served as Senior Vice President, Salt. Mr. Sepich forfeited all of his 2019 equity awards upon his termination of employment. See “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Separation Agreements and Compensation for Mr. Sepich and Ms. Toman” and “Termination of Employment and Change In Control Benefits” for more information regarding his separation payments and benefits.

(6)  Ms. Toman departed the Company on July 17, 2019 after having served as Senior Vice President, General Counsel and Corporate Secretary. Ms. Toman forfeited all of her 2019 equity awards upon her termination of employment. See “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Separation Agreements and Compensation for Mr. Sepich and Ms. Toman” and “Termination of Employment and Change In Control Benefits” for more information regarding his separation payments and benefits. Ms. Toman was not an NEO in 2017. As a result, we have only provided information for 2019 and 2018.

Salary. The amounts in the Salary column represent the base salary earned for the listed year. For Mr. Grant, the amounts include the base salary he earned as Interim CEO and the cash compensation paid to him for his service as a Board member prior to and following his service as Interim CEO. See the discussions on pages 22-24 and 42-43 for more information about the amounts paid to Mr. Grant and page 36 for more information about base salaries paid to our other NEOs.

Bonus. The amounts in the Bonus column represent a cash bonus paid to Mr. Grant upon the appointment of Mr. Crutchfield as our President and Chief Executive Officer and a cash sign-on bonus paid to Mr. Sepich of $100,000 as part of his hiring package when he joined us in November 2016, which was paid in 2017.

Stock Awards. The amounts in the Stock Awards column are the aggregate grant date fair value of RSUs and PSUs granted to the NEOs (other than Mr. Grant) and DSUs granted to Mr. Grant in connection with his service as a non-employee director prior to and following his service as Interim CEO in the listed year, determined in accordance with FASB ASC Topic 718. The RSUs and ROIC PSUs granted in 2019 are subject to performance conditions and their grant date fair value is calculated based on the probable outcome of the performance conditions as of the grant date, using the closing price of our common stock on the grant date. The rTSR PSUs granted in 2019 are subject to a market condition and their grant date fair value is calculated based on a Monte Carlo valuation of each award on the grant date. Estimates of dividend equivalents are included in the calculation of the grant date fair value of RSUs and PSUs but are not included in the calculation of the grant date fair value of DSUs. For more information, see Note 13 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The above table reflects the grant date fair value of RSUs granted in 2019 assuming the performance hurdle will be achieved and the grant date fair value of ROIC PSUs granted in 2019 assuming that the target level (or 100%) of performance will be achieved. The grant date fair values of ROIC PSUs granted in 2019 assuming that the maximum level (200% of target level) of performance will be achieved are: $3,469,455 for Mr. Crutchfield, $586,737, for Mr. Standen, $611,711, for Mr. Griffith, $346,453 for Ms. Jones, $611,711 for Mr. Sepich and $379,239 for Ms. Toman.

See the discussion beginning on page 22 for more information about DSUs granted to Mr. Grant in 2019 in connection with his service as a non-employee director and see pages 40-42 for more information about RSUs and PSUs granted in 2019, including the vesting schedules, RSU performance hurdle, PSU performance metrics and PSU performance periods.

The grant date fair value generally does not correspond to the actual value that is realized from DSUs, RSUs or PSUs. The actual values received upon vesting by NEOs in 2019 are included in the Option Exercises and Stock Vesting During 2019 table. Additional information on all outstanding DSUs, RSUs and PSUs is reflected in the Outstanding Equity Awards at 2019 Year-End table.

Option Awards. The amounts in the Stock Awards column are the aggregate grant date fair value of stock options granted in the listed year, determined in accordance with FASB ASC Topic 718. The amounts were calculated using the Black-Scholes option valuation model. For information regarding the assumptions used in calculating these amounts, see Note 13 to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

See page 29 for more information about stock options granted in 2019, including the vesting schedule. The stock options expire on May 7, 2026.

The grant date fair value generally does not correspond to the actual value that is realized from stock options. The actual values received upon exercise of stock options by NEOs in 2019 are included in the Option Exercises and Stock Vesting During 2019 table. Additional information on all outstanding stock options is reflected in the Outstanding Equity Awards at 2019 Year-End table.

Non-Equity Incentive Plan Compensation. The amounts in the Non-Equity Incentive Plan Compensation column reflect the amounts earned under the MAIP. See the discussion beginning on page 37 for more information about these payments, including the performance factors, the performance results and how payment amounts were determined.

All Other Compensation. The amounts reported in the All Other Compensation column represent the aggregate dollar amount for perquisites and other personal benefits provided to our NEOs and separation payments and benefits payable to Mr. Sepich and Ms. Toman. In 2019, “All Other Compensation” included the following:

Name	401(k) Plan Company Matching Contribution ($)	Disability and Life Insurance Premiums ($)(1)	Other ($)(2)

K. Crutchfield	18,375	12,332	300,927

J. Standen	43,486	5,608	—

S. Griffith	45,581	6,029	3,930

G. Schuller, Jr.	—	1,437	88,305

R. Grant	—	—	26,762

A. Jones	16,800	5,840	—

A. Sepich	16,800	4,505	1,717,549

D. Toman	16,800	3,635	1,304,584

(1)  Represents amounts paid by us for Company-sponsored long-term disability insurance and life insurance premiums, which includes accidental death and dismemberment coverage. For Mr. Crutchfield, includes a tax gross up of $2,480.

(2)  Represents amounts (i) paid by us for relocation expenses for Mr. Crutchfield of $277,047 (including a tax gross-up reimbursement payment of $125,826) and Mr. Schuller (including a tax gross-up reimbursement payment of $28,847), (ii) $20,000 of legal fees paid by us for Mr. Crutchfield in connection with the Crutchfield Employment Agreement, (iii) an executive physical for Mr. Crutchfield and Mr. Griffith, (iv) paid by us for temporary housing and travel expenses for Mr. Grant during his service as Interim CEO of $26,762, (v) separation payments and benefits for Mr. Sepich, which includes a lump sum cash payment of $1,681,859 and a cash out of unused 2019 vacation of $37,690, and (vi) separation payments and benefits for Ms. Toman, which includes a lump sum cash payment of $1,023,432, a cash out of unused 2019 vacation of $31,152 and a consulting fee of $250,000.

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides information about MAIP awards and equity awards granted to each NEO during 2019. For a complete understanding of the table, please read the narrative description that follows the table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (MAIP)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

K. Crutchfield			656,250	1,312,500	2,625,000
rTSR PSUs	5/7/2019	4/18/2019				13,920	27,839	41,759			1,618,838
ROIC PSUs	5/7/2019	4/18/2019				—	32,274	64,548			1,734,728
RSUs	5/7/2019	4/18/2019					47,170				2,535,388
Options	5/7/2019	4/18/2019							252,245	53.75	2,294,747

J. Standen			164,500	329,000	658,000
RSUs	1/3/2019	1/3/2019					10,000				397,500
rTSR PSUs	4/1/2019	2/24/2019				2,301	4,601	6,902			281,995
ROIC PSUs	4/1/2019	2/24/2019				—	5,333	10,666			293,368
RSUs	4/1/2019	2/24/2019					5,335				293,478

S. Griffith			171,500	343,000	686,000
RSUs	1/3/2019	1/3/2019					10,000				397,500
rTSR PSUs	4/1/2019	2/24/2019				2,398	4,796	7,194			293,947
ROIC PSUs	4/1/2019	2/24/2019				—	5,560	11,120			305,856
RSUs	4/1/2019	2/24/2019					5,562				305,966

G. Schuller			n/a	775,000	937,500
RSUs	9/3/2019	7/12/2019					39,177				1,913,013

R. Grant
DSUs	3/15/2019						350				18,732
DSUs	5/7/2019						7,500				403,125
DSUs	6/14/2019						438				24,322
DSUs	6/28/2019						440				24,178
DSUs	9/13/2019						439				24,922
DSUs	9/30/2019						709				40,051
DSUs	12/16/2019						124				7,244

A. Jones			120,250	240,500	481,000
RSUs	1/3/2019	1/3/2019					7,500				298,125
rTSR PSUs	4/1/2019	2/24/2019				1,358	2,716	4,074			166,464
ROIC PSUs	4/1/2019	2/24/2019				—	3,149	6,298			173,226
RSUs	4/1/2019	2/24/2019					3,150				173,282

A. Sepich			171,500	343,000	686,000
RSUs	1/3/2019	1/3/2019					10,000				397,500
rTSR PSUs	4/1/2019	2/24/2019				2,398	4,796	7,194			293,947
ROIC PSUs	4/1/2019	2/24/2019				—	5,560	11,120			305,856
RSUs	4/1/2019	2/24/2019					5,562				305,966

D. Toman			131,625	263,250	526,500
RSUs	1/3/2019	1/3/2019					7,500				298,125
rTSR PSUs	4/1/2019	2/24/2019				1,487	2,973	4,460			182,215
ROIC PSUs	4/1/2019	2/24/2019				—	3,447	6,894			189,614
RSUs	4/1/2019	2/24/2019					3,448				189,674

Estimated Possible Payouts under Non-Equity Incentive Plan Awards (MAIP). The amounts in the columns under the Estimated Possible Payouts under Non-Equity Incentive Plan Awards (MAIP) heading reflect the threshold, target and maximum bonus payment opportunities under the MAIP. The actual MAIP bonus payments are included in the 2019 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. See the discussion beginning on page 37 for more information about these payments, including the performance factors, the performance results and how payment amounts were determined.

Estimated Future Payouts under Equity Incentive Plan Awards. The amounts in the columns under the Estimated Future Payouts under Equity Incentive Plan Awards reflect the threshold, target and maximum number of shares of our common stock that may be issued with respect to PSUs granted in 2019. DSUs and RSUs do not have a threshold or maximum and, as a result, are presented only at target. See pages 22-24 for more information about DSUs granted to Mr. Grant in 2019 in connection with his service as a non-employee director following his service as Interim CEO and as dividends equivalent rights granted in connection with the Company’s quarterly dividends that accrued to DSUs held by Mr. Grant. See pages 40-42 for more information about RSUs and PSUs granted in 2019, including the vesting schedules, RSU performance hurdle, PSU performance metrics and PSU performance periods.

All Other Option Awards: Number of Securities Underlying Awards. The amounts in All Other Option Awards: Number of Securities Underlying Awards column represent the number of shares of our common stock that may be issuable under stock options. See page 29 for more information about stock options granted in 2019, including the vesting schedule. The stock options expire on May 7, 2026.

Grant Date Fair Value of Stock and Option Awards. The amounts in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair value of awards determined in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeiture. For more information, see the 2019 Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

The following table summarizes the outstanding equity awards held by each NEO as of December 31, 2019. For a complete understanding of the table, please read the narrative description that follows the table.

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

K. Crutchfield	5/7/2019	—	252,245	(2)	53.75	5/7/2026	47,170 27,839 32,274	(6) (7) (8)	2,875,483 1,697,065 1,967,423

J. Standen	4/1/2019						5,335 4,601 5,333	(9) (7) (8)	325,222 280,477 325,100
	1/3/2019						10,000	(10)	609,600
	4/2/2018	4,863	14,588	(3)	59.50	4/2/2025	2,769 2,449 2,769	(11) (12) (13)	168,798 149,291 168,798
	4/3/2017	1,110	1,110	(4)	68.00	4/3/2024	306 268 306	(14) (15) (16)	18,654 16,337 18,654
	4/1/2016	1,166	389	(5)	70.48	4/1/2023
	3/10/2015 3/10/2014 3/11/2013	1,025 1,009 1,145	— — —		91.75 87.18 76.99	3/10/2022 3/10/2021 3/11/2020

S. Griffith	4/1/2019						5,562 4,796 5,560	(9) (7) (8)	339,060 292,364 338,938
	1/3/2019						10,000	(10)	609,600
	4/2/2018	4,821	14,462	(3)	59.50	4/2/2025	2,745 2,427 2,745	(11) (12) (13)	167,335 147,950 167,335
	4/3/2017	8,833	8,833	(4)	68.00	4/3/2024	2,438 2,137 2,438	(14) (15) (16)	148,620 130,272 148,620

G. Schuller	9/3/2019						39,177	(17)	2,388,230

R. Grant(1)	—	—	—		—	—	—		—

A. Jones	4/1/2019						3,150 2,716 3,149	(9) (7) (8)	192,024 165,567 191,963
	1/3/2019						7,500	(10)	457,200
	4/2/2018	715	2,145	(3)	59.50	4/2/2025	407 360 407	(11) (12) (13)	24,811 21,946 24,811

A. Sepich	—	—	—		—	—	—		—

D. Toman	—	—	—		—	—	—		—

(1)  As of December 31, 2019, Mr. Grant held 35,990 DSUs granted to him in connection with his service as a non-employee director prior to and following his service as Interim CEO. Because the DSUs vested immediately on grant, they are not included in this table.

(2)  These stock options vest 33.33% on May 7, 2020, 2021 and 2022.

(3)  These stock options vest 25% on April 2, 2019, 2020, 2021 and 2022.

(4)  These stock options vest 25% on April 3, 2018, 2019, 2020 and 2021.

(5)  These stock options vest 25% on April 1, 2017, 2018, 2019 and 2020.

(6)  Reflects RSUs that vest 33.33% on May 7, 2020, 2021 and 2022.

(7)  Reflects PSUs that vest on April 1, 2022, subject to the achievement of performance conditions based on rTSR over a three-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 150% of the target award level.

(8)  Reflects PSUs that vest on April 1, 2022, subject to the achievement of performance conditions based on ROIC over a three-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 200% of the target award level.

(9)  Reflects RSUs that vest on April 1, 2022. A performance hurdle tied to our 2019 financial performance has been satisfied.

(10)  Reflects RSUs that vest on July 3, 2020. A performance hurdle tied to our 2018 financial performance has been satisfied.

(11)  Reflects RSUs that vest on April 2, 2021. A performance hurdle tied to our 2018 financial performance has been satisfied.

(12)  Reflects PSUs that vest on April 2, 2021, subject to the achievement of performance conditions based on rTSR over a three-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 150% of the target award level.

(13)  Reflects PSUs that vest on April 2, 2021, subject to the achievement of performance conditions based on ROIC over a three-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 200% of the target award level.

(14)  Reflects RSUs that vest on April 3, 2020. A performance hurdle tied to our 2017 financial performance has been satisfied.

(15)  Reflects PSUs that vest on April 3, 2020, subject to the achievement of performance conditions based on rTSR over a three-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 150% of the target award level.

(16)  Reflects PSUs that vest on April 3, 2020, subject to the achievement of performance conditions based on ROIC over a three-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 200% of the target award level. Based on our actual performance over the performance period, the number of PSUs earned and payable equals 0% of the target number of PSUs awarded.

(17)  Reflects RSUs that vest 33.33% on September 3, 2020, 2021 and 2022.

Market Value of Shares or Units that Have Not Vested. Amounts in the Market Value of Shares or Units that Have Not Vested column are calculated by multiplying the number of share or units, as applicable, by $60.96, the closing price of our common stock on December 31, 2019.

OPTION EXERCISES AND STOCK VESTED DURING 2019

The following table summarizes the value realized (before payment of any withholding taxes and broker commissions) by each NEO upon stock option exercises during 2019 and DSUs, RSUs and PSUs that vested during 2019. For a complete understanding of the table, please read the narrative description that follows the table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

K. Crutchfield	—	—	—	—

J. Standen	—	—	218	11,992

S. Griffith	—	—	—	—

G. Schuller, Jr.	—	—	—	—

R. Grant	—	—	10,000	542,645

A. Jones	—	—	—	—

A. Sepich	—	—	—	—

D. Toman	—	—	1,137	62,546

(1)  For Mr. Grant, amount represents DSUs granted to Mr. Grant in connection with his service as a non-employee director (including for his appointment as Non-Executive Chairman of the Board) following his service as Interim CEO and as dividends equivalent rights granted in connection with the Company’s quarterly dividends that accrued to DSUs held by Mr. Grant. For Mr. Standen and Ms. Toman, amounts represent RSUs that were granted on April 1, 2016 and vested on April 1, 2019.

Value Realized on Exercise. Amounts in the Value Realized on Exercise column are calculated by multiplying the number of shares acquired upon exercise by the difference between the closing price of our common stock on the exercise date and the applicable exercise price of the stock options.

Value Realized on Vesting. Amounts in the Value Realized on Vesting column are calculated by multiplying the number of shares acquired upon vesting by the closing price of our common stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2019

The following table summarizes each NEO’s compensation under the Restoration Plan for 2019. For a complete understanding of the table, please read the narrative description that follows the table.

Name	Executive Contributions in 2019 ($)	Registrant Contributions in 2019 ($)	Aggregate Earnings (Losses) in 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2019 ($)

K. Crutchfield	—	1,575	—	—	—

J. Standen	38,284	26,686	14,441	—	91,986

S. Griffith	14,896	28,781	5,186	—	59,953

G. Schuller, Jr.	—	—	—	—	—

R. Grant	—	—	—	—	—

A. Jones	—	—	—	—	—

A. Sepich	—	—	(249)	5,575	—

D. Toman	15,546	—	7,577	81,970	11,665

Executive Contributions in 2019. The amounts in the Executive Contributions in 2019 column are the amounts that the NEO elected to defer under the Restoration Plan. Each of our NEOs (other than Mr. Grant) has the option to participate in the Restoration Plan, which is a non-qualified deferred compensation plan. The Restoration Plan allows eligible U.S.-based employees to voluntarily defer up to 50% of their base salary and 100% of their annual cash bonus. Participants may elect to receive deferred amounts on termination of employment. Distributions may be scheduled as a lump sum payment or as annual installments over a period of up to 10 years. Any amounts credited to the Restoration Plan on behalf of a participant are adjusted for investment gains and losses in the same manner as our Savings Plan (except that our common stock is not offered as an investment option under the Restoration Plan). The Restoration Plan assets are held in a “rabbi trust,” and, as a result, are subject to the claims of our general creditors.

Registrant Contributions in 2019. The amounts in the Registrant Contributions in 2019 column represent the 401(k) plan Company matching contribution made by us and earned by the NEO with respect to 2019, but which we did not pay until March 2020, and are included in the 2019 Summary Compensation Table. If a participant has reached the IRS maximum contribution limit for the Savings Plan, we make Company contributions to the Restoration Plan, instead of the Savings Plan. See “Compensation Discussion and Analysis—Executive Compensation Framework and Governance—Executive Compensation Program Summary—Savings Plan.” for more information.

Aggregate Earnings (Losses) in 2019. The amounts in the Aggregate Earnings (Losses) in 2019 column represent deemed investment earnings or losses from voluntary contributions and Company contributions to the Restoration Plan. For Mr. Sepich and Ms. Toman, also included are Company profit sharing contributions which were forfeited when they departed the Company because the contributions had not vested. We do not guarantee any returns on contributions to the Restoration Plan. The amounts do not represent “above market” earnings (as defined by the SEC) and therefore are not included in the 2019 Summary Compensation Table.

Aggregate Balance at End of 2019. The amounts in the Aggregate Balance at End of 2019 column include the following amounts that were previously reported in Summary Compensation Tables as compensation for prior years: $24,004 for Mr. Standen, $32,359 for Mr. Griffith, $6,150 for Mr. Sepich and $22,857 for Ms. Toman. The amounts in the Aggregate Balance at End of 2019 column do not include the 401(k) plan Company matching contributions which we paid in March 2020 and are included in the Registrant Contributions in 2019 column.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL BENEFITS

To enable us to offer competitive total compensation packages to our NEOs, as well as to ensure the ongoing retention of these individuals and to ensure they remain focused on stockholder interests, we offer certain post-employment payments and benefits to our NEOs upon the occurrence of several specified events. These payments and benefits are chiefly provided under (i) CIC agreements we have entered into with each of our NEOs, other than Mr. Grant, our Interim CEO, (ii) the

Crutchfield Agreement, (iii) the Schuller Offer Letter, (iv) the Executive Severance Plan, (v) Mr. Grant’s Interim CEO Letter Agreement, (vi) Mr. Sepich’s, Ms. Toman’s and Ms. Jones’ separation agreements, and (vii) our 2005 Incentive Award Plan, 2015 Incentive Award Plan and related award agreements.

Change in Control Agreements

We have entered into “double-trigger” CIC agreements with each of our NEOs, other than Mr. Grant who is not a party to a CIC agreement with us. In addition, Mr. Sepich’s and Ms. Toman’s CIC agreement terminated as of July 17, 2019, when they were no longer employed by us. Under “double-trigger” change in control agreements, there is no severance payment unless there is a change in control (as defined in the CIC agreement) and employment is terminated under specified circumstances. Pursuant to each CIC agreement, an NEO is only entitled to the severance payments and benefits described below if:

•	Within two years of a change in control, an NEO’s employment is terminated without cause or by an NEO for good reason (as defined in the CIC agreement); or

•

(i) An NEO’s employment is terminated without cause or by an NEO for good reason prior to a change in control, (ii) the NEO demonstrates the termination was at the request of a third party who had taken steps to effect a change in control, and (iii) a change in control occurs within 60 days of the NEO’s termination.

In connection with entering into a CIC agreement, each NEO must enter into a Restrictive Covenant Agreement limiting solicitation of employees and customers as well as competition for a period of two years (with respect to Mr. Crutchfield) and one year (with respect to our other NEOs) after the NEO’s termination of employment. The following table summarizes the severance payments and benefits provided in connection with a qualifying termination of NEOs under our CIC agreements. To receive these payments and benefits, the NEO must execute a release of claims. The CIC agreements do not provide for excise tax gross-up payments upon a change in control and individual tax payments are the obligation of each NEO.

Lump Sum Cash Payment

For our CEO: An amount equal to two and a half times the sum of the CEO’s (i) highest annual base salary rate during the 12-month period immediately preceding termination, plus (ii) an amount equal to the higher of the CEO’s (a) average MAIP bonuses during the three years prior to the termination and (b) MAIP bonus (at the target level) for the year in which the termination occurs.

For other NEOs: An amount equal to two times the sum of the NEO’s (i) highest annual base salary rate during the 12-month period immediately preceding the termination, plus (ii) an amount equal to the higher of the NEO’s (a) average MAIP bonuses during the three full years prior to the termination (annualized in the event the NEO was not employed by us for the entire year) and (b) MAIP bonus (at the target level) for the year in which the termination occurs.

Benefits	Medical, dental, accident, disability and life insurance benefits plans for 18 months or until eligible for these benefits through another employer.

Bonus Payments and Equity Award	See “—Bonus Payments and Equity Awards.”

Agreements with Mr. Crutchfield, Our CEO

We have entered into an employment agreement (the Crutchfield Agreement) and CIC Agreement with Mr. Crutchfield, which provide for severance payments and benefits in connection with termination of Mr. Crutchfield’s employment due to non-renewal by us of his employment agreement, with or without cause, by Mr. Crutchfield for good reason or due to death or disability (each as defined in the Crutchfield Agreement), as summarized in the following table. To receive these payments and benefits under these agreements, Mr. Crutchfield must execute a release of claims and, in the case of his employment agreement, be in compliance in all material respects with his Restrictive Covenant Agreement and Confidentiality and Invention Assignment Agreement. In the event that any payments or benefits payable under the Crutchfield Agreement or Mr. Crutchfield’s CIC Agreement would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the Crutchfield Agreement provides that such payments or benefits may be subject to a

Section 280G of the Internal Revenue Code “cutback” in which such payments or benefits will be reduced to the extent that such reduction would result in a greater after-tax net amount for Mr. Crutchfield.

Termination Scenario	Payment and Benefits

Without Cause, Company Does Not Renew Employment Agreement or by Mr. Crutchfield with Good Reason

An amount equal to the sum of (i) 24 months of his base salary and (ii) two times his target MAIP bonus, payable in a single lump sum.

An amount equal to Mr. Crutchfield’s MAIP bonus payment at the target level, prorated based on the termination date, payable in a single lump sum.

Accelerated vesting of all unvested stock options and RSUs, regardless of any other agreement. Unvested PSUs are forfeited.

Reimbursement for up to 18 months of premium payments for COBRA coverage.

Death or Disability

Accelerated vesting of all sign-on inducement RSUs and stock options (granted on May 7, 2019).

An amount equal to Mr. Crutchfield’s MAIP bonus payment at the target level, prorated based on the termination date.

Continued health care benefits for 18 months, in the case of death, or the length of the period he is receiving disability benefits under our applicable benefit policies, in the case of disability.

Change in Control	Mr. Crutchfield’s CIC agreement will apply. See “—Change in Control Agreements.”

Executive Severance Plan

On December 13, 2018, the Compensation Committee adopted the Compass Minerals International, Inc. Executive Severance Plan, effective January 1, 2019. Each NEO (other than Mr. Crutchfield and Mr. Grant) participated in the Executive Severance Plan in 2019.

Under the Executive Severance Plan, any participant who (i) voluntarily terminates his or her employment with Good Reason (as defined in the Executive Severance Plan) or is involuntarily terminated without Cause (as defined in the Executive Severance Plan) will receive the payments and benefits described below. To receive these payments and benefits, the NEO must execute a release of claims. The Executive Severance Plan does not provide for any tax gross-up payments.

Lump Sum Cash Payment	An amount equal to (i) one times the participant’s annual base salary, plus (ii) an amount equal to the higher of the participant’s (a) average MAIP bonus for the three full years prior to the year of termination (or fewer if the participant was employed for fewer than three years) and (b) MAIP bonus (at the target level) for the year in which the termination occurs, plus (iii) the aggregate premium costs for 18 months of coverage under our health, vision, and dental plans.

Benefits	Outplacement counseling services.

Bonus Payments and Equity Award	See “—Bonus Payments and Equity Awards.” At the election of the Compensation Committee, either (a) any unvested RSUs will be accelerated, prorated based on the time worked during the vesting period, or (b) the NEO will receive an equivalent cash payment in lieu of this accelerated vesting, unless more favorable vesting conditions apply under the NEO’s award agreements. PSUs and options are not impacted by the Executive Severance Plan and will be governed by the applicable award agreements.

The Executive Severance Plan is intended to represent the exclusive severance benefits payable by us to a participant. As a result, any participant who is entitled to receive benefits payable in connection with a change of control pursuant to a CIC agreement may not also receive payments or benefits under the Executive Severance Plan. In other words, a participant may not collect severance benefits under the Executive Severance Plan if he or she receives benefits under a CIC agreement with us.

Although we expect to maintain the Executive Severance Plan indefinitely, we may amend, modify or terminate the Executive Severance Plan at any time. Therefore, severance benefits under the Executive Severance Plan are not guaranteed and may be eliminated in the future.

Agreement with Mr. Schuller, our Chief Operations Officer

We entered into the Schuller Offer Letter on September 3, 2019 with Mr. Schuller, our Chief Operations Officer, which is described “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Offer Letter of Mr. Schuller.” Under the Schuller Offer Letter, Mr. Schuller’s sign-on inducement RSUs (granted on September 3, 2019) will be subject to accelerated vesting in the event of Mr. Schuller’s termination by us without cause, by Mr. Schuller for good reason or due to death or disability (each as defined in the Schuller Offer letter).

Agreement with Mr. Grant, our Interim CEO

We entered into an Interim CEO Letter Agreement with Mr. Grant on November 19, 2018, which is described under “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Interim CEO Compensation of Mr. Grant.” Under the Interim CEO Letter Agreement, Mr. Grant was entitled to receive a $300,000 cash bonus upon the appointment of a new President and Chief Executive Officer and an award of 7,500 DSUs upon the appointment of a new President and Chief Executive Officer and Mr. Grant assuming the role of Non-Executive Chairman of the Board. In addition, upon a change in control, any DSUs held by Mr. Grant would be released.

Agreements with Mr. Sepich, our Former Senior Vice President, Salt; Ms. Toman, our Former Senior Vice President, General Counsel and Corporate Secretary; and Ms. Jones, our Former Chief People Officer

On July 17, 2019, Mr. Speich and Ms. Toman departed the Company and we subsequently entered into separation agreements with Mr. Sepich and Ms. Toman, which provided separation payments and benefits. See “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Separation Agreements and Compensation for Mr. Sepich and Ms. Toman,” for a description of these separation payments and benefits.

On February 19, 2020, Ms. Jones departed the Company and we subsequently entered into a separation agreement with Ms. Jones, which provided separation payments and benefits. See “Compensation Discussion and Analysis—Executive Compensation Decisions for 2020—Separation Agreement of Ms. Jones,” for a description of these separation payments and benefits.

Bonus Payments and Equity Awards

Bonus Payments. Any NEO who terminates employment, voluntarily or involuntarily, prior to the MAIP payment date will not receive a MAIP bonus payment, except in the case of a termination under a circumstance covered by a CIC agreement. In these circumstances, the NEO will also be entitled to an amount equal to their respective MAIP bonus payment payable for the year in which the termination occurs, prorated based on the termination date.

Equity Awards. The treatment of equity awards upon termination of employment depends on the reason for the termination. The following table summarizes treatment of equity awards under various termination scenarios for all NEOs (other than Mr. Grant). In addition, the treatment of Mr. Crutchfield’s equity awards if he is terminated in certain circumstances is described under “—Agreements with Mr. Crutchfield, our CEO” and the treatment of equity awards held by other NEOs if they are terminated in certain circumstances is described under “—Executive Severance Plan” and “—Agreement with Mr. Schuller, our Chief Operations Officer.”

Termination Scenario	Treatment upon Termination of Employment

Change in Control

Options, RSUs and PSUs: Vesting accelerated if awards are not assumed or an equivalent right is not substituted by the successor entity immediately after a change in control.

Vesting also accelerated if, within 24 months of a change in control, an NEO is terminated without cause or terminates for good reason. Vested options must be exercised within one year of the termination date.

The number of PSUs earned will be determined based on our actual performance through the date of the change in control, termination date or most recent practicable measurement date.

Retirement	Options, RSUs and PSUs: No acceleration of vesting. Unvested awards are retained subject to original terms, except that the number of options, RSUs and PSUs that vest will be prorated based on the time worked during the vesting period. Vested options must be exercised within three years of the retirement date. Retirement is defined as voluntary retirement on or after attaining age 62, with a combined age and years of service equal to or greater than 67.

Disability	Options, RSUs and PSUs: No acceleration of vesting. Unvested awards are retained subject to original terms. Vested options must be exercised within three years of the date of disability.

Death

Options: No acceleration of vesting. Unvested options are retained subject to original terms, except that the number of options that vest will be prorated based on the time worked during the vesting period and the NEO’s beneficiary will have until the third anniversary of the date of death to exercise any vested options.

RSUs and PSUs: Vesting accelerated and released to NEO’s beneficiary within 60 days of date of death. All unvested PSUs are paid at the target level.

2019 POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND OTHER EVENTS

The following table outlines the value of the potential payments, upon a change in control and other events, that would have been paid to each NEO (other than Mr. Grant, Mr. Sepich and Ms. Toman) if the NEO’s employment was terminated or a change in control occurred on December 31, 2019. For Mr. Grant, the amount represents the amount actually paid under the Interim CEO Letter Agreement, which is described under “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Interim CEO Compensation of Mr. Grant.” For Mr. Sepich and Ms. Toman, the amounts represent the amounts actually paid under their separation agreements, which are described in “Compensation Discussion and Analysis—Executive Compensation Decisions for 2019—Separation Agreements and Compensation for Mr. Sepich and Ms. Toman.”

Name	Termination Scenario	Lump Sum Payment ($)	MAIP Bonus Amount ($)	Equity Awards(1) ($)	Value of Continued Benefits(2) ($)	Total(3) ($)

K. Crutchfield	Change in Control	5,906,250	1,192,590	8,358,658	36,788	15,494,286

	Death	—	1,312,500	8,358,658	36,788	9,707,946

	Disability	—	1,312,500	8,358,658	36,788	9,707,946

	Without Cause, Company Does Not Renew Employment Agreement or Good Reason	4,725,000	1,312,500	4,694,170	36,788	10,768,458

J. Standen	Change in Control	1,598,000	298,943	2,083,575	41,104	4,021,623

	Death	—	—	2,075,736	—	2,075,736

	Disability	—	—	2,083,575	—	2,083,575

	Termination without Cause	799,000	—	603,382	41,104	1,443,486

S. Griffith	Change in Control	1,666,000	311,664	2,362,588	42,522	4,382,774

	Death	—	—	2,354,817	—	2,354,817

	Disability	—	—	2,362,588	—	2,362,588

	Termination without Cause	833,000	—	725,119	42,522	1,600,641

A. Jones	Change in Control	1,221,000	206,503	1,081,453	27,812	2,536,768

	Death	—	—	1,081,453	—	1,081,453

	Disability	—	—	1,081,453	—	1,081,453

	Termination without Cause	610,500	—	367,345	27,812	1,005,657

G. Schuller	Change in Control	2,800,000	775,000	2,388,230	46,356	6,009,586

	Death	—	—	2,388,230	—	2,388,230

	Disability	—	—	2,388,230	—	2,388,230

	Termination without Cause	1,400,000	—	2,388,230	46,356	3,834,586

R. Grant	Appointment of New CEO	300,000	—	403,125	—	703,125

A. Sepich	Separation Agreement	1,683,039	—	—	36,509	1,719,549

D. Toman	Separation Agreement	1,021,584	—	—	33,000	1,054,584

(1)  Represents an estimate of the total value of equity awards with accelerated vesting or that are retained upon the occurrence of the termination scenario. Amounts do not include potential payments for dividend equivalents. For ROIC PSUs granted in 2017, amounts assume that PSUs earned and payable equal 0% of the target number of PSUs awarded, and for rTSR PSUS granted in 2017 and all PSUs granted in 2018 and 2019, amounts assume that the target level (or 100%) of performance will be achieved. The following table provides the estimates of total value attributable to options, PSUs, RSUs and DSUs, respectively.

Name	Type of Termination	Options(a) ($)	PSUs(a) ($)	RSUs(a) ($)	DSUs(a) ($)	Total ($)

K. Crutchfield	Change in Control	1,818,686	3,664,488	2,875,483	—	8,358,658

	Death	1,818,686	3,664,488	2,875,483	—	8,358,658

	Disability	1,818,686	3,664,488	2,875,483	—	8,358,658

	Without Cause, Company Does Not Renew Employment Agreement or Good Reason	1,818,686	—	2,875,483	—	4,694,170

J. Standen	Change in Control	21,298	940,003	1,122,274	—	2,083,575

	Death	13,459	940,003	1,122,274	—	2,075,736

	Disability	21,298	940,003	1,122,274	—	2,083,575

	Termination without Cause	—	—	603,382	—	603,382

S. Griffith	Change in Control	21,115	1,076,980	1,264,493	—	2,362,588

	Death	13,343	1,076,980	1,264,493	—	2,354,817

	Disability	21,115	1,076,980	1,264,493	—	2,362,588

	Termination without Cause	—	—	725,119	—	725,119

A. Jones	Change in Control	3,132	404,287	674,035	—	1,081,453

	Death	1,979	404,287	674,035	—	1,081,453

	Disability	3,132	404,287	674,035	—	1,081,453

	Termination without Cause	—	—	367,345	—	367,345

G. Schuller	Change in Control	—	—	2,388,230	—	2,388,230

	Death	—	—	2,388,230	—	2,388,230

	Disability	—	—	2,388,230	—	2,388,230

	Termination without Cause	—	—	2,388,230	—	2,388,230

R. Grant	Appointment of New CEO	—	—	—	403,125	403,125

A. Sepich	Separation Agreement	—	—	—	—	—

D. Toman	Separation Agreement	—	—	—	—	—

(a) Amounts do not include potential payments for dividend equivalents. For ROIC PSUs granted in 2017, amounts assume that PSUs earned and payable equal 0% of the target number of PSUs awarded, and for rTSR PSUS granted in 2017 and all PSUs granted in 2018 and 2019, amounts assume that the target level (or 100%) of performance will be achieved.

(2)  In the case of a change in control, amounts represent the estimated value of continued participation in medical, dental, accident, disability and life insurance benefit plans for 18 months.

(3)  Amounts for Mr. Crutchfield, Mr. Standen, Mr. Griffith, Ms. Jones and Mr. Schuller do not include amounts earned or benefits accumulated due to continued service by the NEO through December 31, 2019, including 401(k) retirement savings and Restoration Plan deferred compensation balances.

CEO PAY RATIO

Under Item 402(u) of Regulation S-K, we are required to present the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee (commonly referred to as the “CEO pay ratio”). As permitted by Item 402(u) of Regulation S-K, to determine our median employee for purposes of calculating our CEO pay ratio, we considered all employees (other than our CEO) employed by us on October 1, 2017 and used these employees’ 2017 base salary, 2017 overtime compensation and 2016 annual incentive bonuses (paid in 2017) as our consistently applied compensation measure. As of October 1, 2017, we had 3,095 employees who were employed on a full-time, part-time or seasonal basis, of which 1,231 were located in Brazil, 937 were located in the U.S., 763 were located in Canada and 164 were located in the U.K. We annualized base salary for employees who were not employed by us for the entire year and used average 2017 exchange rates to convert compensation of non-U.S. employees into U.S. dollars. We did not make any cost-of-living adjustments.

Based on this information, we identified our median employee to be a full-time U.S. employee, who was our median employee for both our 2017 and 2018 CEO pay ratio calculations. This employee received a promotion and corresponding salary increase in 2019. As a result, we identified a similarly-situated employee based on the analysis conducted with respect to all employees (other than our CEO) employed by us on October 7, 2017, who we believe is a reasonable representation of our median employee for compensation purposes. This individual’s 2019 total compensation, calculated using the same methodology as the 2019 Summary Compensation Table, was $56,862.

The Company had two non-concurrent CEOs, Mr. Grant and Mr. Crutchfield, who served during 2019. As required by SEC rules, for purposes of the CEO pay ratio, we calculated the 2019 compensation paid to Mr. Grant and Mr. Crutchfield for the time each individual served as CEO and combined those amounts. Using the same methodology as the 2019 Summary Compensation Table, this combined amount was $10,653,349, with $1,128,274 representing the amount paid to Mr. Grant for his service as Interim CEO until May 6, 2019 (excluding all amounts paid to Mr. Grant for his service as a director) and $9,525,075 representing the amount paid to Mr. Crutchfield for his service as CEO from May 7, 2019 through the remainder of the year. Based on this information, our 2019 CEO pay ratio was estimated to be 187 to 1. During 2019, Mr. Crutchfield received one-time sign-on inducement equity awards (consisting of RSUs and options) and one-time benefits (such as relocation). Excluding these one-time sign-on awards and benefits and annualizing the base salary, 401(k) plan Company matching contributions and the disability and life insurance premiums paid to or for Mr. Crutchfield in 2019, our 2019 CEO pay ratio was estimated to be 84 to 1.

The CEO pay ratio is a reasonable estimate calculated in accordance with SEC rules. Because the SEC rules for identifying the median employee and calculating the CEO pay ratio allows companies to use different methodologies, exclusions, estimates and assumptions and because of our unique situation with two CEOs during 2019, our CEO pay ratio may not be comparable to the CEO pay ratio reported by other companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of shares to be issued upon exercise of outstanding securities	Weighted-average exercise price of outstanding securities	Number of securities available for issuance under plan

Equity compensation plans approved by stockholders

Stock options	887,867	$64.21

Restricted stock units	217,413	N/A

Performance stock units	179,397	N/A

Deferred stock units	124,117	N/A

Total securities under approved plans(1)	1,408,794		552,530

Equity compensation plans not approved by shareholders(2):

Deferred stock units	17,775	N/A

Total	1,426,569		552,530

(1)  In May 2015, shareholders approved the 2015 Incentive Award Plan. No new awards have been made under the 2005 Incentive Award Plan subsequent to the approval of the 2015 Incentive Award Plan.

(2)  Prior to 2008, non-employee directors were issued common stock and deferred stock units in connection with their service as a director under the 2004 Directors Deferred Share Plan. In 2008, we began issuing non-employees director shares of common stock and deferred stock units under equity plans approved by shareholders. No new awards will be granted under the 2004 Directors Deferred Share Plan.

PROPOSAL 4—APPROVAL OF THE

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN

General

We are asking our stockholders to consider and approve adoption of the Compass Minerals International, Inc. 2020 Incentive Award Plan (the “2020 Plan”). We currently maintain the Compass Minerals International, Inc. 2015 Incentive Award Plan (the “Existing Plan”), but in light of tax reform and other changes described below we have determined that it is appropriate to adopt a new equity incentive plan in the form of the 2020 Plan. The Board approved the 2020 Plan on March 17, 2020, subject to stockholder approval.

We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. We depend on the performance and commitment of our employees, consultants and directors to succeed. The use of equity-based, long-term incentives assists us in attracting and retaining highly qualified employees, consultants and directors. Providing equity grants creates long-term commitment to the Company and aligns the interests of our employees, consultants and directors with those of our stockholders. Using equity awards as compensation also allows us to conserve cash resources for other important purposes. The ability to continue granting equity compensation is vital to our continued ability to attract and retain employees, and the Board has consequently determined that approval of the 2020 Plan is reasonable and appropriate at this time.

The Existing Plan was first adopted by the Board on February 5, 2015 and approved by our stockholders on May 6, 2015. The awards outstanding under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the effective date of the 2020 Plan, but no new awards will be granted under the Existing Plan following such date. The 2020 Plan is effective upon approval of our stockholders. If the 2020 Plan is not approved by our stockholders, the 2020 Plan will not become effective and the Existing Plan will remain in full force and effect.

Overview of 2020 Plan

If approved by our stockholders, the 2020 Plan includes, among other things, the following provisions:

Fungible Share Pool. The 2020 Plan provides that the aggregate number of shares available for issuance be reduced by two shares for each share delivered in settlement of any award other than an option, a stock appreciation right (“SAR”) or any other award for which the holder pays the intrinsic value existing as of the date of grant (such award, a “Full Value Award”), and by one share for each share delivered in settlement of any award that is an option, a SAR or any other award for which the holder pays the intrinsic value existing as of the date of grant.

Removal of Certain Provisions Related to Section 162(m) of the Code. The 2020 Plan does not contain certain provisions included in the Existing Plan that were intended to permit awards to qualify as “performance-based compensation” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which following the enactment of the Tax Cuts and Jobs Act (“TCJ Act”) has been repealed. Prior to the TCJ Act, an exception to Section 162(m) of the Code allowed performance-based compensation that met certain requirements to be tax deductible without regard to the deduction limits imposed by Section 162(m) of the Code. This qualified performance-based compensation exception was repealed as part of the TCJ Act. Accordingly, the 2020 Plan does not contain certain provisions contained in the Existing Plan which were otherwise required for awards to qualify as performance-based compensation under this exception prior to its repeal. Although the qualified performance-based compensation exception has been repealed, the 2020 Plan nevertheless allows us to grant awards that may vest or become payable based on the satisfaction of performance goals.

Non-Employee Director Compensation. The 2020 Plan includes a new non-employee director compensation limit. Specifically, the 2020 Plan provides that, for any compensation granted to non-employee directors, the sum of any fees or other cash compensation and the grant date fair value of any awards granted under the 2020 Plan to a non-employee director in any calendar year may not exceed $700,000. The Board or the Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board or the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Withholding Rate. We may withhold (or allow the surrender of) shares to satisfy applicable federal, state, local and foreign taxes arising under the 2020 Plan based on and up to the maximum statutory withholding rates.

Claw-Back Provision. All awards granted under the 2020 Plan (including any proceeds, gains or other economic benefit the holder actually or constructively receives upon receipt or exercise of any award or the receipt or resale of any shares of common stock underlying the award) will be subject to any claw-back policy of the Company as set forth in such claw-back policy or the applicable award agreement.

Benefits of the 2020 Plan

The 2020 Plan provides us with the flexibility to effectively use the shares under the 2020 Plan to provide incentives to our employees, consultants and directors. The 2020 Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect the interests of our stockholders. These include:

•	No Discounted Options or Stock Appreciation Rights. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing Without Stockholder Approval. Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or SAR, cancel an option or SAR in exchange for cash, a new award or an option or SAR with an exercise price that less than the exercise price of the original option or SAR, in each case, unless such action is approved by the stockholders.

•

No Liberal Share Recycling. Shares used to pay the grant or exercise price of an award or the withholding taxes related to an outstanding award do not become available for issuance for future awards under the 2020 Plan.

•

No Liberal Change of Control Definition. A Change of Control will not be triggered under the 2020 Plan unless a qualifying transaction is consummated, a third party acquires more than fifty percent (50%) of the Company’s outstanding voting securities or there is a change in more than half of the incumbent directors.

•

Minimum Vesting Requirements. Awards granted under the 2020 Plan will generally be subject to a minimum one-year vesting requirement with limited exceptions, including for awards that do not result in the issuance of shares exceeding 5% of the shares available for issuance under the 2020 Plan.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the plan administrator.

•	No Evergreen Provision. The 2020 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance can be automatically replenished.

•	No Automatic Grants. The 2020 Plan does not provide for automatic grants to any individual.

•	No Tax Gross-Ups. The 2020 Plan does not provide for any tax gross-ups.

Summary of Key Stock Plan Data

Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2019	2018	2017	3-Year Average
Stock Options Granted	369,716	250,514	227,351
Stock-Settled Time-Vested Restricted Stock Units Granted	218,071	42,013	34,635
Stock-Settled Performance Stock Units Earned*	0	2,753	12,946
Board of Directors Deferred Stock Units Granted	33,883	26,291	17,207
Weighted-Average Basic Common Shares Outstanding	33,882,000	33,848,000	33,819,000
Share Usage Rate	1.83%	1.14%	1.00%	1.32%

*  With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance-based shares/units granted during the foregoing 3-year period were as follows: 62,890 shares in 2019, 66,426 shares in 2018 and 58,878 shares in 2017.

Overhang as of December 31, 2019

The following table sets forth certain information as of December 31, 2019, unless otherwise noted, with respect to the Company’s equity compensation plans:

Stock Options/SARs Outstanding	887,867

Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$64.21

Weighted-Average Remaining Term of Outstanding Stock Options/SARS	4.6 years

Total Stock-Settled Full-Value Awards Outstanding	476,356

Remaining shares available for grant under the Existing Plan*	552,530

Proposed share reserve under the 2020 Plan**	2,850,000

Basic common shares outstanding as of the record date (March 16, 2020)	33,892,068

*  For reference purposes, the remaining shares available for grant under the Existing Plan is denoted as of fiscal year end.

**  The initial share reserve under the 2020 Plan will also include any remaining shares available for issuance under the Existing Plan as of the effective date of the 2020 Plan. Upon shareholder approval of the 2020 Plan, no further awards will be made under the Existing Plan.

Dilution and Expected Duration

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of December 31, 2019, assuming that the entire share reserve is granted in stock options or SARs, would be 12.4% and the total fully-diluted overhang, assuming the share reserve is granted in full-value awards only, would be 8.4%. The Company’s historical practice, has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of December 31, 2019. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

We expect that the share reserve under the 2020 Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately four years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2020 Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that our assumptions are reasonable, future share usage may differ from current expectations.

Stockholder Approval Requirement

Stockholder approval of the 2020 Plan is necessary in order for us to meet the stockholder approval requirements of the New York Stock Exchange. To the extent required under the Code, approval of the 2020 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to incentive stock options (“ISOs”).

If the 2020 Plan is not approved by our stockholders, the 2020 Plan will not become effective. Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan.

Summary of the 2020 Plan

The principal features of the 2020 Plan are summarized below. This description is only a summary and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the 2020 Plan set forth in Appendix B.

Purpose

The purpose of the 2020 Plan is to promote the success and enhance the value of the Company by linking the individual interests of our directors, employees and consultants with those of our stockholders and by providing such individuals with a long-term incentive for outstanding performance to generate superior returns for our stockholders. The 2020 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of our directors, employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Eligibility and Administration

Our employees, consultants and directors, and the employees, consultants and directors of our subsidiaries, will be eligible to receive awards under the 2020 Plan, but only employees of the Company and subsidiary corporations may be granted ISOs. As of March 1, 2020, there were nine non-employee directors, 269 consultants and 3,183 employees who would have been eligible for awards under the 2020 Plan.

The 2020 Plan will be administered by the Compensation Committee, which may delegate its duties and responsibilities to committees of our directors or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that may be imposed under applicable laws, including Section 16 of the Exchange Act, and stock exchange rules, as applicable. The full Board, acting by a majority of its members in office, will conduct the general administration of the 2020 Plan with respect to awards granted to non-employee directors. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2020 Plan, subject to its express terms and conditions. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2020 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2020 Plan.

Shares Available for Awards

The aggregate number of shares of our common stock that will be authorized for issuance under the 2020 Plan will equal the sum of (i) 2,850,000 shares and (ii) any shares which, as of the effective date of the 2020 Plan, are available for issuance under the Existing Plan. The 2020 Plan provides that the aggregate number of shares available for issuance be reduced by two shares for each share delivered in settlement of any Full Value Award and by one share for each share delivered in settlement of any award that is not a Full Value Award. No more than 2,850,000 share may be issued as ISOs. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Certain Transactions.”

If shares subject to an award under the 2020 Plan are forfeited or expire or such award is settled for cash (in whole or in part) or any shares subject to an award under the Existing Plan or the 2005 Incentive Award Plan, as amended are forfeited or expire or such award is settled for cash (in whole or in part) following the date the stockholders approve the 2020 Plan, such shares will again be available for new grants under the 2020 Plan. Any such shares that again become available for grant shall increase the share reserve under the 2020 Plan as follows: (i) by one (1) share if such shares were subject to an award that is not a full value award, and (ii) by two (2) shares if such shares were subject to full value awards.

However, the 2020 Plan does not allow the shares available for grant under the 2020 Plan to be recharged or replenished with shares that:

•	are tendered or withheld to satisfy the exercise price of an option;

•	are tendered or withheld to satisfy tax withholding obligations for an award;

•	are subject to a SAR but are not issued in connection with the stock settlement of the SAR; or

•	are purchased by us on the open market with cash proceeds from the exercise of options.

Awards granted under the 2020 Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us (or any of our subsidiaries) or our (or any subsidiary’s) acquisition of the entity’s property or stock will not reduce the shares available for grant under the 2020 Plan.

Provisions of the 2020 Plan Relating to Director Compensation

The 2020 Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the 2020 Plan’s limitations. The Board or its authorized committee may modify non-employee director compensation from time to time in the exercise of its business judgment, taking into account factors, circumstances and considerations as it deems relevant from time to time, provided that the sum of any cash or other compensation and the grant date fair value of any equity awards granted as compensation for services as a non-employee director may not exceed $700,000 in any calendar year. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards

The 2020 Plan provides for the grant of stock options, including ISOs, and non-qualified stock options (“NSOs”), SARs, restricted stock, RSUs, performance awards, dividend equivalents, stock payments and deferred stock awards. Certain awards under the 2020 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2020 Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. No Award granted under the 2020 Plan may become vested prior to the first anniversary of the date of grant, provided that (i) awards may be made to non-employee directors that vest upon the next annual meeting of shareholders that is at least 50 weeks after the prior annual meeting, (ii) the one-year minimum vesting requirement will not apply to substitute award issued in connection with a corporate transaction or similar event, or to awards delivered in lieu of fully vested cash payments, (iii) the plan administrator may waive such vesting restrictions upon a Change in Control, the holder’s death, disability or retirement and (iv) awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under the 2020 Plan may be granted without respect to such minimum vesting provisions.

A brief description of each award type follows.

•

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than seven years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and other conditions.

•

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciated value of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and other conditions.

•

Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, which generally include the right to receive dividends and other distributions in relation to the award. The terms and conditions applicable to restricted stock will be determined by the plan administrator, subject to the conditions and limitations contained in the 2020 Plan.

•

Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2020 Plan.

•

Performance Awards. Performance awards may be granted on an individual or group basis. Generally, these awards will be based upon the attainment of specific performance goals that are established by the plan administrator and relate to one or more performance criteria on a specified date or dates determined by the plan administrator. Performance awards may be paid in cash, shares or a combination of both. Performance criteria means the criteria (and adjustments) that the plan administrator selects for purposes of establishing the performance goal or performance goals for a participant for a performance period. The performance criteria that may be used to establish performance goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices. The performance criteria will be applicable to the organizational level specified by the plan administrator, including, but not limited to, the Company or a unit, division, group or plan of the Company and may be measured either in absolute terms or as compared to any incremental change or as compared to results of a peer group. The plan administrator will define the manner of calculating the performance criteria it selects to use for any performance period applicable to a particular award.

•

Dividend Equivalents. Dividend equivalents may be granted pursuant to the 2020 Plan, except that no dividend equivalents may be payable with respect to options or SARs pursuant to the 2020 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the plan administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, or is distributed or expires, as determined by the plan administrator. Such dividend equivalents are converted to cash or additional shares of the Company’s common stock by such formula, at such time and subject to such limitations as may be determined by the plan administrator.

•

Stock Payments. Stock payments may be granted pursuant to the 2020 Plan. A stock payment is a payment in the form of shares of the Company’s common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment is determined by the plan administrator and may be based on achieving one or more of the performance criteria set forth in the 2020 Plan, or other specific criteria determined by the plan administrator. Except as otherwise determined by the plan administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the plan administrator are not issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

•

Deferred Stock Units and Other Stock or Cash Based Awards. In addition to the awards described above, under the 2020 Plan the Company may grant cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees. The plan administrator will determine the terms and conditions of each such award, including any exercise or purchase price, performance criteria and performance goals, transfer restrictions, vesting conditions and other terms and conditions applicable to these awards, which shall be set forth in an award agreement. These awards may be available as a form of payment in the settlement of other awards granted under the 2020 Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an individual is otherwise entitled. Certain of these awards may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met

Payment Methods

The plan administrator determines the methods by which payments by any award holder with respect to any awards granted under the 2020 Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the plan administrator and having a fair market value on the date of delivery equal to the aggregate payments required; (3) delivery of a written or electronic notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale; or (4) other form of legal consideration acceptable to the plan administrator. However, no participant who is a member of the Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act is permitted to make payment with respect to any awards granted under the 2020 Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by the Company as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award. No fractional shares will be issued and the plan administrator will determine, in its sole discretion, whether cash may be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding down.

Prohibition on Repricing

Under the 2020 Plan, the plan administrator may not, except in connection with equity restructurings and certain other corporate transactions as described below, without the approval of our stockholders, authorize the repricing of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another award when the price per share exceeds the “fair market value” (as that term is defined in the 2020 Plan) of an underlying share.

Certain Transactions

In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2020 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2020 Plan and replacing or terminating awards under the 2020 Plan. In the event that the successor corporation in a change in control refuses to assume or substitute an award, the award will become fully vested and exercisable upon such transaction, provided that, to the extent the vesting of any award is subject to the satisfaction of specified performance goals, with respect to all open performance periods the award will vest at either (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the change of control, or (ii) the actual performance level as of the date of the change of control (as determined by the plan administrator). In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2020 Plan and outstanding awards as it deems appropriate to reflect the transaction.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2020 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order or to certain family members and other permitted transferees, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2020 Plan, the plan administrator may, in its discretion, allow a holder to elect to have the Company withhold shares otherwise issuable under an award (or allow the surrender of shares) to satisfy such obligations.

Plan Amendment and Termination

The Board or the Compensation Committee may amend or terminate the 2020 Plan at any time; provided, however, that, except to the extent permitted by the 2020 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the 2020 Plan, (ii) reduce the per share exercise price of any outstanding option or SAR, and (iii) cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. The 2020 Plan will remain in effect until the tenth anniversary of its approval by the Board, unless earlier terminated by the Board. No awards may be granted under the 2020 Plan after its termination.

Federal Income Tax Consequences Associated with the 2020 Plan

The federal income tax consequences of the 2020 Plan under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the 2020 Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2020 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Stock Options and Stock Appreciation Rights. A 2020 Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or SAR. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The 2020 Plan permits the grant of options that are intended to qualify as ISOs, as well as options that are not intended to so qualify; however, ISOs may be granted only to our employees and employees of our subsidiary corporations, if any. Upon exercising an option that does not qualify as an ISO when the fair market value of our stock is higher than the exercise price of the option, a 2020 Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares, subject to any limitations pursuant to Section 162(m) of the Code (as described below). Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Upon exercising an ISO, a 2020 Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.

Upon a qualifying disposition of ISO shares, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.

We will not be entitled to any tax deduction if the participant makes a qualifying disposition of ISO shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant, subject to any limitations pursuant to Section 162(m) of the Code (as described below).

Upon exercising or settling a SAR, a 2020 Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement, subject to any limitations pursuant to Section 162(m) of the Code (as described below). Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Restricted Stock and Restricted Stock Units. A 2020 Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or RSUs. Upon the termination of restrictions on restricted stock or the payment of RSUs, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them, subject to any limitations pursuant to Section 162(m) of the Code (as described below). Upon the subsequent disposition of any shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a 2020 Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We should be entitled to a corresponding tax deduction for compensation expense, in the amount recognized as taxable income by the participant, subject to any limitations pursuant to Section 162(m) of the Code (as described below). If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.

Dividend Equivalents, Stock Payment Awards and Cash-Based Awards. A 2020 Plan participant generally will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense, subject to any limitations pursuant to Section 162(m) of the Code (as described below). Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.

Section 409A of the Internal Revenue Code. Certain types of awards under the 2020 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the 2020 Plan and awards granted under the 2020 Plan will generally be structured and interpreted in a manner intended to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code.

Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain current or former executive officers exceeds $1 million in any one taxable year. Prior to the TCJ Act, the deduction limit did not apply to certain “performance-based” compensation established by an independent compensation committee which conformed to certain restrictive conditions stated under the Code and related regulations. As part of the TCJ Act, the ability to rely on this qualified “performance-based” compensation exception was eliminated. Although the Existing Plan was structured with the intent that awards granted thereunder may meet the requirements for “performance-based” compensation under Section 162(m) of the Code, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million (including compensation recognized by such employees in connection with any awards under the 2020 Plan, as described above). Accordingly, the 2020 Plan does not contain provisions intended to allow awards to qualify as performance-based compensation of the type that were included in the Existing Plan.

Furthermore, although the Compensation Committee may have taken action to limit the impact of Section 162(m) of the Code, it also believes that deductibility of executive compensation is only one of several important considerations in setting compensation and reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of Compass Minerals International, Inc. or our stockholders.

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.”

Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2020 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the income tax consequences in respect of the 2020 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

New Plan Benefits

Awards under the 2020 Plan are subject to the discretion of the plan administrator, and no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the 2020 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2020 Plan. However, for the sake of clarity, we do expect that our directors will receive DSUs and/or other stock-based awards pursuant our non-employee director compensation policy described in “Proposal 1—Election of Directors—2019 Non-Employee Director Compensation.”

Interest of Certain Persons in the 2020 Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2020 Plan because they may in the future receive awards under the 2020 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the 2020 Plan.

Vote Required

Approval of the 2020 Plan requires affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL

OF THE 2020 PLAN.

AUDIT MATTERS

PROPOSAL 5—RATIFICATION OF

APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Appointment of our Independent Registered Accounting Firm

Ernst & Young audited our annual financial statements for the year ended December 31, 2019. The Audit Committee has appointed Ernst & Young to be our independent registered accounting firm for the year ending December 31, 2020, and our stockholders are asked to ratify this appointment at the Annual Meeting. In determining whether to reappoint Ernst & Young, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team, the quality of its discussion with Ernst & Young and the fees charged by Ernst & Young for the quality and breadth of services provided. We expect representatives of Ernst & Young to attend the Annual Meeting. These representatives will be able to make a statement and respond to questions from our stockholders.

Auditor Fees

Auditor fees were principally for audit work performed on our financial statements and internal controls over financial reporting, as well as statutory audits. The following table shows the fees paid or accrued for audit and other services provided by Ernst & Young for 2019 and 2018 (in thousands):

	2019	2018

Audit Fees(1)	$1,703	$1,603

Audit-Related Fees(2)	$47	$53

Tax Fees(3)	$16	$152

All Other Fees(4)	$2	$7

Total Fees	$1,768	$1,815

(1)  Relates to services associated with the audit of our financial statements, audit of our internal controls over financial reporting, review of our quarterly financial statements and statutory audits required internationally.

(2)  Relates to services for pension and employee benefit plan audits.

(3)  Relates to tax services, including tax compliance, tax advice and tax planning.

(4)  Relates to services that are not included in audit fees, audit-related fees and tax fees.

Under the Audit Committee charter, the Audit Committee must pre-approve all audit and audit-related services provided by the independent registered accounting firm. Each year, the Audit Committee considers a list of specific services and categories of services for pre-approval for the upcoming or current year. Any non-audit services that were not included in the pre-approved list are required to be pre-approved by the Audit Committee in advance under policies and procedures established by the Audit Committee. The Audit Committee approved all audit, audit-related and tax services provided by the independent registered accounting firm for 2019 and 2018.

Vote Required

Stockholders are being asked to ratify the appointment of Ernst & Young as our independent registered accounting firm for 2020. Although the Audit Committee has the sole authority to appoint our independent auditors, our Board believes that submitting the appointment of Ernst & Young to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered accounting firm. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during 2020 if it determines that such a change would be in the best interests of us and our stockholders.

The ratification of the Audit Committee’s selection of Ernst & Young as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against the ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED

ACCOUNTING FIRM FOR 2020.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the appointment, compensation and oversight of independent registered public accountants. We have engaged Ernst & Young LLP as our independent auditors since 2005. Our management has the primary responsibility for our financial reporting process, principles and internal controls, as well as preparation of our financial statements. Our independent registered public accountants are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements to accounting principles generally accepted in the United States and effectiveness of our internal controls over financial reporting.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with our management the audited financial statements for the year that ended December 31, 2019, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to our Annual Report on Form 10-K for the year ended December 31, 2019, and discussed with our management their assessment of our internal controls over financial reporting.

The Audit Committee reviewed with the independent registered public accountants who are responsible for expressing opinions on (i) the conformity of those audited financial statements with generally accepted accounting principles, and (ii) the effectiveness of internal controls over financial reporting, their judgments as to the acceptability and quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under the standards established by the Public Company Accounting Oversight Board (United States), including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Release No. 2012-004. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board for Independent Auditor Communications with Audit Committees concerning independence and has discussed those disclosures and other matters relating to independence with the independent registered public accountants.

The Audit Committee discussed with our internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accountants, with and without our management present, to discuss the results of their examinations of our internal controls, including controls over the financial reporting process and the overall quality of our financial reporting.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by our management and the independent registered public accountants. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of our management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are indeed “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to our management and the auditors on the basis of the information it receives, discussions with our management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

In reliance on the reviews and discussions with management and with the independent registered public accountants referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated February 26, 2020, regarding our audited financial statements for the year ended December 31, 2019, as well as the opinion of Ernst & Young LLP on the effectiveness of internal controls over financial reporting dated February 26, 2020, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Lori A. Walker, Chair
Valdemar L. Fischer
Richard S. Grant
Joseph E. Reece
Allan R. Rothwell

The foregoing Report of the Audit Committee of the Board of Directors will not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent we specifically incorporate this information by reference and will not otherwise be deemed to be filed with the SEC under such Acts.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their judgment.

ADDITIONAL FILINGS AND INFORMATION

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials, until one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

If an intermediary broker, dealer or bank holds your shares in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you wish to revoke a consent to householding obtained by a broker, dealer or bank which holds shares for your account, you may do so by calling Broadridge, toll-free at 1-800-542-1061. You will need your 16-digit control number. You may also write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or contact your broker, bank or other intermediary.

If you are a stockholder of record and receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Secretary at Compass Minerals International, Inc., 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, or via phone at 913-344-9200, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of the Annual Meeting, follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact us at the address above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Our SEC filings are available without charge through our website at www.compassminerals.com. Additional copies of the Company’s Annual Report to Stockholders are available upon a written request to Compass Minerals International, Inc., 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attention: Secretary.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation. We have retained Equiniti (US) Proxy Services LLC to help our Board solicit proxies. We expect to pay approximately $12,500 plus out-of-pocket expenses for their help. Solicitation of proxies is also being made by our management at the direction of our Board, without additional compensation, through the mail, in person or by telephone. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for our 2021 Annual Meeting

Any stockholder who intends to present a proposal at our 2021 annual meeting of stockholders must deliver the proposal to Compass Minerals International, Inc., 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attention: Secretary. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be received no later than November 26, 2020 and satisfy the requirements of Rule 14a-8 in order to be included in our proxy statement for our 2021 annual meeting.

Stockholder proposals not made under Rule 14a-8 must be received between January 14, 2021 and February 13, 2021 and satisfy the requirements of our Bylaws in order to be presented at our 2021 annual meeting. However, if the 2021 annual meeting is held more than 30 days before or after the anniversary of the 2020 annual meeting, then to be timely the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the 90th day prior to the 2021 annual meeting or, if later, the 10th day following the day on which we first make a public announcement of the date of such meeting.

By order of the Board of Directors,

Mary L. Frontczak Chief Legal and Administrative Officer and Corporate Secretary

Appendix A

AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF COMPASS MINERALS INTERNATIONAL, INC.

It is hereby certified that:

The Board of Directors of Compass Minerals International, Inc. (the “Corporation”), by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Amended and Restated Certificate of Incorporation of the Corporation dated December 11, 2003, as amended, and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL. The amendment is as follows:

RESOLVED: That Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read as follows:

FIFTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s Board of Directors.

B. Number of Directors; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be such as from time to time shall be established by the Board of Directors, provided that in no event shall the total number of directors constituting the entire Board of Directors be less than three (3). At each annual meeting of stockholders of the Corporation beginning with the 2021 annual meeting, each director (other than those directors, if any, elected by the holders of any series of Preferred Stock pursuant to any certificate of designations relating to any series of Preferred Stock, voting separately as a class) elected at such meeting will serve for a one-year term expiring at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. The term of any director elected prior to the 2021 annual meeting of stockholders will immediately expire commencing with the 2021 annual meeting. Election of directors need not be by written ballot.

C. Quorum. Except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in no event shall less than one-third of the directors constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

D. Manner of Acting. Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the act of a greater number is required by law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation.

E. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, a director may be removed from office with or without cause and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors.

F. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and unless otherwise provided by law, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next annual election of directors, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Appendix B

COMPASS MINERALS INTERNATIONAL, INC.

2020 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Compass Minerals International, Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Compass Minerals International, Inc., a Delaware corporation (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. For purposes of the grant and administration of Awards to Non-Employee Directors under the Plan, the Board shall be the Administrator for purposes of such Awards.

2.2 “Applicable Law” means any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Award” means an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.4 “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, that contains such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) The date a majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, the date of the occurrence of such Change of Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change of Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.8 “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.9 “Common Stock” means the common stock of the Company.

2.10 “Company” shall have the meaning set forth in Article 1.

2.11 “Consultant” means any consultant or adviser engaged to provide services to the Company or any parent of the Company or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.12 “Director” means a member of the Board, as constituted from time to time.

2.13 “Director Limit” shall have the meaning set forth in Section 4.6.

2.14 “Dividend Equivalent” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

2.15 “Effective Date” means the date the Plan is adopted by the Company’s stockholders.

2.16 “Eligible Individual” means any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.17 “Employee” means any employee (including an officer) employed by the Company or any Subsidiary.

2.18 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.20 “Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the closing market price at which a Share shall have been sold on the date of the Award, or on the next trading day if such date was not a trading date, as reported on such established stock exchange, or (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, Fair Market Value will be determined by such other method as the Administrator determines in good faith to be reasonable and in compliance with Section 409A.

2.21 “Full Value Award” means any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.22 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.23 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.24 “Non-Employee Director” means a Director who is not an Employee.

2.25 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.26 “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.27 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of Shares at a specified exercise price during specified time periods. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option.

2.28 “Other Stock or Cash Based Award” means a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.29 “Participant” means an Eligible Individual who has been granted an Award pursuant to the Plan.

2.30 “Performance Criteria” means the criteria (and adjustments) that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals include, but are not limited to, the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses;

(xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; and (xxiii) individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices. The Performance Criteria shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group or plan of the Company and may be measured either in absolute terms or as compared to any incremental change or as compared to results of a peer group. The Administrator shall define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.31 “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual, and may be measured either in absolute terms or as compared to any incremental change or as compared to results of a peer group. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.32 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment in respect of, an Award.

2.33 “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.34 “Plan” means this Compass Minerals International, Inc. 2020 Incentive Award Plan, as may be amended from time to time.

2.35 “Prior Plans” means the Compass Minerals International, Inc. 2015 Incentive Award Plan, as amended and the Compass Minerals International, Inc. 2005 Incentive Award Plan, as amended.

2.36 “Restricted Stock” means Common Stock awarded to a Participant under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.37 “Restricted Stock Units” means the right to receive Shares awarded under Article 8.

2.38 “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.39 “Securities Act” means the Securities Act of 1933, as amended.

2.40 “Shares” means shares of Common Stock.

2.41 “Stock Appreciation Right” means an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.42 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.43 “Substitute Award” means an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.44 “Termination of Service” means the date the Participant ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service for purposes of the Plan, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, an aggregate number of Shares equal to the sum of: (i) 2,850,000 Shares and (ii) any Shares which as of the Effective Date are available for issuance under the Compass Minerals International, Inc. 2015 Incentive Award Plan, as amended (the “2015 Plan”) shall be authorized for grant under the Plan; provided, that, subject to adjustment as provided in Section 12.2, no more than a total of 2,850,000 Shares shall be authorized for grant as Incentive Stock Options. Any Shares that are subject to Awards that are not Full Value Awards shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Full Value Awards shall be counted against this limit as two (2) Shares for every one (1) Share granted. After the Effective Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of such Prior Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b) After the Effective Date, if any Shares subject to an Award or an award under any Prior Plan are forfeited or expire, or such Award or award under the Prior Plan is terminated without issuance of Shares or is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for future grants of Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section 3.1 shall be added back as: (i) one (1) Share if such Shares were subject to an Award that is not a Full Value Award granted under the Plan or a similar full value award granted under any Prior Plan, and (ii) as two (2) Shares if such Shares were subject to Awards that are Full Value Awards or similar full value awards under any of the Prior Plans.

3.2 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 12.2, no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 3.2 shall not apply to: (a) any Substitute Awards, (b) any Awards delivered in lieu of fully-vested Cash-Based Awards (or other fully-vested cash awards or payments), (c) any Awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, or (d) any other Awards granted by the Administrator from time to time that result in the issuance of an aggregate of up to 5% of the Shares available for issuance under Section 3.1 as of the Effective Date, subject to adjustment as provided in Section 12.2; provided that, that the foregoing restrictions do not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of a Participant’s Termination of Service, death or disability or a Change in Control, in the terms of the Award Agreement or otherwise.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. Persons eligible to participate in this Plan are Eligible Individuals, as determined by the Administrator. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly. Participation by each Participant in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the Applicable Laws or requirements of any foreign securities exchange in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

4.6 Non-Employee Director Awards.

(a) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed $700,000 (the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or

“subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Participant, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4 Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term of each such Option and Stock Appreciation Right, as applicable, shall not be more than (a) seven (7) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.7, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend, subject to Section 10.7 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Participant or otherwise.

5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Participant shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.2. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the seven year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire ninety (90) days following such Termination of Service.

ARTICLE 6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2 Manner of Exercise. Except as set forth in Section 6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledge electronically by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change of Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the date of transfer of such Shares to such Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1 Award of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.3.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Participants in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Award Agreement, subject to Section 3.2.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement.

7.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Company or any Subsidiary, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.2. An Award of Restricted Stock Units shall only be eligible to vest while the Participant is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, subject to Section 11.6.

8.3 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

9.1 Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Participant to receive Shares or cash to be delivered immediately or in the future, to any Eligible

Individual. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.2. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Participant may have elected, allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Notwithstanding the foregoing, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, pursuant to such conditions and procedures as the Administrator may establish. The Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and the transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

(b) Notwithstanding Section 10.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

10.4 Conditions to Issuance of Shares. The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, the Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator. Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

10.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Participant) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Repricing. Subject to Section 12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.

10.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.8 Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Participant and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Participant until the end of such period.

10.9 Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. The Committee shall administer the Plan; provided, however, that the Committee or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries to the extent permitted by Applicable Law. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to

Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Award Agreement.

11.3 Action by the Administrator. Unless otherwise established by the Board or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4 Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules, policies, procedures and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6 Acceleration. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 3.2 and Section 12.2.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan.

(a) The Board may amend, suspend or terminate the Plan at any time; provided, that the Board may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. No amendment, other than an increase to the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, shall adversely affect in any material way any Award previously granted to a Participant pursuant to the Plan at the time of such amendment without the prior consent of the Participant.

(b) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the manner in which Shares subject to Full Value Awards will be counted); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan; and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Compensation Policy adopted in accordance with Section 4.6.

(b) Corporate Transactions. In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law:

(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article 12, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 12(c) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(d) Change of Control. Notwithstanding any other provision of the Plan, if a Change of Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change of Control, then immediately prior to the Change of Control such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified Performance Goals, such Award shall vest at either (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable Performance Period and the date of the Change of Control, or (ii) the actual performance level as of the date of the Change of Control (as determined by the Administrator) with respect to all open Performance Periods (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 12.2(d)). Subject to Section 12.2(d)(i) above, upon, or in anticipation of, a Change of Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change of Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change of Control, such Award shall be terminated upon the Change of Control without payment of consideration therefor.

(e) For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change of Control.

(f) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(h) The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9 Governing Law. The Plan and any Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.12 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Compass Minerals International, Inc. as of [             ].

I hereby certify that the foregoing Plan was approved by the stockholders of Compass Minerals International, Inc. as of [             ].

Executed as of [             ].

Officer Name: Officer Title:

ABOUT COMPASS MINERALS
Compass Minerals is a leading provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for our customers and communities. Our salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. And our plant nutrition business manufactures an innovative and diverse portfolio of products that improve the quality and yield of crops, while supporting sustainable agriculture. Additionally, our specialty chemical business serves the water treatment industry and other industrial processes. Our company operates 21 production and packaging facilities with more than 3,000 personnel throughout the U.S., Canada, Brazil and the U.K.

OUR CORE PURPOSE
Through the responsible transformation of Earth’s natural resources, we help keep people safe, feed the world and enrich lives, every day.

OUR CORE VALUES
Our daily decisions and actions are guided by our Core Values. By practicing these behaviors every day, all employees contribute to the success of our company. When we demonstrate our Core Values it enables us to safely deliver on customer expectations, sustainably manage our operations and partner better with one another. This is how we remain Compass to the Core.
Integrity: We operate in a fair and transparent manner, embracing the highest ethical standards in everything we do.

Respect: We are committed to creating a diverse, safe and inclusive organization where all are treated with dignity.

Collaboration: We accomplish more through cooperation and teamwork.

Value Creation: We deliver the best possible results for our customers and shareholders in a manner that respects the resources entrusted to us.

High Performance: We achieve excellence through initiative, accountability and superior results.

COMPASS MINERALS INTERNATIONAL, INC.

9900 WEST 109th ST., SUITE 100

OVERLAND PARK, KS 66210

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY 401K STOCKHOLDERS

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E96891-P36713	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  COMPASS MINERALS INTERNATIONAL, INC.

The Board of Directors recommends that you vote FOR Proposal 1:		For	Against	Abstain

1.	Approve amendments to Compass Minerals’ Certificate of Incorporation to declassify its board of directors.	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following nominees:

2.	Election of Directors	For	Against	Abstain

	(2a) Valdemar L. Fischer	☐	☐	☐

	(2b) Richard S. Grant	☐	☐	☐

	(2c) Amy J. Yoder	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

The Board of Directors recommends that you vote FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5:		For	Against	Abstain

3.	Approve, on an advisory basis, the compensation of Compass Minerals’ named executive officers, as set forth in the proxy statement.	☐	☐	☐

4.	Approve the Compass Minerals International, Inc. 2020 Incentive Award Plan.	☐	☐	☐

5.	Ratify the appointment of Ernst & Young LLP as Compass Minerals’ independent registered accounting firm for 2020.	☐	☐	☐

In their discretion, the named proxies are authorized to vote on any other business properly brought before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as representative, please give full title and attach papers showing authority, unless previously provided. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E96892-P36713

COMPASS MINERALS INTERNATIONAL, INC.

Annual Meeting of Stockholders

May 14, 2020 at 11:00 a.m. Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints MARY L. FRONTCZAK and ZOE A. VANTZOS, and each of them with full power of substitution, proxies of the undersigned to vote the shares of common stock of Compass Minerals International, Inc. (“Compass Minerals”), at the Annual Meeting of Stockholders to be held online at www.virtualshareholdermeeting.com/CMP2020 on Thursday, May 14, 2020 at 11:00 a.m. Central Time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the Annual Meeting and at any postponements or adjournments thereof.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any postponement or adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR Proposal 1, FOR each of the nominees, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5 and as said proxies deem advisable on such other matters as may properly come before the meeting and any postponements or adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)